Exhibit (p)(39)

ROTHSCHILD ASSET MANAGEMENT INC.

COMPLIANCE MANUAL AND CODE OF ETHICS

AMENDED AUGUST 7, 2015

ROTHSCHILD ASSET MANAGEMENT INC.

1251 AVENUE OF THE AMERICAS

NEW YORK, NEW YORK 10020

Table of Contents

1.	Introduction

2.	Compliance Policies and Procedures

3.	Appendices

		Page
1	Code of Ethics	20
	A Personal Trading	29
	B Insider Trading	32
	C Outside Business Activities and Financial Interests	39
	D Gifts and Business Entertainment	41
	E Pay-to-Play Practices	45
2	Conflicts of Interest	51
3	Rule 506 of Regulation D	54
4	Marketing Material and Advertising	56
5	Best Execution	60
6	Trade Order, Aggregation and Allocation Policy	66
7	Soft Dollars	70
8	Liquidity of Mutual Funds	74
9	Valuation	80
10	Safeguarding of Client Assets	82
11	Proxy Voting	87
12	Know Your Customer and Anti-Money Laundering	91
13	Information Barriers	96
14	Written Information Security Program	98
15	Cybersecurity	105
16	ERISA Accounts	109
17	Business Continuity Plan	111
18	Rule 22c-2	122
19	Rule 17a-7	124
20	Rule 10f-3	126
21	Books and Records	131
22	Whistleblower	138
23	Trade Errors	140

I. Introduction

Rothschild Asset Management Inc. (the “Firm”) is an investment adviser with its principal offices at 1251 Avenue of the Americas, New York, New York 10020. The Firm is a corporation organized under the laws of the State of New York. The Firm is registered with the U.S. Securities and Exchange Commission (“SEC”) as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Firm’s Chief Compliance Officer is identified in Annex A to this Compliance Manual and Code of Ethics (the “Manual”).

The Firm provides investment management services to separately managed accounts (“Separate Accounts”), commingled private investment funds (“Commingled Funds”), a collective investment trust (“CIT”), undertakings for the collective investment of transferrable securities (“UCITS”) and registered investment companies (“Mutual Funds”) under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Unless otherwise specified herein, the term “client” as used in the Manual shall mean all Separate Accounts, Commingled Funds, CITs, UCITS and Mutual Funds to which the Firm acts as investment manager or provides investment management services. The Firm also serves as investment manager to accounts in certain wrap fee programs (collectively, “Wrap Accounts”). The term “client” as used in the Manual does not include underlying Wrap Account clients unless the Firm has specifically entered into an investment management agreement with the underlying Wrap Account client.

With respect to the Mutual Funds that are a series of the Professionally Managed Portfolios Trust to which the Firm serves as investment manager, the Firm has adopted and will comply with those Professionally Managed Portfolios Trust Policies and Procedures that are applicable to the Firm.

The Firm is a member of the worldwide Rothschild Group, which was founded in the 19th century by the Rothschild Family. The Firm is a wholly owned subsidiary of Rothschild North America Inc. (“RNA”). Rothschild Inc. (“RINC”), a broker-dealer registered with the SEC and the Financial Industry Regulatory Authority (“FINRA”) that focuses on investment banking activities is also wholly owned by RNA and an affiliate of the Firm.

The Manual is designed to assist the Firm and its employees (“Employees”) in preventing violations of the Advisers Act and the rules promulgated thereunder as well as other laws and regulations applicable to the Firm.

The Manual sets forth policies and procedures relating to various aspects of the Firm’s business and is designed to meet the requirements of Rule 206(4)-7 under the Advisers Act and Rule 38a-1 of the Investment Company Act of 1940, as amended. Although each section of the Manual addresses a different compliance issue, procedures relating to certain issues may be found in more than one section.

The Firm is a fiduciary and therefore must serve the interests of its advisory clients. The Firm must adhere to the highest standard of care and diligence in conducting its business activities as is required by law, and must be particularly sensitive to situations in which the interests of its advisory clients may be directly or indirectly in conflict with those of the Firm. Compliance obligations are a priority of the Firm and its Employees. The failure of an Employee to comply with these procedures may expose the Firm and such individual to significant consequences, including disciplinary measures, termination of employment with the Firm, potential monetary sanctions and criminal and civil penalties.

It is the responsibility of every Employee of the Firm to read, understand and fully comply with the Manual. Every Employee must acknowledge receipt of the Manual upon each revision. The Manual will be revised from time to time by the Chief Compliance Officer in consultation with members of the Firm’s senior management. All Employees are encouraged to ask questions and provide comments on the Manual.

In addition to the Manual, RNA has also adopted certain policies and procedures which apply to the Firm and its Employees. The policies and procedures in this Manual supplement but do not supersede (except as noted) RNA’s policies and procedures. Employees should be familiar with both RNA’s and the Firm’s policies and procedures.

II. Compliance Policies and Procedures

Form ADV

The Firm must complete and maintain an accurate Uniform Application for Investment Adviser Registration (“Form ADV”). Form ADV consists of Parts 1 and 2 and a series of schedules. The Firm has filed Part 1 of its Form ADV with the SEC via the Investment Advisers Registration Depository (“IARD”). The Firm maintains a copy of Part 2A and Part 2B of its Form ADV in the Firm’s files. All Employees should have a working understanding of the information contained in the Firm’s Form ADV.

Amendment Requirements:  The Firm is required to amend its Form ADV at least annually, within 90 days after the end of its fiscal year end (i.e., June 30), and more often as required by the instructions of the Form ADV.

Delivery Requirements:

Form ADV Part 1.  The Firm’s Form ADV Part 1 is obtainable via the SEC IARD website.

Form ADV Part 2A. The Firm must deliver its Form ADV Part 2A with a summary of material changes to all clients within 120 days after the Firm’s fiscal year end (i.e., July 31). For prospective clients, the Firm is required to deliver a copy of its Form ADV Part 2A before or at the time it enters into any advisory agreement with the client.

Form ADV Part 2B.  The Firm must provide Part 2B of its Form ADV to existing clients upon a material change or to disclose disciplinary action. For prospective clients, the Firm is required to deliver a copy of its Form ADV Part 2B at or before advising the client.

The Firm’s Marketing Department is responsible for ensuring that all new and existing clients receive the appropriate parts of the Firm’s Form ADV. The Firm’s investment advisory agreements require each new separate account and commingled fund client to acknowledge receipt of the Firm’s Form ADV Part 2. With respect to wrap account program clients, the Firm provides its Form ADV Parts 2A and 2B to wrap account program sponsors who provide them to their clients that select the Firm as an investment manager. With respect to the collective investment trusts (each a “CIT”) for which the Firm serves as sub-adviser, the Firm will provide its Form ADV Part 2A to the trustee of the CIT for further delivery to investors in the CIT. With respect to the and Undertakings for the Collective Investment of Transferrable Securities (“UCITS”) for which the Firm serves as sub-adviser, the Firm will provide its Form ADV Part 2A to the distributor of the UCIT for further delivery to the investors in the UCITS.

The Chief Compliance Officer is responsible for preparing, reviewing and approving the Firm’s Form ADV Parts 1 and 2.

Consistency and Accuracy of Disclosure

The Chief Compliance Officer or his designee periodically will review the Firm’s disclosures in the Form ADV, fund offering documents, mutual fund documentation, Investment Company Act filing, SEC filings and other client or public disclosure documents to ensure their accuracy and consistency.

Code of Ethics

In accordance with Rule 204A-1 of the Advisers Act and Rule 17j-1 of the Investment Company Act, the Firm has adopted a Code of Ethics (the “Code”), which includes the Firm’s policies and procedures regarding Personal Trading, Gifts and Business Entertainment, Political Contributions and Pay-to-Play Practices, and Outside Business Activities and Financial Interests. The Code is attached as an appendix hereto.

Anti-Fraud Provisions and Rule

Section 206 of the Advisers Act, otherwise known as the Anti-Fraud provision, makes it unlawful for any investment adviser, by use of the mails or any means or instrumentality of interstate commerce, directly or indirectly, (i) to employ any device, scheme, or artifice to defraud any client or prospective client; (ii) to engage in any transaction, practice, or course of business which operates as a fraud or deceit upon any client or prospective client; (iii) acting as a principal for his own account, knowingly to sell any security to or purchase any security from a client, or acting as a broker for a person other than such client, knowingly to effect any sale or purchase of any security for the account of such client, without disclosing to such client in writing before the completion of such transaction the capacity in which he is acting and obtaining the consent of the client to such transaction; or (iv) to engage in any act, practice, or course of business which is fraudulent, deceptive, or manipulative. The SEC has adopted a number of rules that identify specific conduct and activities that would constitute a violation of Section 206.

The Firm has an obligation to make full and adequate disclosure to clients regarding potential and actual conflicts of interest and to keep current all disclosure and marketing materials provided to the Firm’s clients or investors in private investment funds. In addition, Rule 206(4)-8 of the Advisers Act prohibits the Firm from making false or misleading statements or engaging any fraudulent, deceptive or manipulative conduct with respect to investors and prospective investors in commingled funds managed by the Firm, CITs or UCITS sub-advised by the Firm. Rule 206(4)-8 of the Advisers Act applies to any materials or statements prepared or made by the Firm to any prospective or existing investor in such commingled funds, CITs or UCITS.

Personal Trading

To ensure that trading by the Firm’s personnel is conducted in a manner that does not adversely affect the Firm’s clients and in a manner consistent with the fiduciary duty owed by the Firm to its clients, the Firm has adopted Personal Trading Policies and Procedures.

Insider Trading

The Firm has adopted and implemented written policies and procedures that are designed to prevent the misuse of material nonpublic information by the Firm or persons associated with the Firm (Section 204A). The Chief Compliance Officer is responsible for overseeing the implementation of such procedures.

Gifts and Entertainment

The Firm and its personnel may give gifts, services or other items to any person or entity that does business with or potentially could conduct business with or on behalf of the Firm. Additionally, the Firm and its personnel may receive gifts, services or other items from any person or entity that does business with or potentially could conduct business with or on behalf of the Firm. To ensure that these exchanges are conducted in a manner that does not adversely affect the Firm’s clients and in a manner consistent with the fiduciary duty owed by the Firm to its clients, the Firm has adopted Gifts and Business Entertainment Policies and Procedures.

Outside Business Activities and Outside Financial Interests

The Firm has adopted Policies and Procedures regarding Outside Business Activity and Financial Interest as part of the Code in order that outside business activities and financial interests of Access Persons (as defined in the Code) are conducted in a manner consistent with the standards of the Code.

Political Contributions

To the extent the Firm provides or seeks to provide investment advisory services to a government entity, the Firm will take measures to seek to ensure that political contributions made to an official of such government entity are legitimate and not for the purpose of influencing the award of an advisory contract or the decision to invest in a fund managed by the Firm. Accordingly, the Firm has adopted Policies and Procedures against Pay-to-Play Practices.

Identification of Conflicts of Interests

As a fiduciary, the Firm owes its clients a duty of loyalty. Accordingly, the Firm should examine its business practices to identify business practices that may cause a conflict of interest between the Firm and its clients, disclose such conflicts of interest to its clients and develop policies and procedures to deal with such conflicts and to ensure that the Firm always acts in the best interests of its clients.

The Chief Compliance Officer is responsible for conducting a review of the Firm’s business practices at least annually to ensure that (a) relevant disclosure is provided to its clients, and (b) necessary policies and procedures are maintained and implemented. In conducting the annual review, the Chief Compliance Officer will consider, among other things, those business practices, conflicts of interest and other issues described in an appendix hereto entitled “Identification of Conflicts of Interest”.

Portfolio Management Process

Only the Firm’s Portfolio Managers are authorized to determine the investment advice to be given to clients.

Allocation of Investment Opportunities among Clients.  As a fiduciary, the Firm must allocate investment opportunities among its clients in a fair and equitable manner. The Firm will allocate all securities and other investment opportunities among clients, including the Mutual Funds, in accordance with the Firm’s Trade Order, Aggregation and Allocation Policy included as an appendix hereto.

Consistency with Client Investment Objectives, Restrictions and Guidelines.  It is the responsibility of each Portfolio Manager to ensure that each client’s account is managed in accordance with (i) the client’s written investment objectives, guidelines or restrictions (e.g., single equity position limits and no “tobacco” stocks), if any, and (ii) the terms of the Firm’s investment management agreement with that client. Whenever possible, client account instructions will be coded into the Firm’s order management systems. Those client account instructions, such as the rate of investment of a new account or requests to raise cash by a future date, that cannot be coded in the Firm’s order management systems will be separately tracked by the Portfolio Managers on a shared spreadsheet. Portfolio Managers are required to consult the spreadsheet of client instructions in the course of their trading activity. The Portfolio Managers confirm the Firm’s compliance with these client instructions in their quarterly report to the Investment Committee.

Each client account (including each private investment vehicle) will be reviewed by the Portfolio Managers on an ongoing basis for compliance with account restrictions. The Firm’s Investment Committee, with the assistance of Portfolio Managers, review client accounts quarterly to ensure that the account is being managed in a manner that is consistent with the client’s investment objectives, guidelines and/or restrictions. The Firm’s Investment Committee will review the commingled funds and Mutual Funds managed by the Firm, CITs and UCITS sub-advised by the Firm to ensure consistency and compliance with their offering documents and prospectus. The Chief Compliance Officer attends and participates in meetings of the Investment Committee.

Client Suitability.  The Firm generally does not recommend a particular investment strategy to its clients but rather offers standard investment strategies and products that the client chooses based on the client’s own investment objectives. In order for the Firm to recommend a particular investment strategy to a client, it must have reasonable grounds to believe that the strategy is and continues to be suitable for the client based on the Firm’s knowledge of relevant information regarding the client, including without limitation, the client’s financial status, investment objectives, trading history, size of the portfolio, the percentage of cash in the portfolio, and the nature of the securities held.

Given the daily liquidity of the Mutual Funds and the lack of shareholder level information available to the Firm regarding the Mutual Funds’ shareholders, the Firm is not in a position to assess the initial and ongoing suitability of a shareholder’s investment in a Mutual Fund. Accordingly, the Firm must rely on the Mutual Fund distributor’s initial and ongoing determination of suitability. On an annual basis, the Firm will confirm with each Mutual Fund’s distributor that it has a process for ascertaining the ongoing suitability of each shareholder’s investment in the Mutual Fund.

In the case of wrap account clients, the Firm does not have access to the information that the Firm would need to determine the suitability of the client’s wrap fee arrangement or whether the investment strategy selected by the client is suitable based on the above factors. Accordingly, the Firm must rely on the wrap sponsor’s initial and ongoing determination of the suitability of the investment strategy for the client. On an annual basis, the Firm will confirm with the wrap sponsor that it has a process for ascertaining the ongoing suitability of each client’s wrap fee arrangement and selection of investment strategy.

Socially Restricted Securities.  Client accounts may restrict investment in certain socially restricted securities (e.g., companies involved in the production of tobacco and firearms). If the client does not provide a list of socially restricted securities or specific criteria as to what constitutes socially restricted securities, the Firm may rely on a list of socially restricted securities published by third-party vendor Institutional Shareholder Services. The Firm will document those instances when the Firm and ISS differ on whether a security is a socially restricted security. A copy of such documentation will be provided to the Compliance Department and kept in the client’s files.

Violations of Account Restrictions.  When a client portfolio is out of compliance with an account restriction, the Portfolio Manager has the discretion to bring the account back within compliance with the restriction in a manner that is consistent with the client’s best interest. The Operations Department and Compliance Department will check the client’s account documentation (e.g., investment management agreement and investment policy statement) to determine whether the client must be notified of the particular violation. When notification is not specifically required, the Portfolio Manager, the Chief Operating Officer and the Chief Compliance Officer will determine if and when the client must be notified. Any expansion or amendment of an account restriction must be provided in writing by an authorized person of the client and agreed upon by the Firm.

Comparative Review of the Performance of Similarly Managed Accounts.  At least quarterly, the Firm’s Investment Committee will compare the performance of the Firm’s client accounts with substantially similar investment objectives, guidelines and restrictions. The Investment Committee will document any significant discrepancies and to determine any appropriate action to take. The Chief Investment Officer, the Chief Operating Officer and the Chief Compliance Officer will compare the performance of institutional accounts and wrap-fee accounts using the same investment strategy for dispersion in performance on a quarterly and annual basis. The Chief Compliance Officer will document the results of this review.

Consistency with Certain Legal Restrictions.  The Chief Compliance Officer, with the assistance of other Employees of the Firm will review client accounts to determine whether the Firm is in compliance with other applicable legal requirements including, but not limited to, Section 13(f) and Rule 13(h) of the Securities Exchange Act of 1934 and Form PF. In addition, the Firm will monitor compliance with its Know Your Customer and Anti-Money Laundering Policies and Procedures which are included as an appendix hereto.

Mutual Fund Portfolio Liquidity

The Investment Company Act requires a Mutual Fund to maintain most of its portfolio holdings (currently 85% of the portfolio’s net assets) in liquid securities. The SEC has defined a “liquid” security as one that can be sold within seven calendar days (based on trade date) at approximately the price used in valuing the security for purposes of determining the Mutual Fund’s net asset value. The Firm’s guidelines for determining whether Mutual Fund portfolio securities are liquid are included as an appendix hereto. With respect to a Mutual Fund that is a series of the Professionally Managed Portfolios Trust (“PMP Trust”) to which the Firm serves as investment manager, the Firm will also consult the PMP Trust liquidity guidelines.

Investments by Mutual Funds in Other Investment Companies

Section 12(d)(1) of the Investment Company Act (“Section 12(d)(1)”) significantly restricts the ability of a Mutual Fund to invest in securities of other investment companies, including ETFs, a practice referred to as “pyramiding.” Section 12(d)(1) limits both the amount a Mutual Fund can invest in other investment companies and the amount of its shares that it can knowingly sell to other investment companies. Section 12(d)(1) is designed to prevent the concentration of control of funds, which could lead to duplication of advisory, administrative, and sales expenses without a corresponding benefit to shareholders.

The Firm, in consultation with the Mutual Fund’s administrator, will monitor the investments of the Mutual Fund to ensure compliance with the following restrictions of Section 12(d)(1):

•	The Mutual Fund will own no more than 3% of an investment company’s total outstanding voting stock;

•	No more than 5% of the value of the Mutual Fund’s total assets will be invested in any one investment company; and

•	No more than 10% of the value of the Mutual Fund’s total assets will be invested in investment companies.

Trading and Brokerage Practices

The Firm has a duty to obtain “best execution” for its advisory clients’ securities transactions. To fulfill this obligation, the Firm generally must execute securities transactions in such a manner that the client’s total cost or proceeds in each transaction is the most favorable under the circumstances. In order to ensure that the Firm fulfills its duty to obtain best execution, the Firm has established Best Execution Policies and Procedures, Trade Order, Aggregation and Allocation Policy, and Soft Dollars Policies and Procedures, which are included as appendices hereto.

Directed Brokerage Prohibition with respect to Mutual Fund Transactions

Pursuant to Rule 12b-1 of the Investment Company Act, the Firm is prohibited from compensating a broker or dealer for any promotion or sale of shares issued by a Mutual Fund by directing to the broker or dealer a Mutual Fund’s portfolio securities transactions or any remuneration, including but not limited to any commission, mark-up, mark-down, or other fee (or portion thereof) received or to be received from a Mutual Fund’s portfolio transactions effected through any other broker (including a government securities broker) or dealer (including a municipal securities dealer or a government securities dealer).

Use of Affiliated Broker-Dealers for Mutual Fund Transactions

The Firm does not conduct any Mutual Fund transactions through a broker-dealer that is affiliated with the Firm or the Mutual Fund. To the extent that the Firm engages in such a transaction, it must comply with the Mutual Fund’s policies and procedures with respect to Rule 17e-1 of the Investment Company Act.

Valuation

Client account assets must be valued for all purposes in accordance with the Firm’s procedures for the valuation of portfolio securities. If an Employee believes that the existing valuation procedures do not provide for an accurate valuation of a particular asset or class of assets in a client’s account, he or she must report this matter immediately to the Chief Compliance Officer. The Firm’s policies and procedures for the valuation of client securities are attached as an appendix hereto. At least annually, the Firm’s Valuation Committee will review the valuation policies and procedures to determine whether any revisions are necessary.

Investment Advisory Fees

Investment advisory fees should be accurately described in the Firm’s Form ADV Part 2A and documented in each client’s written investment advisory agreement. Each client’s fee schedule (other than wrap account, commingled fund, CIT and UCITS investors) must be attached to each the client’s investment advisory agreement with the Firm. A copy of the applicable fee schedule, together with the investment advisory agreement, must be provided to the client and placed in the client’s hard copy and electronic file.

From time to time, the fee arrangement with a client may be changed. Any fee changes must be agreed to by the client in writing and a copy placed in the client’s master file. Fees are generally billed to the client who may instruct the custodian to pay the fees. Where a client has authorized the Firm to bill the Firm’s investment management fees to the account’s custodian and has authorized the custodian to pay the Firm’s fees upon receipt of the Firm’s invoice, in each instance a duplicate bill shall be sent directly to the client at the same time as the bill is sent to the custodian. The bill shall set forth the amount of the fees, the value of the account assets on which the fees are based and how the fees were calculated.

Fees will be calculated based on assets in the Firm’s books and records, which are priced by an independent service, unless the agreement states that fees will be calculated based on a custodian’s asset valuation. The bills and invoices of the Firm to clients should be reviewed to ensure that all advisory fees are properly calculated. Any differences between the custodian’s and the Firm’s valuation will be reconciled with the custodian by the Operations department.

Generally, the Firm’s client accounts are fully invested. From time to time, however, client accounts may contain high cash balances over an extended period of time. As a general matter, the Firm will view such cash balances as being actively managed unless advised to the contrary by the client or, if the client account is part of a wrap fee program, by the sponsor of the wrap fee program. For example, if a client specifically instructs the Firm to maintain a high cash balance in anticipation of the cash being withdrawn from the account or to cease from making further purchases for the account for an extended period of time, the cash balance will not be viewed as actively managed. Generally, a client’s account will be deemed to contain a high cash balance if, for a period of 90 consecutive days, more than 20% of the client’s account consists of cash. However, if the Firm retains high cash balances due to temporary market conditions, as a result of a client’s instruction to wait for an opportune time to invest the cash, or because of the nature of the investment strategy (particularly if the strategy involves investments in less liquid securities such as municipal bonds), a high cash balance would be considered actively managed.

The Firm will not collect a fee on high cash balances that are not actively managed. When such high cash balances are held in a wrap-fee client account, the Firm will seek confirmation from the wrap fee sponsor concerning the client’s or wrap fee sponsor’s intentions with respect to the high cash balance and determine whether the Firm should charge management fees on those assets. In order to make this determination, the relevant portfolio managers will be required to provide an explanation of accounts with high cash balances at the quarterly meeting of the Investment Committee.

Performance-based compensation is only permitted in accordance with the Advisers Act and the applicable rules (Section 205; Rule 205-3). All such arrangements must be reviewed by the Chief Compliance Officer. Special requirements may apply to prepaid advisory fees and such arrangements must be reviewed by the Chief Compliance Officer.

Client Reporting

Each client receives periodic information on their account, including securities held in the account and valuations of assets. Prices will be provided by one or more independent pricing services. In the case of wrap accounts, client reports are prepared by the wrap sponsor or a service provider engaged by the wrap sponsor.

Disclosure of Mutual Fund Portfolio Holdings

Disclosure of a Mutual Fund’s complete holdings is required to be made quarterly within 60 days after the end of each period covered by the annual report and semi-annual report to Mutual Fund shareholders and in the quarterly holdings report on Form N-Q prepared and filed by the Fund’s administrator. These reports are available, free of charge, on the EDGAR database on the SEC’s website at http://www.sec.gov. The Mutual Fund discloses its calendar quarter-end portfolio holdings on its website at https://www.rothschild.com/raminc/usfunds/ within 10 business days of each calendar quarter-end. The quarter-end portfolio holdings for the Mutual Fund will remain posted on the website until the following quarter-end portfolio holdings are posted. Portfolio holdings information posted on the Mutual Fund’s website may be separately provided to any person, commencing on the day after it is first published on the Mutual Fund’s website. In addition, the Mutual Fund may provide its complete portfolio holdings at the same time that it is filed with the SEC. The Firm has adopted policies and procedures with respect to disclosure of mutual fund portfolio holdings which are attached as an appendix hereto.

Safeguarding of Client Assets

The Firm is deemed to have custody of client securities or funds (“client assets”) of the commingled funds to which the Firm acts as manager member or investment manager and certain separately managed accounts from which the Firm has the ability to deduct its advisory fee based on the Firm’s instructions. Accordingly, the Firm must comply with the requirements of Rule 206(4)-2 of the Investment Advisers Act with respect to the assets in these accounts. The Firm has adopted Policies and Procedures for the Safeguarding of Client Assets which are attached as an appendix hereto.

Investment Advisory Agreements

The Chief Compliance Officer and the Chief Executive Officer, among others, must review and approve each investment advisory contract entered into with clients (“Advisory Contract”). All Advisory Contracts must be reflected in a written agreement signed by duly authorized representatives of both the client and the Firm. Advisory Contracts will generally be prepared either on the Firm or the client’s form of investment advisory agreement. Any deviations from or changes to the Firm’s standard terms, including changes in fee rates or account minimums, as well as any “most favored nation clauses” must be approved by the Chief Executive Officer, with notice to the Chief Compliance Officer. All Employees must follow the Firm’s “New Account Opening Procedures” with respect to new accounts.

The Relationship Manager for a new account must ensure that all items of information called for by the Advisory Contract are completed, including the following: (1) the fee schedule must be attached; (2) the client’s investment policies, guidelines or restrictions, if any, must be attached; (3) a list of the client’s authorized signatories should be added to the client file and (4) if applicable, a list of the cash or other assets initially being contributed to the account.

Before an Advisory Contract is executed on behalf of the Firm, the Chief Compliance Officer will confirm that the contract includes an “assignment clause” which provides that the Firm may not “assign” the agreement without the client’s consent.

Among other things, the Advisory Contract should:

•	set forth the Firm’s authority (discretionary or non-discretionary) over the client’s account;

•	describe the duties to be performed by the Firm;

•	identify the client’s investment objective, guidelines and any account restrictions;

•	specify the Firm’s compensation and the manner of payment;

•	include provisions for terminating the contract;

•

to the extent the Firm derives any benefits, including the receipt of compensation of any kind or any form of reimbursement arrangement, such benefits, services or arrangements should be fully described and disclosed in the Advisory Contract;

•

a representation as to whether the investor is an officer or employee of a publicly-traded company or financial services company, such as a hedge fund or private equity firm (defined herein as a “Value Added Investor”); and

•	contain the client’s acknowledgement of receipt of Form ADV Part 2A unless another written acknowledgement of receipt previously has been signed by the client.

Whenever the client’s investment objectives, guidelines or restrictions or any other term of an Advisory Contract has changed, the Advisory Contract should be amended to reflect the changes.

An Advisory Contract may not contain any of the following terms:

•

Limitation of Liability (“Hedge Clauses”) – An Advisory Contract may not require that the client waive any rights against the Firm that the client has under the federal securities laws. However, the Advisory Contract may limit the liability of the Firm (e.g., to cases in which the Firm acted with gross negligence, recklessness, or in a willfully improper or in an illegal manner), provided that it is clear that no waiver of rights under federal securities laws is intended. Clients that are subject to ERISA may impose further restrictions on Hedge Clauses in an Advisory Contract.

•	Termination Penalties – An Advisory Contract may not impose a penalty on the client for terminating the contract or the services of the Firm.

Mutual Fund Related Waivers and Special Arrangements

Any proposed waivers of a term of an agreement or offering document related to a Mutual Fund must be approved by the Fund’s adviser and Board of Directors as well as the Firm’s Chief Compliance Officer and Chief Executive Officer. Any such waivers must be documented and reviewed at least annually by the Chief Investment Officer and Chief Compliance Officer for appropriateness and potential disclosure requirements.

Advertising

The Advisers Act regulates the Firm’s advertising practices and sets forth a general prohibition preventing the Firm from, directly or indirectly, publishing, circulating, or distributing any advertisement that contains any untrue statement of a material fact or that is otherwise false or misleading (Rule 206(4)-1). In addition, marketing materials and performance information provided to investors or prospective investors in commingled funds managed by the Firm and CITs and UCITS sub-advised by the Firm are subject to the Anti-Fraud provision of the Advisers Act (Rule 206(4)-8). Accordingly, the Firm has adopted Marketing Materials and Advertising Policies and Procedures which are attached as an appendix hereto.

Use of Third-Party Solicitors and Marketers

At this time, the Firm does not use any third-party solicitors. If in the future the firm approves the use of third party solicitors, the following policy must be followed. Neither the Firm nor any employee may pay, or agree to pay, any cash fee to any third-person in exchange for such person’s soliciting clients for, or referring clients to, the Firm, except in accordance with the requirements of Rule 206(4)-3 under the Advisers Act and with the prior approval of the Chief Executive Officer and the Chief Compliance Officer. Rule 206(4)-3 requires the following conditions must be met before referral or solicitation fees can be paid:

i.

The Firm has a written agreement with the solicitor that (i) describes the solicitation activities to be performed by, and the compensation to be paid to, the solicitor; (ii) includes a covenant by the solicitor to comply with the Firm’s instructions and applicable law; and (iii) requires the solicitor, at the time of the solicitation, to deliver to each prospective client current copies of the Firm’s Form ADV Part 2, as well as a separate written disclosure statement that sets forth the names of the solicitor and the Firm, describes the Firm’s arrangements with the solicitor, discloses that the solicitor will be paid for solicitation activities and describes the specific terms of compensation (including whether all or part of the cost of the solicitation fees will be passed on to clients by the Firm);

ii.	A copy of the written agreement must be kept by the Firm as part of its books and records;

iii.

The Firm must obtain from each client so solicited, prior to or at the time of entering into an investment management agreement with the client, a signed and dated acknowledgement of the client’s receipt of the Firm’s Form ADV Part 2A and the solicitor’s written disclosure statement;

iv.	No solicitation fee may be paid to any person who is subject to a statutory disqualification (as set forth in Sections 203(e) and (f) of the Advisers Act); and

v.

The Firm must make a good faith effort to ascertain on an ongoing basis whether the solicitor is acting in compliance with the terms of the agreement, and have a reasonable basis for believing that the solicitor is in fact in compliance.

Procedures for General Solicitation and Bad Actors

Under amendments to Rule 506 of Regulation D of the Securities Act of 1933, as amended (“Rule 506”), issuers in certain private offerings are permitted to engage in general solicitation or general advertising, provided certain criteria are met. In a companion release, the SEC adopted amendments to disqualify securities offerings involving certain “bad actors” from relying on Rule 506. The Firm does not currently plan to engage in general solicitation or general advertising with respect to private offerings. The Firm’s Policies and Procedures regarding Rule 506 are attached as an appendix hereto.

Privacy Policy and Written Information Security Program

The Firm is required to adopt and implement a privacy policy as well as procedures that address administrative, technical, and physical safeguards for the protection of customer records and information and the dissemination to certain clients of a summary of such policies. (Regulation S-P (17 CFR Part 248.30)). The Firm’s Privacy Policy and Procedures and Written Information Security Program are included as an appendix hereto.

Identity Theft Prevention

Regulation S-ID requires a registered investment adviser that has determined that it is a qualifying institution for purposes of the regulation to implement and administer an identity theft prevention program designed to detect, prevent and mitigate identity theft. The Chief Compliance Officer, in consultation with the Chief Operating Officer, has determined that, at this time, the Firm is not a qualifying institution for purposes of Regulation S-ID.

Cybersecurity Policies and Procedures

The Firm is committed to seeking to protect its business and customer records and information against cyber risks. The Firm’s cybersecurity policies and procedures are included as an appendix hereto.

Proxy Voting Policies and Procedures

If the Firm exercises voting authority with respect to client securities, the Firm is required to adopt and implement written policies and procedures that are reasonably designed to ensure that the Firm votes client securities in a manner consistent with the best interests of such client (Rule 206(4)-6). The SEC has indicated that a discretionary investment manager is required to exercise voting authority with respect to client securities, even if the investment advisory agreement is silent on this point, unless the client has specifically retained voting authority. The Firm’s proxy voting policy and procedures are included as an appendix hereto.

Business Continuity Plan

The Firm is committed to providing for its business continuity and disaster recovery in light of the occurrence of any natural or unnatural event that might cause a significant business disruption. The Firm’s Business Continuity Plan is included as an appendix hereto.

Disclosure of Financial and Disciplinary Information

The Firm is obligated to disclose to clients all material facts with respect to (i) a financial condition of the Firm that is reasonably likely to impair the ability of the Firm to meet contractual commitments to clients; or (ii) a legal or disciplinary event that is material to an evaluation of the Firm’s integrity or ability to meet contractual commitments to clients. Each of the foregoing events is referred as a “Disclosure Event”.

All Employees have an obligation to inform the Chief Compliance Officer of the occurrence of a Disclosure Event or any other event that might require disclosure to clients or disclosure on Form ADV. If a Disclosure Event is reported to the Chief Compliance Officer, the Chief Compliance Officer will prepare the necessary disclosure and ensure that it is appropriately disseminated.

Oversight of Third Party Service Providers

To the extent that the Firm retains service providers or is involved in the selection of third party service providers of its client accounts, such as administrators, custodians, technology providers or brokers, the Firm will conduct, and may assist such advisory clients in conducting, due diligence of such service providers. Additionally, part of the Firm’s fiduciary duty includes (and may include on behalf of clients) periodic oversight of such third party service providers.

Use of Expert Networks and Industry Consultants

The Firm does not use expert networks and consultants. In the event the Firm engages expert networks, matching services or other industry consultants who are compensated by the Firm for providing research, analysis or other data, each consultant relationship will be discussed with the Chief Compliance Officer. After performing due diligence, the Chief Compliance Officer will determine the extent to which restrictions need to be placed on the Firm’s relationship with such consultants and certain representations and acknowledgements need to be provided by such consultants.

ERISA Clients

The Firm provides investment advisory services to investors that are subject to Employee Retirement Income Security Act (“ERISA”). ERISA imposes specific requirements on the Firm with respect to such clients. The Firm’s Policies and Procedures with respect to ERISA Clients are set forth as an appendix hereto.

Inquiries, Requests, Subpoenas and Service of Process

As a general matter, no Employee shall disclose to anyone outside the Firm any confidential information concerning the Firm or its affiliates or its clients without the prior approval of the Chief Executive Officer and the Chief Compliance Officer.

Requests from Regulatory Authorities.  All contacts, inquiries, or written or oral requests for information or documents by governmental or self-regulatory authorities, including representatives of the SEC, FINRA, the New York Stock Exchange or any regulator, should be reported immediately to the Chief Compliance Officer. In the case of telephone requests, the Employee receiving the request should make sure to obtain the name, agency, address, and telephone number of the representative making such request.

Inquiries from the Media.  Any inquiries from members of the media concerning the Firm or its services should generally be referred to the Chief Executive Officer and the Chief Compliance Officer. Following consultation with the Chief Executive Officer and the Chief Compliance Officer, the Chief Executive Officer or his designee may respond to inquiries from members of the media.

Other Requests.  Periodically, attorneys, accountants, broker-dealers, other investment advisers, credit agencies, or others may make requests for information concerning the Firm, its employees, clients or affiliates. Any request for information that is not generally released by the Firm, in the normal course of its business, to persons outside of the Firm, should be referred to the Chief Compliance Officer.

Subpoenas or Other Legal Process.  Only an attorney from the Legal and Compliance Department may accept legal process on behalf of the Firm. If someone attempts to serve you with legal process on behalf of the Firm, you must refuse it and immediately contact an attorney from the Legal and Compliance Department. Service of a subpoena on an individual, the subject matter of which relates directly to the Firm or its affiliates, clients or employees should be brought immediately to the attention of the Chief Compliance Officer.

Client Complaints

All oral and written complaints from clients will be directed or forwarded to the Chief Compliance Officer and the Chief Executive Officer, who will keep a record of such complaints. The Chief Compliance Officer will confirm with appropriate personnel how such complaints should be resolved and will keep a record of such resolution or other disposition.

The Chief Compliance Officer will promptly forward any complaints related to a shareholder account of a Mutual Fund to the transfer agent and chief compliance officer of the Mutual Fund.

Rumors

No person associated with the Firm shall originate, or circulate in any manner outside the Firm, a rumor concerning any security that such person knows or has reasonable grounds for believing is false or misleading and is likely to influence the market price of such security. A statement will not be considered a “rumor” if it is an expression of an individual’s or firm’s opinion, such as an analyst’s view of the prospects of a company.

Email, Instant Messaging and Social Media

Employee emails and instant messages are subject to regular review by the Compliance Department and members of senior management to detect correspondence that does not comply with the Firm’s policies and procedures. Employees are advised that they should have no expectation of privacy in any communication that enters, leaves, is accessed through or is stored in the Firm’s communications systems, including the e-mail and instant messaging system. The Firm expressly reserves the right to monitor its communications systems in its sole discretion. Employees are also reminded that all electronic communications, including personal communications are subject to examination by the SEC. The Firm’s email and instant messaging systems are to be used strictly for business purposes.

The following electronic communications by Employees are prohibited:

•

Sending or requesting another party to send or otherwise disseminating information that is misleading, contains material non-public information or rumors (as defined in the section on rumors above) or is otherwise not in accordance with the Firm’s standards for communicating with the public or clients.

•	Use of the Firm’s email and instant messaging systems to facilitate an Outside Business Activity or Outside Financial Interest.

•

Sending, requesting another party to send, displaying, printing or otherwise disseminating material that others may find offensive (e.g., racial, sexual, obscene, harassing, slanderous, etc.), or in violation of applicable laws or regulations. Employees encountering such material sent by any Firm employee should immediately report it to the Chief Compliance Officer.

•	Participation in chat rooms or posting information to public electronic bulletin boards for the purpose of soliciting interest in, promoting, or in any way discussing securities.

•	Excessive forwarding of email to computers outside the Firm such as home computers or an employee’s personal internet account.

•

Using any personal email, instant messaging, social media websites, blogs or other similar electronic services for Firm business. Generally, Firm business should be conducted using the Firm’s email, instant messaging or other electronic services.

•	Disabling or otherwise circumventing the Firm’s block on personal e-mail addresses and social media websites on office computers.

Employees must carefully check the addressee on all emails, including those sent from Blackberries and mobile phones to avoid inadvertently sending emails to the wrong recipient. Being careful is essential to avoid problems for the Firm and its clients, especially given the nature of the Firm’s business and the confidential nature of the content of emails.

Email review.  The Legal and Compliance Department will review two percent of all emails and instant messages sent and received by employees against certain keyword searches. The Legal and Compliance Department will also conduct keyword email reviews based on issuers on the Sensitive List (see “Insider Trading Policies and Procedures” under the section “Sensitive List”). All emails and instant messages will be retained in accordance with the Firm’s Books and Records Policies and Procedures. It should be noted that a discovery request for documents can include work-related documents created on a personal or home computer, even though the creation of such documents is prohibited.

Social Media Websites and Blogs.  Social media websites, such as Facebook, LinkedIn and Twitter, and blog sites may not be used for business purposes. These websites have been “blocked” and employees will not be able to access them through the Firm’s internet. Employees who use or comment on social network or blog sites must do so only in their personal capacity and not identify themselves, directly or indirectly, as representing the Firm. An Employee who disables or otherwise circumvents the Firm’s block on social networking websites or identifies himself/herself as representing the Firm on a blog or social network, may be subject to disciplinary action, which could include suspension and termination of employment.

Annual Review of Compliance Policies and Procedures

The Firm will review this Manual and all related policies and procedures at least annually (the “Annual Review”) and upon the occurrence of: (i) any significant compliance event; (ii) any meaningful change in the Firm’s business arrangements; or (iii) any applicable regulatory developments. The purpose of the annual review will be to evaluate the adequacy of these policies and procedures and the effectiveness of their implementation.

The Chief Compliance Officer will ensure that the annual review is conducted and necessary changes are implemented. The Chief Compliance Officer will document the annual review, including a detailed summary of the follow-up actions to be taken with respect to areas of concern identified in the review. The Chief Compliance Officer will also make interim changes as appropriate.

The Chief Compliance Officer will distribute all the Firm’s policies to each employee at the commencement of his or her employment and annually thereafter, and require that all employees acknowledge that they have read and understand the Firm’s policies and procedures.

III. Appendices

Appendix 1 – Code of Ethics

Rothschild Asset Management Inc.

Code of Ethics

Amended August 2015

Statement of the Firm’s Code of Conduct

High ethical standards are essential for the success of Rothschild Asset Management Inc. (the “Firm”) and to maintain the confidence of the Firm’s clients. The Firm’s long-term business interests are best served by adherence to the principle that the interests of the Firm’s clients come first. The Firm has a fiduciary duty to its clients to act solely for their benefit. All employees (“Employees”), officers and directors of the Firm, must put the interests of the Firm’s clients before their own personal interests and must act honestly and fairly in all respects. All Employees must also comply with all federal securities laws. In recognition of the Firm’s fiduciary duty to its clients and the Firm’s desire to maintain the highest level of ethical standards, the Firm has adopted this Code of Ethics (the “Code”).

This Code is not intended to provide a complete description of the legal and ethical obligations of the Firm or its Employees and cannot be relied upon as such. In situations where the proper course of conduct is not clear, or whenever there is a question as to the propriety of a particular course of conduct or the interpretation of the Firm’s policies and procedures, the Chief Compliance Officer, along with members of the Firm’s senior management, as appropriate, should be consulted. The Firm has assigned primary responsibility for the administration, oversight and enforcement of this Code to the Management Committee and Chief Compliance Officer. The Firm has adopted Compliance Science, a third party web-based compliance program to administer the forms, certifications and pre-clearance items under the Code.

It is the responsibility of every Access Person (as defined below) to act in furtherance of this Code. Failure of an Access Person to comply with this Code may result in criminal and civil penalties as well as disciplinary action up to and including disgorgement of profits and termination of employment.

Definitions

“Access Person” means

•	all employees and officers of the Firm, and

•

any directors of the Firm, employees of the Firm’s affiliates and contracted staff who are subject to the supervision and control of the Firm who either (a) have access to nonpublic information regarding any clients’ purchase or sale of securities, or portfolio holdings or (b) are involved in providing investment advisory services to clients.

“Beneficial Ownership” includes any ownership by any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect financial interest other than the receipt of an advisory fee.

Appendix 1 – Code of Ethics

“Covered Security” includes:

•	any stock, bond, future, investment contract or any other instrument that is considered a “security” under the Investment Advisers Act of 1940, as amended;

•	any derivative, commodities, options or forward contracts relating to a Covered Security; and

•	shares of closed-end investment companies.

Covered Security specifically does not include:

•	shares of open-end mutual funds

•	shares of “exchange traded funds” (ETFs), whether organized as open-end mutual funds or unit investment trusts that are invested exclusively in one or more open-end funds;

•	direct obligations of the federal, state and local government of the United States;

•	shares issued by money market funds (domiciled inside or outside the United States);

•	bankers’ acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt obligations, including repurchase agreements;

•	shares of foreign unit trusts and foreign mutual funds; and

•	interests in Firm-sponsored investment funds.

“Immediate Family Members” means any of the following family members who live in an Access Person’s household: adult children, stepchildren, grandchildren, parents, stepparents, grandparents, siblings, persons with whom the employee has an adoptive or “in-law” relationship.

“Limited Offering” means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(5) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act of 1933.

“Personal Account” means any account that may hold Covered Securities:

•	in which an Access Person has any Beneficial Ownership;

Appendix 1 – Code of Ethics

•	maintained by or for an Access Person’s spouse (other than a legally separated or divorced spouse) or minor children;

•	maintained by or for any Immediate Family Members;

•

maintained by or for any persons to whom the Access Person provides primary financial support, and either (a) whose financial affairs the Access Person controls, or (b) for whom the Access Person provides discretionary advisory services;

•

maintained by or for any partnership, corporation, company or other entity in which an Access Person has a 25% or greater beneficial interest, or in which the Access Person exercises effective control; and

•	401(k) accounts, 529 college savings accounts and variable life insurance accounts.

“Reportable Funds” means any open-end mutual funds and ETFs advised or sub-advised by the Firm or open-end mutual funds and ETFs whose adviser, sub-adviser or principal underwriter controls, is controlled by or is under common control with the Firm.

Persons Subject to the Code

All Access Persons are subject to the Code. At the current time, employees of affiliate Rothschild Inc.’s compliance and IT departments who have access to the Firm’s proprietary information are treated as Access Persons for purposes of the Code. The Compliance Department will periodically review the level of access to the Firm’s proprietary information by employees of Rothschild Inc. and other affiliates of the Firm to determine whether any additional employees should be treated as Access Persons.

Regulatory Environment and Standards of Conduct

In conducting the Firm’s business, the Firm and its Employees must comply at all times with the provisions of Rule 204A-1 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), Rule 17j-1 under the Investment Company Act of 1940, as amended (the “Investment Company Act”), as well as applicable provisions and rules under the laws of the various states and other jurisdictions where the Firm does business or has clients. In addition, when managing accounts of employee benefit plans subject to ERISA and individual retirement accounts, the Firm must comply with all applicable provisions of ERISA, the Internal Revenue Code of 1986, and applicable rules thereunder.

In addition to the specific regulatory requirements that apply to the Firm’s business as an investment adviser, the Firm and its Access Persons are subject to the broad anti-fraud provisions of the federal securities laws. Under these provisions, the Firm and its Access Persons are prohibited from engaging in the following, in connection with the purchase or sale, directly or indirectly, of a security held or to be acquired by a client or the Mutual Funds:

Appendix 1 – Code of Ethics

•	employing any device, scheme or artifice to defraud a client or prospective client;

•

making any untrue statement of a material fact to a client or omitting to state a material fact necessary to make the statement made to a client, in light of the circumstances under which they are made, not misleading;

•	engaging in any act, practice or course of business which operates or would operate as a fraud or deceit upon a client or prospective client; or

•	engaging in any practice or course of business which is fraudulent, deceptive or manipulative with respect to a client.

To the extent applicable, the Firm has adopted and abides by the CFA Institute’s Code of Ethics & Standards of Professional Conduct (the “CFA Code of Ethics”).

The Firm has adopted the following standards of conduct when dealing with clients and prospective clients:

•	No client may be favored over another. All clients must be treated fairly and equitably.

•

No Access Person may guarantee a client against losses with respect to any securities transactions or investment strategies. No guarantee may be made that a specific level of performance will be achieved or exceeded. Any mention of past performance must include a statement that it does not necessarily indicate future results. Client testimonials are not permitted.

•

No Access Person may give or offer any legal or tax advice to any client regardless of whether the Access Person offering such advice is qualified to do so. All requests for such advice should be referred to the Chief Executive Officer and the Chief Compliance Officer.

•

No Access Person may borrow funds or securities from, or lend funds or securities to, any client of the Firm without the written approval of the Chief Executive Officer and the Chief Compliance Officer.

•	No Access Person may act as custodian of securities, money, or other funds or property of a client or act or serve as a trustee of a client.

Reporting Requirements for Access Persons

Initial Holdings Report:  Access Persons shall submit via Compliance Science a report of all personal security holdings, no later than 10 days after the person becomes an Access Person. The information in the report must be current as of a date no more than 45 days prior to the date the person became an Access Person. The report must contain the following information:

Appendix 1 – Code of Ethics

•

The title, number of shares and principal amount of each security, including shares of a Reportable Fund in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

•

The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

•	The date that the report is submitted by the Access Person.

Quarterly Transaction Reports:  Access Persons shall submit via Compliance Science a report, no later than 30 days after the end of a calendar quarter, which contains the following information:

Transactions:  Access Persons shall report the following information concerning any transaction during the quarter in any security, including shares of a Reportable Fund, in which the Access Person had any direct or indirect beneficial ownership:

•	The date of the transaction, the title, interest rate and maturity date (if applicable), the number of shares and the principal amount of each security involved;

•	The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

•	The price of the security at which the transaction was affected;

•	The name of the broker, dealer or bank with or through which the transaction was affected; and

•	The date the report is submitted by the Access Person.

Pursuant to the Firm’s Personal Trading Policies and Procedures, Access Persons are generally prohibited from trading Covered Securities in Personal Accounts (see the section entitled “General Prohibition on Personal Trading of Covered Securities” in the Personal Trading Policies and Procedures of the Firm’s Compliance Manual and Code of Ethics).

Appendix 1 – Code of Ethics

Accounts:  Access Persons shall report the following information concerning any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

•	The name of the broker, dealer or bank with whom the Access person established the account;

•	The date the account was established; and

•	The date that the report is submitted by the Access Person.

Annual Holdings Reports:  Access Persons shall submit via Compliance Science a report of all personal security holdings within 30 days after the end of each calendar year. The information in the report must be current as of a date no more than 30 days prior to the date the report is submitted. The report must contain the following information:

•	The title, number of shares and principal amount of each security, including shares of a Reportable Fund, in which the Access Person had any direct or indirect beneficial ownership;

•	The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

•	The date that the report is submitted by the Access Person.

Annual Written Report to the Board of Trustees

The Firm will furnish the Board of Trustees (the “Board”) with a written report, on an annual basis, which:

•

Describes any issues arising under this Code or its procedures since the last report to the Board, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations.

•	Certifies that the Firm has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

Appendix 1 – Code of Ethics

Recordkeeping

The Firm maintains records in the manner and to the extent detailed below at its principal place of business. These records are available to the Securities and Exchange Commission (the “Commission”) or any representative of the Commission at any time and from time to time for reasonable periodic, special or other examination:

•	A copy of each Code of Ethics for the Firm that is in effect, or at any time within the past six years was in effect, will be maintained in an easily accessible place;

•

A record of any violation of the Code of Ethics, and of any action taken as a result of the violation, will be maintained in an easily accessible place for at least six years after the end of the fiscal year in which the violation occurred;

•

A copy of each report made by an Access Person as required by this Code, including any information provided in lieu of the reports, must be maintained for at least six years after the end of the fiscal year in which the reports was made or the information was provided, the first two years in an easily accessible place;

•

A record of all persons, currently or within the past six years, who are or were required to make reports under the Code of Ethics, or who are or were responsible for reviewing the reports, will be maintained in an easily accessible place;

•

A copy of each annual written report to the Board of Trustees, as required by this Code, will be maintained for at least six years after the end of the fiscal year in which it was made, and the first two years in an easily accessible place; and

•	A record of any decision, and the reasons supporting the decision, to approve the acquisition by Access Persons of Initial Public Offerings (“IPOs”) and Limited Offerings.

Policies and Procedures to Ensure Compliance with the Code

The Firm has established the following policies and procedures to ensure that the Firm and its Employees comply with the standards of the Code.

Personal Trading Policies and Procedures:  The Firm has adopted Personal Trading Policies and Procedures as part of this Code in order to ensure that any personal securities transactions by Access Persons and certain other covered persons are conducted in a manner consistent with the standards of the Code.

Outside Business Activities and Financial Interests:  The Firm has adopted Outside Business Activity and Financial Interest Policies and Procedures as part of this Code in order that outside business activities and financial interests of Access Persons are conducted in a manner consistent with the standards of the Code.

Appendix 1 – Code of Ethics

Gifts and Entertainment:  The Firm has adopted Gifts and Entertainment Policies and Procedures as part of this Code in order to ensure that the giving and receipt of gifts and entertainment by the Firm and its Access Persons are conducted in a manner consistent with the standards of the Code.

Political Contributions:  The Firm has adopted Policies and Procedures against Pay-to-Play Practices as part of this Code in order to ensure that political contributions made by the Firm or its Access Persons comply with all statutory and regulatory requirements.

Prevention of Insider Trading:  The Firm has adopted Policies and Procedures to Prevent Insider Trading as part of this Code in order to educate and prevent the Firm and its Access Persons from trading or inducing others to trade on the basis material non-public information.

Protection of Confidential Information:  The Firm has adopted Policies and Procedures for the Use of Confidential Information (included in the Manual) in order to protect and prevent the misuse of confidential information. In particular, Access Persons are prohibited from disclosing nonpublic information with respect to client portfolios and trading activities, including the portfolios and trading activities of Mutual Funds.

Personal Use of Firm Funds or Property:  No Employee may take or permit any other Employee to take for his personal use any funds or property belonging to the Firm. Misappropriation of Firm funds or property is theft and, in addition to subjecting an Employee to possible criminal and civil penalties, may result in disciplinary action up to and including termination of employment.

Payments to Labor Organizations and Related Parties:  Payments made in connection with a labor organization must be reported to the Chief Executive Officer and the Chief Compliance Officer to ensure appropriate reporting on Department of Labor Form LM-10. Employees should refer to the Firm’s Form LM-10 Analysis and Procedures.

Oversight of the Code

•

Acknowledgment:  The Chief Compliance Officer will annually distribute a copy of the Code to all Access Persons. The Chief Compliance Officer will also distribute promptly all amendments to the Code. All Access Persons are required annually to sign and acknowledge their receipt of the Code. New Access Persons are required to sign and acknowledge their receipt of the Code upon their becoming an Access Person.

•

Notifying Access Persons of Reporting Requirements:  The Chief Compliance Officer will identify all Access Persons who are required to make reports under this Code and notify Access Persons of their reporting obligations.

•

Reviewing Reports:  The Compliance Department will review all reports submitted by Access Persons pursuant to this Code. The Chief Executive Officer will review all reports submitted by the Chief Compliance Officer pursuant to this Code.

Appendix 1 – Code of Ethics

•

Authority to Exempt Transactions:  The Chief Compliance Officer has the authority to exempt an Access Person from the provisions of this Code if the Chief Compliance Officer independently, or in consultation with members of the Firm’s senior management, determines that such exemption would not be against any interests of any of the Firm’s clients and in accordance with applicable law. The Chief Compliance Officer will document any exemptions granted, describing the circumstances and reasons for the exemption.

•

Reporting Breaches of the Code:  Any Access Person who becomes aware of information relating to any violation of this Code, any illegal or unethical behavior by the Firm or its Access Persons or has any doubt as to the propriety of any activity, must immediately report the matter to the Chief Compliance Officer.

•

Sanctions:  Upon determining that a violation of this Code has occurred, members of the Firm’s senior management, in consultation with the Chief Compliance Officer, may impose such sanctions or remedial action as they deem appropriate or to the extent required by law. These sanctions may include, among other things, disgorgement of profits, suspension or termination of employment, regulatory disciplinary actions, and criminal or civil penalties.

•

ADV Disclosure:  The Chief Compliance Officer will ensure that the Firm’s Form ADV describes the Code and its associated policies and procedures and that the Firm provides a copy of this Code to any client or prospective client.

Appendix 1A – Personal Trading

Rothschild Asset Management Inc.

Personal Trading

Policies and Procedures

Amended August 2015

As part of its Code of Ethics, the Firm has adopted these Personal Trading policies and procedures to restrict the personal trading activities of its Access Persons. It is the responsibility of every Access Person to read, retain and act in furtherance of these policies and procedures. Access Persons should direct any questions regarding these policies and procedures to the Chief Compliance Officer. Any capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Code of Ethics.

Any violation of these policies and procedures or the spirit of these policies and procedures may subject such Access Person to disciplinary action up to and including disgorgement of profits and termination of employment. Any Access Person who executes a transaction that is prohibited by these policies and procedures may be required to break the transaction regardless of whether such Access Person would suffer an economic loss as a consequence. The Firm may also impose a fine on the Access Person that is, at the Firm’s absolute discretion, commensurate with the severity of the offense.

Access Persons are reminded that the misuse of material non-public information in connection with personal trading activity, or causing another individual to do the same, may constitute a criminal offense punishable by fines, imprisonment and the loss of the privilege of working in the securities industry. The Firm reserves the right to refer the misuse of material non-public information to law enforcement.

Access Persons are required to cooperate in any investigation or inquiry by or involving any Rothschild entity in relation to personal securities dealings. This may include a request by a Rothschild entity, the SEC, FINRA, one of the securities exchanges, or other regulator to provide information concerning the dealings of an Access Person.

General Prohibition on Personal Trading of Covered Securities

Except as otherwise provided herein, Access Persons are prohibited from buying, selling, selling short or otherwise trading in Covered Securities in their Personal Accounts.

The Legal and Compliance Department will review monthly account statements to confirm that Access Persons have not traded any Covered Securities in Personal Accounts. Access Persons are also required to confirm that they have not traded in Covered Securities in their Quarterly Transactions Report to the Chief Compliance Officer.

Waiver and Pre-Clearance to Sell Covered Securities

Notwithstanding the Firm’s general prohibition on personal trading of Covered Securities, Access Persons may sell Covered Securities by obtaining (i) a written waiver from the Chief Compliance Officer and the Chief Executive Officer and (ii) pre-clearance by the Legal and Compliance Department. The Chief Executive Officer and Chief Compliance Officer have

Appendix 1A – Personal Trading

the discretion to grant a waiver to sell Covered Securities upon a showing of material hardship, financial need or other special situation. Generally, the waiver request should apply to the Access Person’s entire position in the Covered Security. If the waiver request is submitted by the Chief Compliance Officer or Chief Executive Officer, the General Counsel of RNA will substitute as an approver on their behalf. Any such waivers will be documented by the Legal and Compliance Department.

Any requests to sell Covered Securities based on the above mentioned waiver will be subject to pre-clearance by the Legal and Compliance Department. In submitting a pre-clearance request, the Access Person must certify that he or she is not trading on the basis of material non-public information or information regarding client portfolios or trading (a practice commonly referred to as “front running”). Requests to sell Covered Securities must be made electronically via Compliance Science.

The Legal and Compliance Department will pre-clear a request to sell a Covered Security if (i) the Firm has not made a decision trade in the security on the same day or within the past 10 trading days and the security is not being considered by the Firm for a future decision trade, and (ii) the security is not on the Restricted List and does not present a conflict with the Gray List or Sensitive List. Any pre-clearance granted herein will remain in effect only through the end of the trading day in which pre-clearance is given.

30 Day Look-Back Check and Price Screen Check

In order to detect personal trading activity that may be detrimental to client trading or trading on the basis of material non-public information, the following checks will be performed with respect to sales of Covered Securities by Access Persons under these policies and procedures:

(i)	a 30 day look-back cross check of all personal trading pre-approvals against the Firm’s trade blotter and

(ii)	a monthly price change screen to determine whether any securities that were the subject of pre-approval requests experienced a significant or unusual price change.

Additional Limitations on Personal Trading

•

Access Persons may not trade on the basis of nonpublic information with respect to client portfolios and trading activities or engaged in trading practices referred to as “front running,” including the portfolios and trading activities of Mutual Funds;

•

Consistent with the Firm’s Policies and Procedures against Insider Trading, Access Persons may not trade while in possession of or after exposure to material, nonpublic information relating to the subject of the trade; and

•	Trading in Personal Accounts should not interfere with the fulfillment of the Access Person’s business responsibilities and duties to the Firm’s client.

Appendix 1A – Personal Trading

Information on Personal Accounts of New Access Persons

New Access Persons are required to provide information regarding all Personal Accounts to the Compliance Department. Additionally, new Access Persons must manually print and provide copies of their Personal Account statements, initially upon becoming an Access Persons and within 15 days after the end of each month thereafter, until the Personal Account’s transactions are automatically fed into Compliance Science.

The Firm will periodically request updated information from all Access Persons to receive assurances that all Access Persons have complied with the above requirements. In addition, all Access Persons are required to certify annually that complete and accurate information has been provided.

Pre-Approval of Privately-Placed Securities (Hedge Funds and other Private Funds)

Since brokerage statements and confirmations generally do not include privately-placed securities, any privately-placed securities, including investments - whether initial or add-on investments - in hedge funds, private equity funds and other private funds, or derivatives purchased or sold by an Access Person, must be pre-cleared on Compliance Science by both the General Counsel of RNA and the Chief Executive Officer (or the Chief Compliance Officer in the case of pre-clearance involving either the General Counsel or Chief Executive Officer).

***

Appendix 1B – Insider Trading

Rothschild Asset Management Inc.

Policies and Procedures to Prevent

Insider Trading

Amended August 2015

Insider Trading Generally

1. Statement of Policy

Rothschild Asset Management Inc. (the “Firm”) and its employees (“Employees”) are prohibited from trading, either personally or on behalf of others, including in client accounts (“Client Accounts”) managed by the Firm, in any security or security-based derivative position on the basis of material, nonpublic information in violation of the law. In addition, Employees are prohibited from communicating material, nonpublic information to any person, including other Employees, in violation of the law. This prohibited conduct is frequently referred to as “insider trading.”

The Firm has adopted these policies and procedures (this “Policy”) to prohibit the Firm and its Employees from any involvement in insider trading. It is the responsibility of every Employee to read, retain and act in furtherance of this Policy. This Policy extends to the activities of Employees within and outside their duties at the Firm. Employees should direct any questions regarding insider trading or this Policy to the Chief Compliance Officer. Failure to comply with this Policy may result in disciplinary action up to and including termination of employment, as well as possible fines and civil or criminal penalties.

2. Definition of Insider Trading

The term “insider trading” is not defined in the federal securities laws, but generally is used to refer to (i) the use of material, nonpublic information to trade in securities (whether or not one is an “insider”) or (ii) communications of material, nonpublic information to others.

While the law concerning insider trading is not static, it is generally understood that the law prohibits:

•	trading by an insider, while in possession of material, nonpublic information; or
•

trading by a non-insider, while in possession of material, nonpublic information, where the information either was disclosed to the non-insider in violation of an insider’s duty to keep it confidential or was misappropriated; and

•	communicating material, nonpublic information to others.

The elements of insider trading and the penalties for such unlawful conduct are discussed below.

Appendix 1B – Insider Trading

3. Who is an Insider?

The concept of “insider” is broad. It includes officers, directors and employees of a company (and any personnel of such company serving in similar functions). In addition, a person may be deemed an insider if he or she enters into a special confidential relationship in the conduct of a company’s affairs and as a result is given access to information solely for the company’s purposes. Insiders may include, among others, a company’s attorneys, accountants, consultants, bank lending officers, members of a creditors committee, and the employees of such organizations. In addition, the Firm may become an insider of a company it advises or for which it performs other services.

4. What is Material Information?

Trading on nonpublic information is not a basis for liability unless the information is material. “Material information” generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company’s securities. Information that should be considered material includes, but is not limited to:

•	earnings information;
•	mergers, acquisitions, tender offers, joint ventures, or changes in assets;
•	new products or discoveries, or developments regarding customers or suppliers (e.g., the acquisition or loss of a contract);
•	changes in control or in the board of directors or executive management;
•	change in auditors or auditor notification that the issuer may no longer rely on an auditor’s audit report;
•

events regarding the issuer’s securities (e.g., defaults on senior securities, calls of securities for redemption, repurchase plans, stock splits or changes in dividends, changes to the rights of security holders, public or private sales of additional securities);

•	bankruptcies or receiverships; or
•	information concerning a proposed private offering (private investment in public equity or “PIPE”).

Material information does not have to relate directly to a company’s operations. For example, the Supreme Court considered as material, certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a Wall Street Journal reporter was found criminally liable for disclosing to others the dates that reports on various companies would appear in the Journal and whether those reports would be favorable or not.

5. What is Nonpublic Information?

Information is nonpublic until it has been effectively disseminated to the marketplace. For example, information found in a report filed with the SEC, a court docket, or appearing in Bloomberg, Dow Jones, The Wall Street Journal, research report or other publications of general circulation would be considered public.

Appendix 1B – Insider Trading

6. Establishing Insider Trading Liability

There are two main theories with respect to establishing insider trading liability.

Fiduciary Duty Theory

Insider trading liability is established when trading while in possession of material, nonpublic information about a public issuer of securities that was obtained in breach of a fiduciary duty or other relationship of trust and confidence. There are alternate theories under which non-insiders can acquire the fiduciary duties of insiders: they can enter into a confidential relationship with the company through which they gain information (e.g., attorneys, accountants), or they can acquire a fiduciary duty to the company’s shareholders as “tippees” if they are aware or should have been aware that they have been given confidential information by an insider who has violated his fiduciary duty to the company’s shareholders.

Misappropriation Theory

Insider trading liability is also established when trading occurs on material, nonpublic information that was stolen or misappropriated from any other person in breach of a duty owed to the source of the information. For example, the Supreme Court found that an attorney misappropriated information from his law firm and its client when he traded on knowledge of an imminent tender offer while representing the company planning to make the offer. Rather than premising liability on a direct fiduciary relationship between the company insider and the attorney, the Court based misappropriation liability on the attorney’s deception of those who entrusted him with access to confidential information. The misappropriation theory can be used to reach a variety of individuals not previously thought to be encompassed under the fiduciary duty theory.

7. Tender Offers

The SEC has adopted a rule which expressly forbids trading while in possession of material, nonpublic information regarding a tender offer received from the tender offeror, the target company or anyone acting on behalf of either until the information is publicly disclosed by press release or otherwise. There is no requirement to prove that there has been a breach of fiduciary duty when establishing insider trading liability in the context of tender offers. As a result, Employees should exercise particular caution any time they become aware of nonpublic information relating to a tender offer.

8. Circumstances in Which You May Obtain Material, Nonpublic Information

Material, nonpublic information may be obtained in a variety of situations. For example, a person might inadvertently obtain material, nonpublic information through:

Appendix 1B – Insider Trading

•	meetings with company representatives (such as “one-on-one” or other discussions with company executives or directors);
•	serving as a director of a company;
•	participation in industry meetings;
•	discussions with industry experts, including expert networks, or insider employees;
•	interaction with third-party service providers such as legal, banking, brokerage, administrative and printing firms;
•	family or personal relationships with insiders or others in the financial services industry;
•	participation on creditor committees;
•	brokerage relationships providing invitations and access to “PIPE” transactions;
•	the ownership of debt and equity securities of the same issuer;
•	interactions with clients (including private fund investors) who are corporate insiders; or
•	interaction with other persons in the financial services industry.

U.S. public companies are subject to Regulation FD, which provides that when an issuer, or person acting on its behalf, discloses material, nonpublic information to certain persons (in general, securities market professionals and holders of the issuer’s securities who may well trade on the basis of the information), it must make public disclosure of that information. Notwithstanding an issuer’s responsibilities pursuant to Regulation FD, the Firm and its personnel should make an independent evaluation of all information received from issuers and their insiders to determine whether the information is material and nonpublic.

9. Penalties for Insider Trading

Penalties for trading on or communicating, material, nonpublic information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation.

Civil penalties include:

•	civil injunctions;
•	treble damages;
•	disgorgement of profits;
•	fines for the person who committed the violation of up to three times the profit gain or loss avoided, whether or not the person actually benefited;
•

fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained (or loss avoided), if the employer either fails to maintain compliance procedures or fails to take appropriate steps to prevent the likely commission of acts constituting a violation; and

•	prohibition (which may be permanent) from any business or venture which relates directly or indirectly to securities, including investment management.

Criminal penalties include:

Appendix 1B – Insider Trading

•	up to 20 years in prison and/or fines of up to $5 million for each violation for individuals; and
•	fines of up to $25 million for corporate entities.

Firm Procedures to Prevent Insider Trading

Following an assessment by the Chief Compliance Officer and the Chief Investment Officer of the circumstances that may lead to potential insider trading liability for the Firm or its Employees, the Firm has implemented the following policies and procedures to prevent the Firm and its Employees from potential involvement in insider trading. Every Employee must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties. Any questions on these procedures should be directed to the Chief Compliance Officer.

1. Steps to Take if in Possession of Potential Material Nonpublic Information

If an Employee believes that information in his or her possession is material and nonpublic, or if an Employee has questions as to whether the information is material and nonpublic, the Employee should take the following steps.

•	Report the matter immediately to the Chief Compliance Officer.
•	Do not purchase or sell the security (including derivatives, swaps or other types of financial instruments relating to the security) on behalf of the Employee or others, including client accounts.
•

Do not communicate the information inside or outside the Firm (including to existing or prospective clients), other than to the Chief Compliance Officer. After the Chief Compliance Officer has reviewed the issue and consulted with counsel (as appropriate), the Employee will be instructed to continue the prohibitions against trading and communication, or the Employee will be allowed to trade and communicate the information.

2. Restricted Securities and Sensitive List Securities

Restricted Securities.  The Firm invests in publicly traded securities and therefore takes great care to avoid receiving material nonpublic information. Nonetheless, the Firm and its Employees may receive material nonpublic information inadvertently through conversations with members of management and other persons associated with an issuer, by way of family, friends or other close relationships with a person associated with an issuer, or in very rare cases, pursuant to a nondisclosure agreement with the issuer. In such event, the Chief Compliance Officer will determine whether to restrict or prohibit trading by the Firm and its Employees in the securities of the issuer. The Chief Compliance Officer will maintain and enforce this list of restricted issuers. The Chief Compliance Officer may remove an issuer from this list upon a determination that the Firm and its Employees no longer possess material nonpublic information regarding the issuer.

Appendix 1B – Insider Trading

Sensitive List.  The Firm’s investment staff maintains a Sensitive List comprised of issuers discussed at meetings and conferences attended by the Firm’s investment professionals including internal investment team meetings, meetings with industry peers (e.g., one on one broker meetings) and meetings with management of public companies. In reviewing personal trading pre-approval requests, the Legal and Compliance Department will review the request against the Sensitive List to identify potential conflicts. The inclusion of a security on the Sensitive List may result in the denial of the pre-approval request.

3. Gray List and Restricted List Securities

The Firm is affiliated with an investment bank, Rothschild Inc. The Firm also shares its office space with Rothschild Inc. In the course of its investment banking activities, Rothschild Inc. routinely receives material nonpublic information. The Firm and Rothschild Inc. have established an “Information Barrier” to prevent the passing of material nonpublic information from Rothschild Inc. to the Firm (see the Information Barriers Policies and Procedures in the Firm’s Compliance Manual).

Gray List.  In furtherance of the Information Barrier and in order to detect potential insider trading activity, the Legal and Compliance Department maintains a highly confidential unpublished “Gray List” of issuers regarding which Rothschild Inc. has or is likely to receive material nonpublic information. In reviewing personal trading pre-approval requests, the Legal and Compliance Department will review the request against the Gray List to identify potential conflicts. The inclusion of an issue on the Gray List may result in the denial of the pre-approval request. The Legal and Compliance Department also monitors the Firm’s prior day trading against the Gray List to detect potential insider trading activity.

Restricted List.  Rothschild Inc.’s Legal and Compliance Department also maintains a published “Restricted List” of (i) companies engaged in publicly-announced transactions with which Rothschild Inc. is involved and (ii) publicly-traded companies where a director of the Firm or a Rothschild Inc. employee serves as an officer or director. Absent the Rothschild Inc. Legal and Compliance Department’s written pre-approval, the Firm and its Employees are prohibited from trading, either personally or on behalf of client accounts, in any security of an issuer on the Restricted List. In furtherance of this prohibition, the Operations Department has placed an “alert” restriction in the Firm’s portfolio management systems on Restricted List securities. These alert restrictions may not be overridden without the preapproval of both Rothschild Inc.’s Legal and Compliance Department and Chief Operating Officer or his designee.

4. Value Added Investors

The Firm’s advisory clients and commingled fund investors may be officers or employees of publicly-traded companies or financial services companies such as hedge funds or private equity firms (collectively, “Value Added Investors”). The Firm’s clients are required to disclose in its investment management agreement or commingled fund subscription document whether it is a Value Added Investor, and if so, the companies associated with the investor. The Compliance Department will maintain a list of any companies associated with Value Added

Appendix 1B – Insider Trading

Investors. The Operations Department will conduct a 30 day look-back check of both the Firm’s trade blotter and personal trading pre-approvals against the list of companies associated with Value Added Investor Companies to identify potential trading conflicts or trading on material non-public information.

5. Restricting Access to Material, Nonpublic Information

Information in your possession that you identify as material and nonpublic may not be communicated to anyone, including persons within or outside the Firm, except as other provided in sub-section 1 above. In addition, care should be taken so that such information is secure. The Firm should consider taking appropriate measures to prevent the flow of such material, nonpublic information from personnel of the Firm to others within the Firm’s organization to the extent possible. Such measures may include:

•	Sealing files containing material, nonpublic information;
•	Physically isolating from other personnel of the Firm the person or persons who have or who may be in receipt of material, nonpublic information; and
•

Restricting access to computer files containing material, nonpublic information. For clarification, such steps may not be sufficient and trading in a particular company may need to be restricted. If a confidentiality agreement has been executed with respect to material, nonpublic information, then the Chief Compliance Officer should ensure that the terms of such confidentiality agreement are followed.

6. Personal Securities Trading

The Firm’s Code of Ethics, which includes the Firm’s Personal Trading Policies and Procedures, generally prohibits the trading by Access Persons of Covered Securities (as defined in the Code of Ethics). A personal securities transaction that would be permissible under the Code of Ethics is nevertheless still subject to restrictions in the law and in this Policy with respect to insider trading.

7. Training

As part of the Firm’s compliance training program, employees will be required to attend training sessions on the Firm’s compliance program and relevant compliance topics, including insider trading.

8. Record Keeping

The Firm shall maintain records relating to this policy, including a written report detailing any matter reported to the Chief Compliance Officer in accordance with this policy, and the resolution thereof; attendance of and material related to any training sessions; and the Restricted List and amendments thereto.

***

Appendix 1C – Outside Business Activities and Financial Interests

Rothschild Asset Management Inc.

Policies and Procedures Regarding

Outside Business Activities and Financial Interests

Amended August 2015

Statement of Policy

Rothschild Asset Management Inc.’s (the “Firm”) has adopted these policies and procedures (this “Policy”) as part of its Code of Ethics in order to ensure that the Outside Business Activities and Financial Interests (as defined below) of the Firm’s Access Persons do not conflict with the Firm’s duties to its clients. It is the responsibility of every Access Person to comply with this Policy. Failure of an Access Person to comply with this Policy may result in disciplinary action up to and including termination of employment.

Definitions

“Outside Business Activities” include engaging in any other business, being employed by any other person, or serving as a director, officer, partner, trustee, or employee of, or consultant to, or receiving compensation from, any other business organization or enterprise, whether public or private, including a family-owned company or trust; provided that trusts and other similar entities established for estate planning purposes are excluded from this Policy. Outside Business Activities also include any fee received by an Access Person, including, for example, honorarium fees for a work product such as an article or speech and the like. In general, any activity outside of an Access Person’s employment with the Firm that entails some form of monetary or non-monetary remuneration or benefit should be evaluated to consider whether such activity may constitute an Outside Business Activity. When in doubt, Access Persons should seek guidance from the Legal and Compliance Department.

“Financial Interests” include passive and non-passive investments that are not made or held through a securities or brokerage account that is reported to the Legal and Compliance Department pursuant to the Firm’s Personal Trading Policies and Procedures, which are included in the Firm’s Code of Ethics. Examples include, but are not limited to, acquiring an interest as a general or limited partner in a private partnership, hedge fund or private equity fund, or acquiring non-registered stock or any other equity or voting interest in any public or non-public company. This Policy applies to all Financial Interests, whether such interests are purchased, gifted or granted to the Access Person, or acquired by other means.

Pre-Approval Requirement

Access Persons may not acquire, or derive personal gain or profit from, any business or investment opportunity that comes to their attention as a result or their association with the Firm, and in which they know the Firm or its clients might reasonably be expected to participate or have an interest, without first offering the opportunity to the Firm or its clients.

All Outside Business Activities and Financial Interests (including both initial and add-on investments) of Access Persons must be pre-approved by (i) the General Counsel of RNA and (i) the Chief Executive Officer (or the Chief Compliance Officer in the case of an outside affiliation involving either the General Counsel or Chief Executive Officer). Such approval must be sought by completing an Outside Affiliations Pre-Clearance Form on Compliance Science.

Appendix 1C – Outside Business Activities and Financial Interests

Pre-Approval Standards

Requests for approval to engage in an Outside Business Activity or acquire a Financial Interest will not be granted if the Firm, in its sole discretion, determines that the activity or interest may, or may appear to, (i) give rise to a conflict of interest on the part of the Access Person or the Firm, (ii) compromise the Access Person’s duties and loyalty to the Firm or one of its clients, (iii) create conflicting demands on an Access Person’s time or otherwise impact the Access Person’s ability to perform his or her responsibilities to the Firm and its clients, or (iv) have the effect of depriving the Firm or a client of the Firm of a business opportunity, or otherwise restrict the business of the Firm in any way.

Generally, Access Persons may not engage in outside employment with any investment adviser, broker-dealer, bank, insurance or reinsurance company or other financial institution with which the Firm or its affiliates may compete or have or seek a business relationship. Access Persons are specifically prohibited from serving as an officer or member of the board of directors of a publicly-traded company, including any company that is a client portfolio holding or a Mutual Fund portfolio holding. Finally, an Access Person may not engage in an Outside Business Activity that involve the rendering of investment advice for which the Access Person will receive remuneration, or that may be attributed to the Firm.

An Access Person must immediately notify the Chief Compliance Officer if the securities of a company, or an underlying holding of a company, with respect to which the Access Person is engaged in an Outside Business Activity or has an Outside Financial Interest becomes publicly-traded. In this event, an Access Person may be required by the Chief Compliance Officer to terminate the Outside Business Activity or divest the Outside Financial Interest.

***

Appendix 1D – Gifts and Entertainment

Rothschild Asset Management Inc.

Gifts and Business Entertainment

Policies and Procedures

Amended August 2015

Statement of Policy

Rothschild Asset Management Inc.’s (the “Firm”) has adopted these policies and procedures (this “Policy”) as part of its Code of Ethics in order to ensure that the gifts and business entertainment provided and received by the Firm and its Access Persons do not conflict with the Firm’s duties to its clients. It is the responsibility of every Access Person to comply with this Policy. Failure of an Access Person to comply with this Policy may result in disciplinary action up to and including termination of employment.

Providing and Accepting Gifts and Business Entertainment

“Gifts” means any gift, accommodation, service or other item of value, including any Rothschild promotional merchandise and wine.

“Business Entertainment” means any business entertainment, including meals, drinks, sporting events, theater, concerts, golf and family outings.

“Charitable Contribution” means any item of value given by the Firm or an Access Person to a charity or other not-for-profit organization as a direct or indirect result of a relationship with a person or entity that directly or indirectly conducts business or could potentially conduct business with the Firm.

Generally, the Firm and its Access Persons may not provide or accept any Gift, Business Entertainment or Charitable Contribution that would have the effect of creating a conflict or apparent conflict with the Firm’s duties to its clients. Gifts and Business Entertainment are additionally subject to the following policies and procedures.

Providing Gifts.  The Firm and its Access Persons may provide Gifts subject to the following guidelines:

(a)	Access Persons may not provide a Gift valued at more than $100 per recipient per year;

(b)	The Gift must be reasonable and not excessive;

(c)	The Gift may not knowingly violate a policy or law with respect to the recipient; and

(d)	No cash or cash equivalent may be provided to any current or prospective client or other person that directly or indirectly conducts, or could potentially conduct, business with the Firm.

Appendix 1D – Gifts and Entertainment

Providing Business Entertainment. The Firm and its Access Persons may provide Business Entertainment subject to the following guidelines:

(a)	An Access Person may provide customary and reasonable Business Entertainment to a person who conducts, or may potentially conduct, business with the Firm so long as

(i) both the Access Person and the recipient are present at the event and

(ii) such activities are not so frequent or of such high value as to raise a question of impropriety.

Accepting Gifts  The Firm and its Access Persons may accept Gifts subject to the following guidelines:

(a)	Access Persons may not accept Gifts valued at more than $100 per provider per year

(b)

The Firm and its Access Persons may not accept cash or a cash equivalent from a client or prospective client or other person that directly or indirectly conducts or could potentially conduct business with the Firm; and

(c)	No Access Person may use his or her position with the Firm to obtain anything of value from a client, vendor, or any other person with whom the Firm conducts business.

Accepting Business Entertainment.  Access Persons may accept Business Entertainment subject to the following guidelines:

(a)	An Access Person may receive customary and reasonable Business Entertainment from a person with whom the Firm conducts or could potentially conduct business if

(i) both the Access Person and the provider are present and

(ii) such activities are not so frequent or of such high value as to raise a question of impropriety; and

(b)

Access Persons are permitted and encouraged to attend seminars, conferences and other events sponsored by brokerage firms or other vendors if the primary purpose of the event is to provide information relevant to the Access Person’s duties at the Firm.

Any Access Person who is uncertain whether a Gift or Business Entertainment is permissible under this Policy should first contact the Chief Compliance Officer.

Providing Charitable Contributions.

Appendix 1D – Gifts and Entertainment

The Firm and its Access Persons may make Charitable Contributions provided that the Charitable Contribution must be reasonable and not excessive or give the appearance of impropriety.

Government Officials and Labor Organizations

Gifts, Business Entertainment and political contributions to government officials are generally subject to the pre-approval requirement and other provisions of the Firm’s Policies and Procedures against Pay to Play Practices which are included as part of the Firm’s Code of Ethics.

Gifts and Business Entertainment provided to labor organizations and labor organization personnel must be reported in accordance with the Firm’s LM-10 Policies and Procedures.

Reporting and Recordkeeping

Access Persons must immediately report the receipt of any inappropriate or excessive Gift or Business Entertainment to the Chief Compliance Officer and Chief Executive Officer. The Chief Compliance Officer and/or Chief Executive Officer may require the Access Person to return any Gift or Business Entertainment to the provider or the repayment by the Firm or the Access Person, as may be appropriate, of any expense already incurred by the provider.

All Gifts, Business Entertainment and Charitable Contributions provided or received by an Access Person, regardless of value, must be reported quarterly to the Chief Compliance Officer. The Chief Compliance Officer will maintain records of Gifts, Business Entertainment and Charitable Contributions provided and received by the Firm and its Access Persons.

The Foreign Corrupt Practices Act and UK Anti-Bribery Policy

The Firm has established the following policies and procedures to ensure compliance with the Foreign Corrupt Practices Act (the “FCPA”) and the UK Bribery Act (the “Anti-Bribery Policy”). The Firm and its Access Persons may be subject to criminal, civil and regulatory penalties, including individual or corporate criminal prosecution, regulatory enforcement and civil litigation due to a violation of the FCPA or the Anti-Bribery Policy. Any Access Person who knows or suspects a breach of the FCPA or the Anti-Bribery Policy by the Firm or an Employee must immediately report the matter to the Chief Compliance Officer. Any such reports will be treated with the utmost care to ensure protection of the reporting person.

The Foreign Corrupt Practices Act.  The FCPA generally prohibits the Firm from directly or indirectly through intermediaries offering or paying anything of value to a foreign government official1 to assist in obtaining or retaining business. If the Firm provides investment advisory services to a foreign government, or any agency, department, or instrumentality thereof, such as a sovereign wealth fund, the Firm may be required to conduct additional due diligence in the context of the specific transaction and Access Persons may require further training on the

[1]

Foreign government officials may include employees of an enterprise, organization or firm owned or controlled by a non-U.S. governmental entity, e.g., a state owned bank, national oil company or sovereign wealth fund. The FCPA covers the bribery of foreign officials only, and applies to such officials regardless of their rank.

Appendix 1D – Gifts and Entertainment

FCPA. The Chief Compliance Officer must be consulted on the due diligence and training to be undertaken in such cases. It should be noted that host countries may also maintain their own anti-bribery laws.

UK Anti-Bribery Policy.  Under the Anti-Bribery Policy, a bribe is a thing of value, financial or otherwise, that is offered or accepted with the knowledge of or intention to induce someone to improperly perform a function or activity. Under no circumstances may an Access Person offer or pay a bribe to a person, whether or not the person is a client, with the intention of inducing that person to improperly perform an activity or function resulting in a benefit to the Firm. Further, an Access Person may not accept a bribe, whether or not the person making the bribe is a client, where the bribe is intended to induce such Access Person to perform improperly an activity or function which is not in good faith consistent with such Access Person’s role with the Firm.

***

Appendix 1E – Pay-to-Play Practices

Rothschild Asset Management Inc.

Policies and Procedures against

Pay-to-Play Practices

Amended August 2015

Statement of Policy

The Firm provides investment advisory services to Government Entities.2 Accordingly, pursuant to Rule 206(4)-5 under the Advisers Act (the “Rule”), the Firm will take measures to ensure that (i) Contributions or Payments made, whether directly or indirectly, to an Official of a Government Entity are not made with the purpose of influencing the Government Entity’s decision to invest with the Firm and (ii) any third parties engaged by the Firm to solicit advisory business from Government Entities are Regulated Persons. All capitalized terms in these policies and procedures (this “Policy”) shall have the meanings given to them in the Definitions section at the end of this Policy.

The Firm has adopted this Policy in order to facilitate the Firm’s compliance with the Rule. In summary, this Policy, with certain limited exceptions, provides the following:

•

The Firm may not receive compensation for providing investment advisory services to a Government Entity for two years after the Firm or any of its Access Persons makes a Contribution to an Official of such Government Entity.[3] This provision is commonly referred to as the “two year time out period”.

•

The Firm and its Access Persons are prohibited from coordinating or soliciting any person or political action committee (“PAC”) to make (i) Contributions to an Official of a Government Entity to which the Firm is providing or seeking to provide advisory services or (ii) Payments to a political party of a state or locality where the Firm is providing or seeking to provide advisory services to a Government Entity.[4]

•

The Firm and its Access Persons are prohibited from making or agreeing to make, directly or indirectly, Payments to third parties to solicit advisory business from a Government Entity on behalf of the Firm unless such third parties are registered investment advisers or registered broker-dealers who are themselves subject to similar restrictions as those imposed on the Firm regarding Contributions to Officials of Government Entities.

[2]

Commingled funds managed by the Firm in which a Government Entity invests, or is solicited to invest, are treated as though the Firm is providing, or seeking to provide, investment advice directly to the Government Entity.

[3]	Accordingly, the Firm has adopted procedures for the preapproval and disclosure of political contributions.

[4]

This provision seeks to eliminate “bundling” practices, whereby a person acting on behalf of an advisory firm collects small contributions to create one large contribution. It also seeks to eliminate “gate-keeping” practices, whereby an intermediary, such as a pension consultant, collects and distributes political contributions in such a way that advisers not meeting a minimum aggregate contribution are eliminated from consideration for advisory contracts.

Appendix 1E – Pay-to-Play Practices

It is the responsibility of every Access Person to act in furtherance of this Policy to prevent the Firm from violating any aspect of the Rule. The Firm and its Access Persons are prohibited from doing anything indirectly which, if done directly, would violate the Rule. Access Persons should direct any questions regarding political contributions, payments to third party solicitors, the Rule or this Policy to the Chief Compliance Officer. Failure to comply with this Policy may result in disciplinary action up to and including termination of employment, as well as possible fines and civil or criminal penalties.

Preapproval of Political Contributions

All Access Persons must obtain the preapproval of the Chief Compliance Officer prior to:

•	Making a Contribution to a Candidate[5], PAC or state or local political party, or

•	Coordinating or soliciting any person or PAC to make a (i) Contribution to a Candidate or (ii) Payment to a state or local political party.

Pre-approval for Political Contributions can be obtained using Compliance Science.

Approval Considerations.  The Chief Compliance Officer will generally approve Contributions up to (i) $350 to a Candidate for whom the Access Person is entitled to vote and (ii) $150 to a Candidate for whom the Access Person is not entitled to vote. The foregoing $350 and $150 limits are measured per election. Primary and general elections are considered separate elections. The Chief Compliance Officer will make a case by case determination as to whether a Contribution to a PAC or state or local political party will influence the decision of an Official or Government Entity to invest with the Firm. Contributions will be approved for a period of 15 calendar days after the date of approval or such other period as the Chief Compliance Officer may determine. Notwithstanding the foregoing, the Chief Compliance Officer may prohibit any Contribution that may have the effect of influencing a Government Entity’s decision to invest in the Firm or may result in serious adverse consequences to the Firm.

Immediate Family Members.  While this Policy does not require preapproval of political contributions by immediate family members, the Rule specifically prohibits Access Persons from doing anything indirectly – such as directing or coordinating political contributions by immediate family members – which, if done directly, would violate the Rule. Access Persons are strongly encouraged to consult with the Chief Compliance Officer regarding political contributions by immediate family members.

Political Contributions by the Firm.  It is the Firm’s general policy that the Firm will not make Contributions or Payments, whether directly or indirectly, to Candidates, PACs or political parties. Any such Contributions or Payments by the Firm must be preapproved by the Chief Compliance Officer.

[5]	“Candidate” is defined broadly. Please see the definition of Candidate in the Definitions section of this Policy.

Appendix 1E – Pay-to-Play Practices

Disclosure of Contributions and Payments

Current Access Persons.  All Access Persons are required to report to the Chief Compliance Officer all Contributions and Payments made in a quarter within 30 days after the end of the quarter.

Prospective Access Persons.  Prior to hiring, all prospective Access Persons will be required to disclose, as a condition of hiring, all Contributions and Payments made by such person to Candidates, PACs and state and local political parties within the preceding two years.6 To the extent the Firm becomes aware that a prospective Access Person has made a Contribution or Payment in violation of the Rule or this Policy, the Firm will make a determination as to whether any exceptions apply and whether to hire such person.

Return of Certain Contributions by Access Person

In the event the Firm discovers that a Covered Associate has made a Contribution in violation of the Rule or this Policy, the Chief Compliance Officer may require the Covered Associate to seek to obtain a return of the Contribution in order to avoid the two year time out period.7 If the Firm has discovered such a Contribution within 4 months of the date of the Contribution, then if the Chief Compliance Officer deems it appropriate, the Chief Compliance Officer will require the Covered Associate to take all available steps to obtain a return of such Contribution within 60 days after the date as of which the Firm learned of such Contribution. Thereafter, the Firm will take such other remedial or preventative measures as may be appropriate under the circumstances to prevent further violations of the Rule or this Policy. The Firm’s reliance on this exception for returned Contributions is limited to no more than two times per 12-month period and no more than once for each Covered Associate, regardless of the time period.

Payments to Third Parties to Solicit Government Entities

Preapproval of all Solicitation Arrangements.  In furtherance of this Policy, the Chief Compliance Officer must review and preapprove each third party solicitation agreement or arrangement prior to the Firm entering into such agreement or arrangement. The Chief Compliance Officer will require such written representations and other evidence as necessary to verify that a third party is a Regulated Person. Only the Chief Executive Officer, upon the approval of the Chief Compliance Officer, may enter into a new third party solicitation agreement or arrangement on the Firm’s behalf.

[6]

While this Policy requires all prospective Employees to disclose Contributions and Payments for the preceding two years, it should be noted that, pursuant to the Rule, the two year time out period can only be triggered by Contributions within (i) six months of a person becoming a Covered Associate who does not solicit clients on behalf of the Firm or (ii) two years of a person becoming a Covered Associate who solicits clients on behalf of the Firm, in each case beginning March 14, 2011.

[7]	This exception to the two year time out period only applies to returned Contributions by Access Person that in the aggregate do not exceed $350 to any one official per election.

Appendix 1E – Pay-to-Play Practices

Third Party Solicitors must be Regulated Persons.  Access Persons are prohibited from making or agreeing to make Payments, directly or indirectly, to third parties to solicit advisory business from a Government Entity on behalf of the Firm unless such third parties are Regulated Persons, which generally is defined as SEC registered investment advisers, broker-dealers or municipal advisors who themselves are subject to similar restrictions as the Firm regarding Contributions to Officials of Government Entities. See the definition of Regulated Person in the Definitions section below.

Recordkeeping Requirements

In accordance with the Firm’s recordkeeping requirements, the Chief Compliance Officer will compile and maintain the following records:

•	The names, titles, and business and residence addresses of all Access Person of the Firm.

•

All Government Entities to which the Firm provides or has provided investment advisory services in the last five years, including by investment in the Firm’s commingled funds and CITs and UCITS sub-advised by the Firm (beginning March 14, 2011).

•

All direct and indirect Contributions[8] made by the Firm or its Access Person to an Official of a Government Entity, or direct or indirect Payments made to a state or local political party or PAC (beginning March 14, 2011).

•	The name and business address of each Regulated Person to which the Firm agrees to provide direct or indirect payment to solicit a Government Entity (beginning March 14, 2011).

Definitions

“Candidate” means any person (including any election committee for the person) who is an incumbent, candidate or successful candidate for state or local office, including any such person who is running for federal office.

“Contributions” means gifts, subscriptions, loans, advances, deposits of money, or anything of value made for: (i) the purpose of influencing any election for federal, state or local office; (ii) payments of debt incurred in connection with any such election; or (iii) transition or inaugural expenses of the successful candidate for state or local office.

[8]

The records described above will be listed in chronological order and will indicate (i) the name and title of each contributor, (ii) the name and title (including any city/county/state or other political subdivision) of each recipient of a contribution or payment, (iii) the amounts and date of each Contribution or Payment, and (iv) whether any such Contribution was the subject of the exception for certain returned Contributions.

Appendix 1E – Pay-to-Play Practices

“Executive Officer” of the Firm means the president, any vice president in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer of the Firm who performs a policy-making function or any other person who performs similar policy-making functions for the Firm.

“Government Entity” means any state or political subdivision of a state, including (i) any agency, authority or instrumentality of the state or political subdivision; (ii) a pool of assets sponsored or established by the state or political subdivision or any agency, authority or instrumentality thereof, including, but not limited to, a “defined benefit plan” as defined in section 414(j) of the Internal Revenue Code, or a state general fund; (iii) a plan or program of a Government Entity; and (iv) officers, agents or employees of the state or political subdivision or any agency, authority or instrumentality thereof, acting in their official capacity.

“Official” means any person (including any election committee for the person) who was, at the time of the contribution, an incumbent, candidate or successful candidate for elective office of a Government Entity if the office (i) is directly or indirectly responsible for, or can influence the outcome of, the hiring of the Firm by the Government Entity or (ii) has the authority to appoint any person who is directly or indirectly responsible for, or can influence the outcome of, the hiring of the Firm by the Government Entity.

“Payments” means gifts, subscriptions, loans, advances or deposits of money or anything of value.

“Regulated Person” means

(i) an investment adviser registered with the SEC that has not, and whose Covered Associates (as such term is defined in the Rule) have not, within two years of soliciting a Government Entity, (A) made a Contribution to an Official of that Government Entity other than as permitted by Rule 206(4)-5(b)(1), and (B) coordinated or solicited any person or PAC to make any Contribution to an Official of a Government Entity to which the Firm is providing or seeking to provide investment advisory services or Payment to a political party of a state or locality where the Firm is providing or seeking to provide investment advisory services, or

(ii) a “broker”, as defined in section 3(a)(4) of the Securities Exchange Act of 1934, or a “dealer”, as defined in section 3(a)(5) of that Act, that is registered with the SEC and is a member of a national securities association registered under section 15A of that Act (e.g., FINRA), provided that (A) the rules of the association prohibit members from engaging in distribution or solicitation activities if certain political contributions have been made and (B) the SEC, by order, finds that such rules impose substantially equivalent or more stringent restrictions on broker-dealers than the restrictions imposed by the Rule and that such rules are consistent with the objectives of the Rule; or

Appendix 1E – Pay-to-Play Practices

(iii) a “municipal advisor” registered with the SEC under section 15B of the Exchange Act and subject to the rules of the Municipal Securities Rulemaking Board, provided that (A) such rules prohibit municipal advisors from engaging in distribution or solicitation activities if certain political contributions have been made and (B) the SEC, by order, finds that such rules impose substantially equivalent or more stringent restrictions on municipal advisors than the restrictions imposed by Rule 206(4)-5 of the Advisers Act and that such rules are consistent with the objectives of such Rule.

“Solicit” means (i) with respect to investment advisory services, to communicate, directly or indirectly, for the purpose of obtaining or retaining a client for, or referring a client to, the Firm, and (ii) with respect to a contribution or payment, to communicate, directly or indirectly, for the purpose of obtaining or arranging a contribution or payment.

***

Appendix 2 – Conflicts of Interest

Rothschild Asset Management Inc.

Identification of

Conflicts of Interest

Amended August 2015

Statement of Policy

Rothschild Asset Management Inc. (the “Firm”) owes its clients honesty and full disclosure with respect to potential conflicts of interests. Accordingly, the Firm will conduct an annual review of its business practices to identify those that may present a conflict of interest between the Firm and its clients. The Chief Compliance Officer will assure that all relevant disclosure concerning potential conflicts of interest is included in the Firm’s Form ADV, will review existing policies and procedures designed to address such conflicts and will develop and implement additional policies and procedures, as needed. Employees (“Employee”) of the Firm must promptly report any situation or transaction involving an actual or potential conflict of interest to the Chief Compliance Officer.

Potential Conflicts of Interest

In addressing potential conflicts of interest, the Firm will consider, and will disclose to clients, the following issues, among others, and will also explain how it addresses each potential conflict of interest.

A.	Brokerage and Investment Discretion

1.	Soft Dollar Arrangements

A potential conflict of interest could arise when the Firm executes securities trades through brokerage firms that provide soft dollar services to the Firm. Soft dollar services may also benefit investor accounts other than the account that generated the soft dollars. Further, the broker may expect future commission business in return. Commission Sharing Arrangements also present similar potential conflicts. The Firm’s Soft Dollars Policies and Procedures, which are included in the Firm’s Compliance Manual (the “Compliance Manual”), require the Firm to ensure that soft dollar arrangements are clearly documented and disclosed to clients in the Firm’s Form ADV Part 2A.

2.	Equitable Treatment of Accounts

The Firm has a potential conflict of interest because it manages multiple client accounts in the same or similar investment strategies. In addition, the Firm may receive performance-based compensation or higher management fees from certain client accounts, or the Firm or its employees (“Employees”) may have made investments in a client account, such as the Firm’s commingled funds. Accordingly, the Firm may be inclined to favor certain accounts over others. The Firm’s Trade Order, Aggregation and Allocation Policy is included in the Compliance Manual and is disclosed in its Form ADV Part 2A.

Appendix 2 – Conflicts of Interest

B.	Personal Trading and Employee Activities

1.	Personal Trading

The Firm has a fiduciary obligation to ensure that the interests of the Firm’s clients are put before the Employees’ personal interests with respect to personal trading. Accordingly, the Firm has adopted a general ban on personal trading of Covered Securities. The Firm’s Personal Trading Policies and Procedures are included in the Compliance Manual and disclosed in the Firm’s Form ADV Part 2A.

2.	Outside Business Activities

Since the Firm permits Employees to engage in outside business activities, there is the potential that such activities will conflict with the Employee’s duties to the Firm and its clients. Outside business activities may include circumstances where the Firm conducts or may conduct business with an entity in which an Employee has a personal interest. The Firm’s Policies and Procedures Regarding Outside Business Activities and Financial Interests are included in the Compliance Manual.

3.	Business Gifts and Entertainment

Employees of the Firm may periodically provide to or receive gifts and business entertainment from clients, vendors and other persons with whom the Firm conducts or may conduct business. Gifts and entertainment may also be considered efforts to gain unfair advantage or may impair the Firm’s ability to act in the best interests of its clients. The Firm has established a Gifts and Entertainment Policy, which is included in the Compliance Manual, to address these potential conflicts of interest.

4.	Political Contributions

The Firm and its Employees may make, subject to certain pre-approval requirements, political contributions to officials of government entities who are in a position to influence the award of advisory business or to candidates for such office. Such political contributions may improperly influence a government entity’s decision to invest its assets with the Firm. The Firm’s has established Policies and Procedures against Pay-to-Play Practices, which are included in the Compliance Manual, to address these potential conflicts of interest.

5.	Reporting Illegal or Unethical Behavior

Unethical or illegal conduct on the part of Employees can damage the Firm’s reputation and impair its ability to meet its fiduciary duties to clients. The Firm’s policies and procedures regarding the reporting of illegal or unethical behavior by its Employees are included in its Code of Ethics.

Appendix 2 – Conflicts of Interest

C.	Insider Trading

Portfolio managers and other Employees of the Firm may receive, whether intentionally or inadvertently, material nonpublic information. The Firm has established Policies and Procedures to Prevent Insider Trading, which are included in the Compliance Manual.

D.	Value Added Investors

The Firm’s advisory clients and commingled fund investors may be officers or employees of publicly-traded companies or financial services companies such as hedge funds or private equity firms (collectively, “Value Added Investors”). The Firm’s clients are required to disclose in its investment management agreement or commingled fund subscription document whether it is a Value Added Investor, and if so, the companies associated with the investor. The Compliance Department will maintain a list of any companies associated with Value Added Investors. The Operations Department will conduct a 30 day look-back check of both the Firm’s trade blotter and personal trading pre-approvals against the list of companies associated with Value Added Investor Companies to identify potential trading conflicts or trading on material non-public information.

E.	Proxy Voting

The Firm may be in a position where its interests conflict with the best interests of the client when determining how to vote client proxies. The Firm has established Proxy Voting Policies and Procedures, which are included in the Compliance Manual and disclosed in its Form ADV Part 2A, to address these potential conflicts of interest.

F.	Identification of Affiliated Persons/Entities

In order to identify potential conflicts of interests, the Chief Compliance Officer will maintain a list of persons and entities who are affiliated with the Firm, including accounts products in which the Firm may have a proprietary interest. This list shall include affiliates of the Rothschild Group and the sponsor of any Mutual Funds for which the Firm serves as investment manager and subsidiaries of the sponsor.

***

Appendix 3 – Regulation D Rule 506 Procedures

Rothschild Asset Management Inc.

Policies and Procedures Regarding

Rule 506 of Regulation D

of the Securities Act of 1933

Adopted December 2014

I.	Background

The Firm serves as investment manager or sub-adviser to one or more private funds that have notified the Firm that they offer and sell, or intend in the future to offer and sell, their respective securities to United States investors in transactions exempt from the registration requirements of the U.S. Securities Act of 1933, as amended (the “Securities Act”). In connection with such offers and sales, one or more of the private funds has further indicated that they intend to rely on the exemption from registration provided under Rule 506 of Regulation D under the Securities Act (“Rule 506”) (each of these private funds, a “Covered Fund”, and collectively, the “Covered Funds”). Under the applicable regulations, if a Rule 506 Covered Fund or certain other “Rule 506 Covered Persons” involved with the offering has had a “Disqualifying Event”, the Covered Fund may either (i) not be able to rely on the Rule 506 offering exemption or (ii) be required to provide disclosure to purchasers regarding Disqualifying Events. Rule 506 Covered Persons include, among other persons related to a Covered Fund:

1.	any investment manager (including sub-advisers) to a Covered Fund; and

2.	any director, executive officer, other officer participating in the offering, general partner or managing member of any such investment manager (including sub-advisers).

In connection with its respective reliance on the Rule 506 offering exemption, each Covered Fund generally follows the steps outlined in the Rule 506(d) Checklist attached as Exhibit A to these Rule 506(d) Procedures. Each Covered Fund’s Rule 506(d) Checklist requires it to obtain certain representations from its Rule 506 Covered Persons, including the Firm and its applicable related persons identified in Item 2 above. In connection with the investment management services provided by the Firm to the Covered Funds, the Firm will, at the reasonable request of a Covered Fund, take the steps described in these Rule 506(d) Procedures to (i) seek to determine whether any Rule 506 Covered Person of the Firm has had a Disqualifying Event and (ii) provide written disclosure to each Covered Fund regarding any identified Disqualifying Events, as applicable.

II.	Scope of Rule 506(d) and Rule 506(e)

Under Rule 506(d), a Covered Fund may not rely on the Rule 506 offering exemption if it or any of its Rule 506 Covered Persons has a Disqualifying Event that occurred on or after September 23, 2013 (the “Effective Date”), unless the disqualification is waived or otherwise remedied. Under Rule 506(e), events occurring prior to the Effective Date that would be Disqualifying Events had they occurred after the Effective Date will not disqualify a Covered Fund from relying on Rule 506, but must be disclosed in writing to purchasers a reasonable time prior to sale.

Appendix 3 – Regulation D Rule 506 Procedures

III.	Procedures

Upon the reasonable request of a Covered Fund, or as otherwise agreed upon, the Firm will take the following steps, as necessary, with respect to each Rule 506 Covered Person of the Firm. For the avoidance of doubt, the Firm will only take these steps with respect to those private funds sponsored by the Firm that are currently offering their securities under Regulation D.

1.        Determine Whether Any Rule 506 Covered Person of the Firm Has Had a Disqualifying Event. Upon the reasonable request of a Covered Fund, or as otherwise agreed upon, the Firm will seek to determine whether any Rule 506 Covered Person of the Firm has had a Disqualifying Event (such as by distributing and obtaining questionnaires and/or certifications, as applicable, from each Rule 506 Covered Person of the Firm, or by any other reasonable means determined by the Firm).

2.        Provide Written Disclosure to Each Covered Fund Regarding Identified Disqualifying Events. In the event a Rule 506 Covered Person of the Firm has had a Disqualifying Event, the Firm will provide written disclosure to each Covered Fund regarding the Disqualifying Event. The Firm will keep and maintain records relating to any representations made to any Covered Funds with respect to these Rule 506(d) Procedures.

Appendix 4 – Marketing Materials and Advertising

Rothschild Asset Management Inc.

Marketing Material and Advertising

Policies and Procedures

Amended August 2015

Statement of Policy

Rule 206(4)-1 (the “Advertising Rule”) under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), prohibits investment advisers such as Rothschild Asset Management Inc. (the “Firm”) from, directly or indirectly, publishing, circulating or distributing any advertisement or marketing material that contains any untrue statement of material fact or that is otherwise false or misleading. In addition, marketing material and performance information provided to current or prospective investors in private investment funds, such as the Firm’s commingled funds, any Mutual Funds advised by the Firm and the CITs and UCITS sub-advised by the Firm, are subject to the anti-fraud provisions of the Advisers Act.

The Firm has adopted these policies and procedures (this “Policy”) to set forth guidelines for the preparation of marketing material and to ensure that the Firm complies with relevant provisions of the Advisers Act, such as the Advertising Rule and anti-fraud provisions. This Policy applies to marketing material with respect to all clients, including any Mutual Funds advised by the Firm. It is the responsibility of every employee of the Firm (“Employee”) to act in furtherance of this Policy. Any questions related to this Policy, the Advertising Rule or any other regulations regarding marketing material should be directed to the Chief Compliance Officer. Failure to comply with this Policy may result in disciplinary action up to and including termination of employment, as well as possible fines and civil or criminal penalties.

Definition of Marketing Material

An advertisement or marketing material (together, “Marketing Material”) is defined to include any notice, circular, letter or other written communication addressed to more than one person, or any notice or other announcement in any publication or by radio or television, which offers (i) any analysis, report, or publication concerning securities, or which is to be used in making any determination as to when to buy or sell any security, or which security to buy or sell, (ii) any graph, chart, formula, or other device to be used in making any determination as to when to buy or sell any security, or which security to buy or sell, or (iii) any other investment advisory service with regard to securities.

For the purposes of this Policy, Marketing Material is also defined to include any book, request for proposal, due diligence questionnaire, presentation, commentary, factsheet, website content, press release, form letter, email campaign, seminar and telephone scripts and associated presentations, and other similar documents regarding any of the Firm’s products or investment advisory services. An email campaign is defined as a form email sent to more than one person, whether sent in multiple emails or sent as one email to multiple recipients. By way of clarification, Marketing Material does not include communications to a client, or a client’s consultant, regarding the client’s account with the Firm, such as client account reporting or responses to client inquiries.

Appendix 4 – Marketing Materials and Advertising

Marketing Material includes communications to existing clients or prospective clients, or existing or prospective investors in a commingled fund managed by the Firm, or CIT or UCITS sub-advised by the Firm, regardless of the medium used (e.g., electronic and broadcast advertisements). While oral communications and customized responses sent to one person are generally not considered Marketing Material, Employees should nevertheless always seek to provide information that is accurate and not misleading.

Review, Log and Record of Marketing Material

All new or materially amended Marketing Material must be reviewed by the Chief Compliance Officer to ensure compliance with the rules and guidelines set forth in this Policy and applicable regulations, including the Advertising Rule and the anti-fraud provisions of the Advisers Act. The Firm’s Sales and Marketing Department will maintain a log and keep records of the Firm’s Marketing Material.

Procedures Regarding Mutual Fund Marketing Material

With respect to Marketing Material of Mutual Funds, the Marketing Department must send the Marketing Material to the distributor (the “Distributor”) of the Mutual Fund and the Firm’s Chief Compliance Officer for review. The Marketing Department must log and file the evidence of the Distributor’s review in addition to the review by the Chief Compliance Officer as provided above. The Marketing Department must keep a record of all Mutual Fund Marketing Material. The Marketing Department will also ensure that the Distributor has filed Mutual Fund Marketing Material with regulatory authorities, such as FINRA, as required.

The Firm will ensure that all information posted to a Mutual Fund’s website or the Firm’s website referencing the Mutual Fund will adhere to the following standards and requirements:

a. The information does not include false and misleading statements of material fact;

b. All material information is disclosed;

c. All information is presented in a fair and balanced manner;

d. The website does not include any specific references to a Mutual Fund unless first approved by the Mutual Fund’s distributor;

e. All information posted to a Mutual Fund’s website is reviewed by the Chief Compliance Officer prior to posting; and

f. All information shall be reviewed by an individual designated by the Chief Compliance Officer on at least a quarterly basis.

The Firm will be responsible for monitoring the information placed on the Firm’s website referencing the Mutual Fund or the Mutual Fund’s website to ensure only accurate and current information is presented. The Chief Compliance Officer will review these procedures with respect to the Mutual Fund website and related Marketing Material to determine whether additional procedures are necessary to be consistent with the Mutual Fund’s Policy.

Appendix 4 – Marketing Materials and Advertising

To the extent that the Firm uses the services of any third-party or affiliated service providers with regard to Mutual Fund Marketing Material, including any material posted on the Mutual Fund’s website, the service provider must be required to comply with the procedures herein regarding Mutual Fund Marketing Material.

Rules Regarding the Content of Marketing Material

The Advertising Rule prohibits the Firm from directly or indirectly publishing, circulating, or distributing any Marketing Material that (i) contains any untrue statement of a material fact or is otherwise false or misleading, (ii) refers, directly or indirectly, to any testimonial of any kind concerning the Firm or concerning any advice, analysis, report, or other service rendered by the Firm; (iii) contains selective disclosure of recommendations or portfolio holdings, including past specific recommendations; (iv) represents that any graph, chart, formula or other device being offered can in and of itself be used to make investment decisions without prominently disclosing in the Marketing Material the limitations and difficulties in its use; or (v) offers a free service, report or analysis unless it will in fact be furnished entirely free.

Marketing Material is misleading if it contains an untrue statement of a material fact or omits to state a material fact necessary in order to make a statement made, in the light of the circumstances of its use, not misleading. A statement could be misleading if it is contrary to other statements being made or lacks explanations, qualifications, limitations or other statements necessary or appropriate to make such statement not misleading.

Other misleading statements include (i) representations or promises as to security of capital, level of volatility or downside capture, (ii) promises of future gains or income, (iii) representations implying that future performance may be inferred from past results, (iv) exaggerated or unsubstantiated claims about management skill or techniques, including puffery and (v) unwarranted or incompletely explained comparisons to other investment vehicles or to indexes.

The appropriateness of any specific Marketing Material will depend on all the facts relating to the piece and the statements contained therein, including the form as well as the content of the material, the implications or inferences arising out of the communication in its total context and the sophistication of the recipient.

Use of Performance Information

Performance information should reference whether the information is presented net or gross of fees and expenses. Performance information should be presented net of all fees and expenses where applicable. All presentations of performance information, including the use of performance information with respect to any Mutual Funds advised by the Firm, must be consistent with the guidance below. Performance information is prohibited if it:

a.

fails to disclose the effect of material market or economic conditions on the results portrayed (e.g., an advertisement stating that the accounts of the adviser’s clients appreciated 25% in value without disclosing that the relevant benchmark appreciated 40% during the same period);

Appendix 4 – Marketing Materials and Advertising

b.	includes model or actual results that do not reflect the deduction of advisory fees, brokerage or other commissions, and any other expenses that a client would have paid or actually paid;

c.	fails to disclose whether and to what extent the results portrayed reflect the reinvestment of dividends and other earnings;

d.	suggests or makes claims about the potential for profit without disclosing the possibility of loss;

e.

compares model or actual results to an index without disclosing all material facts relevant to the comparison (e.g., an advertisement that compares model results to an index without disclosing that the volatility of the index is materially different from that of the model portfolio);

f.

fails to disclose any material conditions, objectives or investment strategies used to obtain the results portrayed (e.g., the model portfolio contains equity stocks that are managed with a view towards capital appreciation);

g.

fails to disclose, if applicable, that the conditions, objectives or methodology of the investment strategy changed materially during the time period portrayed in the advertisement and, if so, the effect of any such change on the results portrayed;

h.

fails to disclose, if applicable, that any of the securities contained in, or the investment methodology followed with respect to, the investment strategy do not relate, or only partially relate, to the type of advisory services currently offered by the adviser (e.g., the model includes some types of securities that the adviser no longer recommends for its clients);

i.

fails to disclose prominently, where model results are used, the limitations inherent in model results, particularly the fact that such results do not represent actual trading and that they may not reflect the impact that material economic and market factors might have had on the adviser’s decision-making if the adviser were actually managing clients’ money;

j.	fails to disclose, if applicable, that the adviser’s clients had investment results materially different from the results portrayed in the investment strategy; or

k.

fails to disclose prominently, if applicable, that the results portrayed relate only to a select group of the adviser’s clients, the basis on which the selection was made, and the effect of this practice on the results portrayed, if material.

***

Appendix 5 – Best Execution

Rothschild Asset Management Inc.

Best Execution Policies and Procedures

Amended August 2015

Statement of Policy

Rothschild Asset Management Inc. (the “Firm”) has a duty to obtain “best execution” of the securities transactions being effected for client accounts. To fulfill this obligation, the Firm generally must execute securities transactions in such a manner that the client’s total cost or proceeds in each transaction is the most favorable under the circumstances. The Securities and Exchange Commission (the “SEC”) has stated that in deciding what constitutes best execution, the determinative factor is not the lowest possible commission cost, but whether the transaction represents the best qualitative execution. In seeking best execution, the Firm should consider the full range of the broker’s services, including, among other things, execution capability, commission rate, financial responsibility, responsiveness to the Firm and the value of any research services provided. The SEC has, however, indicated that an adviser need not solicit competitive bids on each transaction.

The Firm has adopted these policies and procedures (this “Policy”) in order to facilitate the exercise of the Firm’s duty to obtain best execution. The Firm has established a Trade Management Oversight Committee (“TMOC”), which consists of the Chief Investment Officer, the Head Trader, the Chief Operating Officer, the Broker Liaison and the Chief Compliance Officer to oversee and administer this Policy. It is the responsibility of every employee of the Firm (“Employee”) to act in furtherance of this Policy. Failure of an Employee to comply with this Policy may result in disciplinary action up to and including termination of employment.

Use of Qualified Brokers

The Firm has established general criteria to determine which brokers are qualified to provide brokerage services to its clients. Generally, the Firm places client orders by routing such orders to the institutional desks of selected brokers, electronic communications networks (“ECNs”), and alternative trading systems, including algorithmic trading systems and crossing networks. The Firm may elect to send client orders to market makers, on an agency or principal basis. On rare occasions, the Firm may choose to place orders with market makers that do not make markets in those particular securities. In such situations, the Firm may, subject to its duty to obtain best execution, execute such orders through the market maker’s agency desks. With respect to trading of fixed-income securities, the Firm may also use third party technology platforms such as BondDesk Institutional and Knight Capital Gateway. From time to time, the Head Trader may negotiate with brokers on individual trades where possible to reduce trading costs. The Firm does not and is strictly prohibited from executing any trades through its affiliated broker-dealer, Rothschild Inc., which is a limited purpose broker dealer.

In selecting brokers to execute client orders, the Firm’s traders and investment staff consider a number of factors, including without limitation, the following:

Appendix 5 – Best Execution

•	ability to find liquidity in the market while also minimizing market impact;
•	ability to accurately communicate the nature of the market in a particular security;
•	ability to obtain timely execution and deliver timely execution reports;
•	the size, type and direction of the transaction;
•	the size and volume of the broker’s order flow;
•	the historical actual executed price of the security;
•	the commission rate, mark-downs and mark-ups and other costs;
•	credit worthiness and financial condition, including net capital requirements;
•	ability to handle difficult trades, including block trades, odd-lot trades and other than typical settlement periods;
•	responsiveness to the Firm’s orders;
•	recognition of the importance in retaining anonymity of the Firm in making trades;
•	efficiency and accuracy of clearance and settlement;
•	a history of low trade errors, and the willingness to correct mistakes;
•	accommodation of special needs, including the willingness to step-out transactions;
•	reliability, reputation and integrity;
•	research and brokerage services provided to the Firm that are expected to enhance the Firm’s general portfolio management capabilities;
•	the frequency and amount of price improvement;
•	execution policies and commitment to providing best execution;
•	where appropriate, since generally the Firm does not request limit orders be displayed, compliance with the requirement to display limit orders priced better than its quotation;
•	the willingness and ability to access better-priced orders in ECNs on behalf of the routed orders;
•	familiarity and relationship with market makers in the particular security;
•	ability to determine in a timely manner the appropriate market maker with which to execute the order; and
•	ability to obtain a favorable execution from market makers in the subject security.

The Head Trader for equities and the Firm’s fixed-income portfolio manager each maintain a master list of approved brokers. The master lists of approved brokers are reviewed annually by the Head Trader, the Chief Compliance Officer, and the Chief Investment Officer or the fixed-income portfolio manager, as the case may be, taking into account the above mentioned considerations. Under certain circumstances, with the approval of or in consultation with the Chief Investment Officer, a trade may be executed through a broker not on the Firm’s approved broker list if the Firm believes that doing so is in the client’s best interest and is consistent with this Policy.

Directed Brokerage

The Firm ordinarily exercises discretionary authority over a client’s account, including the selection of brokers used to execute transactions. In certain circumstances, the Firm will accept written instructions from a client to execute a percentage of the client’s trades through specific brokers. When the Firm places trades with a directed broker, the Firm may not be able

Appendix 5 – Best Execution

to freely negotiate commissions. In such cases, the commission rate charged by the directed broker may be higher than what the Firm could receive from another broker. In addition, the Firm may not be able to aggregate the trades from a directed brokerage account with other client trades and therefore may not be able to obtain as favorable a price. The Firm generally does not execute directed brokerage securities transactions until non-directed brokerage orders are completed, which may result in a less favorable price for directed brokerage trades. Accordingly, clients who direct brokerages to specified brokers may not generate returns equal to clients who do not. The Firm will seek to honor directed brokerage arrangements requested by clients subject to the Firm’s obligation to obtain best execution for all clients.

Certain directed brokerage arrangements can be fulfilled through “step-outs”. The Firm may use step-out trades when it has determined that it may facilitate better execution for certain client trades. Stepped-out trades are aggregated or batched with non-directed orders for other institutional separate accounts, commingled funds managed by the Firm and CITs and UCITS sub-advised by the Firm. The broker executing the trade agrees to clear and settle the orders for clients with such directed brokerage arrangements through the directed broker. The trades for this type of directed brokerage arrangement are sent for execution first, along with trades for accounts that are not directed. Step-out trades may benefit the client by finding a natural buyer or seller of a particular security so that the Firm can trade a larger block of shares more efficiently. Unless directed otherwise by the client, the Firm may use step-out trades for any client account. There can be no assurance, however, that the Firm will be able to step-out a trade or that it will be able to obtain more favorable execution by stepping-out the trade.

Certain directed brokerage arrangements involve separate accounts that direct their brokerage to a broker who uses the same order entry technology as do the “step-out” brokers. These orders are sent for execution next or simultaneously if the Trading Department determines that the order would not be impactful to the market.

Trades for Wrap Accounts

The Firm will typically place orders for wrap fee program accounts for execution with the broker-dealer affiliated with, or designated by, the sponsor of the wrap fee program. Placing orders for execution with brokers other than a sponsor-affiliated broker will cause wrap fee clients to incur additional transaction fees (i.e., commissions, commission equivalents or fees) above the wrap fee. In practical effect, the Firm would have to conclude that incurring the additional transaction cost is worth the price improvement and execution services by the executing broker. Accordingly, most if not all transactions placed for wrap fee clients are executed through the sponsoring broker-dealer or the broker-dealer designated by the wrap program sponsor. If trading desk personnel encounter execution problems with the relevant broker affiliated with or the sponsor, they will determine the appropriate course to follow, including contacting the wrap fee sponsor for corrective action.

Trades for wrap account clients are generally executed after trades for institutional accounts are executed. The Firm’s order management technology for entering wrap account orders is different from that used for other directed brokerage arrangements. In addition, brokers for wrap account programs may have certain daily time limitations when orders may not be sent for execution. Trades with such brokers will be entered when the time limitation is not in effect, which may be after the other orders have been executed.

Appendix 5 – Best Execution

Ongoing Best Execution Review

Equity Securities Trading

With respect to trades for institutional client accounts, third party service provider ITG prepares a Daily Summary Report of each day’s high cost orders, high profit orders and high volume orders. With respect to trades for wrap-fee client accounts, the Firm generates a Wrap Daily Check Blotter of the day’s largest trades. Both the Daily Summary Report and the Wrap Daily Check Blotter compares the Firm’s execution price to the arrival price and the volume weighted average price of the security. The Daily Summary Report and the Wrap Daily Check Blotter are reviewed by the Chief Investment Officer and the trading desk. An explanation is noted to any material unfavorable impact. The trading desk and Chief Investment Officer’s review of these reports are documented.

Issues raised by such reviews will be addressed by the trading desk. Remedial action may include, among other actions:

•	Communication with the broker or market maker to discuss the handling of particular orders or order handling procedures in general; or

•	The reduction or elimination of order flow to brokers or market makers that have a record of failing to provide best execution.

In addition, as part of their review of the Firm’s ongoing efforts to obtain best execution, the Head Trader and Chief Investment Officer also:

•	Meet from time to time with brokers and technology vendors to consider new trading technologies;

•	Participate from time to time in a third party survey which results in reports on industry trading and research practices and provides information on industry-average explicit commission rates; and

•	Review periodically a report of the Firm’s unsettled trade exposure by broker.

Fixed-Income Securities Trading

With respect to trading of fixed-income securities, the fixed-income portfolio manager will maintain a blotter indicating relevant trade data including broker, price, quantity, yield spread, other broker bids, issuer name, maturity, coupon, credit rating, as applicable, current municipal bond scale. The fixed-income portfolio manager will also maintain in client trade binders a copy of the trade ticket, and in the case of sales, received bids. The fixed-income portfolio manager and the Head of the Balanced Strategy Team will review periodically the fixed-income blotter to ensure best execution.

Appendix 5 – Best Execution

Quarterly Best Execution Review

The TMOC meets on a quarterly basis to review the Firm’s trade execution and ensure that the Firm is obtaining best execution. At such quarterly review, the Head Trader and the fixed-income portfolio manager report on the Firm’s execution results for the quarter, noting any issues or trends, significant variances between targeted and actual trading activity and commissions with a particular broker, technology improvements and new or terminated broker relationships. In this quarterly meeting, the committee reviews an analysis of the Firm’s trading by a third-party vendor.

In addition, the Head Trader and the Chief Investment Officer provide a best execution review and report to the Firm’s Investment Committee on a quarterly basis.

Broker Review

At least annually, the Firm’s TMOC and the fixed-income portfolio manager will review the selection of brokers and market makers and the quality of the execution received and the Firm’s list of approved brokers. The review of brokers will consist of various factors, including without limitation, the factors set forth below:

•	average commission rate charged by the broker;
•	the services provided by the broker other than execution (i.e., research or brokerage services and products used in the management of client accounts);
•	the value of research provided by each broker;
•

whether the execution and other services provided by the broker were satisfactory (taking into account such factors as the speed of execution, the certainty of execution, and the ability to handle large orders or orders requiring special handling);

•	reason for using that broker (i.e., research, execution only, etc.);
•	unusual trends (such as higher than usual commission rates or a large volume of business directed to an unknown broker);
•	potential conflicts of interest (such as directing brokerage to a broker who makes client referrals to the Firm); and
•	the broker’s financial condition, including when the broker is a publicly-traded company, the broker’s equity price.

Quarterly Broker Vote

All investment professional staff members participate in a quarterly broker vote by which the Firm’s commissions are allocated among the list of approved brokers. In placing broker votes, investment professionals are instructed to consider factors such as the broker’s breadth, uniqueness and overlap of research coverage, analyst accessibility, the broker’s responsiveness and frequency of usage; conferences and management meetings and the quality and utility of research. The cumulative results of the investment professionals’ broker votes determine the Firm’s targeted commission allocations for the quarter. A portion of the Firm’s annual commissions are excluded from the broker vote in order to provide the Firm’s traders with the flexibility needed to achieve best execution. The TMOC will review the quarterly broker vote and note instances of significant quarter over quarter changes in broker targets.

Appendix 5 – Best Execution

Principal and Cross Transactions

The Firm does not engage in any principal or cross transactions. As a matter of policy, the Firm or its affiliates may not, directly or indirectly, (i) while acting as principal for its own account, knowingly sell any security to, or purchase any security from, an advisory client or (ii) while acting as broker for a person other than such client, knowingly effect any sale or purchase of any security for the account of an advisory client without, in each case, disclosing to such client in writing, prior to the completion of such transaction, the capacity in which the Firm is acting, and obtaining the consent of the advisory client to the transaction. Blanket consents (prior consent obtained to cover a category of transactions) are not sufficient for this purpose. The SEC does not consider an adviser to be acting as a broker for an account when the Firm does not receive additional transaction based compensation.

•

Each portfolio manager must notify the Chief Compliance Officer prior to arranging for a principal or cross transaction. The Chief Compliance Officer will ensure that, in instances in which the Firm acts as principal, or as a broker for compensation, the required notice is given and consent is obtained.

•

Accounts of the Firm and its affiliates or other accounts controlled by the Firm or its affiliates (within the meaning of the Advisers Act) may be treated as accounts of the Firm for purposes of determining whether a transaction is a principal transaction or cross transaction. Transactions between a client account and (1) an account of the Firm and/or its affiliates or (2) an account at least 25% of which is comprised of interests held by the Firm and/or its affiliates will be deemed a principal transaction.

Agency Cross Transactions

The Firm does not execute any of its client account transactions through RINC and therefore does not anticipate that it will engage in any agency cross transactions. An “agency cross transaction” is a transaction in which an investment adviser (or an affiliate) acts as the broker for both the seller and purchaser of the security. The adviser or its affiliates may engage in agency cross transactions only after obtaining the consent of its clients as required by Rule 206(3)-2 under the Advisers Act. No agency cross transactions may be effected when the adviser, or any person controlling, controlled by or under common control with the adviser, recommended the transaction to both the seller and the purchaser. The Firm’s affiliated broker-dealer, RINC, does not trade or hold customer or proprietary accounts.

***

Appendix 6 – Trade Order, Aggregation and Allocation

Rothschild Asset Management Inc.

Policies and Procedures on

Trade Order, Aggregation and Allocation

Amended August 2015

Rothschild Asset Management Inc. (the “Firm”) manages multiple client accounts, including without limitation Mutual Funds, separately managed accounts, commingled funds and wrap accounts, in the same or similar investment strategies. In addition, the Firm may receive performance-based compensation or higher management fees from certain client accounts, or the Firm or its employees (“Employees”) may have made proprietary or personal investments in a client account, such as the Firm’s commingled funds. Accordingly, the Firm has a conflict of interest and may be inclined to favor certain accounts over others. Accordingly, the Firm has adopted these policies and procedures (the “Policy”) regarding trade order, trade aggregation and trade allocation in order to ensure that one client is not favored over another.

The TMOC is responsible to oversee and administer this Policy. The Chief Compliance Officer will review this Policy at least annually to ensure that the procedures set forth in this Policy are adequate. It is the responsibility of every employee of the Firm (“Employee”) to act in furtherance of this Policy. Failure of an Employee to comply with this Policy may result in disciplinary action up to and including termination of employment.

Statement of Policy

It is the Firm’s policy that all clients should be treated fairly and to not advantage one client over another in (i) determining the order in which client trades are placed, (ii) aggregating client orders for the purchase and sale of securities and (iii) allocating purchases and sales of securities among client accounts.

Order of Trading and Trade Rotation

In order to ensure that the Firm’s clients are treated fairly over time, the Firm has adopted the following order in which trades are placed:

1)	First, program trades (i.e., trades related to client cash contributions and withdrawals), and trades to “square up” certain client accounts with the desired model portfolio weightings are placed.

2)	Next, orders related to changes in the model portfolio are placed. Such trades are placed in the following order:

a.

First, trades for non-client directed brokerage institutional separate accounts, the commingled funds and Mutual Funds managed by the Firm, the CITs and UCITS sub-advised by the Firm and institutional separate accounts with directed brokerage arrangements that may be “stepped-out”. Such trades may be aggregated (see “Trade Aggregation” below).

Appendix 6 – Trade Order, Aggregation and Allocation

b.

Second, trades for accounts with client directed brokerage arrangements that may not be “stepped-out” and accounts where brokerage is 100% client directed. Such trades will generally be entered on a first-come, first-serve basis, and the earlier trade will be completed before entering the later one unless the trading desk determines that multiple trades can be placed simultaneously without an adverse price effect.

c.	Third, trades for wrap program accounts. Trades for wrap program accounts will be rotated by wrap program sponsor such that a sponsor that was first for an order will be last for the next order.

The Firm generally does not place two simultaneous competing client orders to avoid any negative price effect, except that the Firm may place a simultaneous competing order with a client-directed broker if the trade is small enough not to have an adverse effect on a prior competing order. In addition, the Firm may undertake simultaneous transactions for accounts due to program trades attributable to client cash contributions and withdrawals.

Wrap program accounts that have special requirements such as tax considerations, purchase and sale restrictions or other considerations may require an additional review of the account prior to entering an order. In addition, a wrap program sponsor may have limitations on the time during which orders can be entered. Orders for such accounts may be placed later than orders for other clients.

Comparison of Institutional and Wrap Execution Prices

In order to ensure that the Firm’s investment recommendations are being allocated fairly to all clients, the Operations Department will conduct a quarterly comparison of the execution prices for securities traded on the same day for both institutional accounts and wrap-fee accounts to determine whether all accounts are being treated fairly. The TMOC will review and document the results of the analysis.

Trade Aggregation

The Firm may aggregate or batch client orders for the purchase or sale of securities when consistent with the best interests of its clients, including its commingled funds and the CITs and UCITS sub-advised by the Firm. The following policies and procedures apply to the aggregation of client orders:

•

The portfolio manager must determine that the purchase or sale of the particular security involved is appropriate for the client and consistent with the client’s investment objectives and with any investment guidelines or restrictions applicable to the client’s account.

Appendix 6 – Trade Order, Aggregation and Allocation

•

The portfolio manager must reasonably believe that the order aggregation will benefit each client participating in the aggregated order, and will enable the Firm to seek best execution for the accounts.

•

Prior to entry of an aggregated order for institutional separate accounts, an electronic, or in rare cases a written, order ticket is completed which identifies each client account participating in the order and the proposed allocation of the order upon completion. With respect to an aggregated order for wrap program accounts, this information is communicated by email to the trading desk.

•

Each client that participates in an aggregated order will participate at the average share price for all of the Firm’s transactions in the security for that order. Transaction costs associated with an aggregated order will also be shared pro rata based on each client’s participation in the transaction.

The Firm may add a new client order to an existing client order if doing so will not have material adverse effect on the existing order and when doing so is in the best interest of the clients.

Trade Allocation

The following are procedures for how the Firm allocates aggregated orders to client accounts:

•	If an aggregated order is filled in its entirety in one day, the trade will be allocated among clients pro-rata.

•

If an aggregated order is not filled in its entirety in one day, it will be allocated among clients pro rata, with any odd lots allocated to one of the largest accounts participating in the order to avoid disproportionately high ticket charges to smaller accounts.

•

The Firm may allocate an aggregated order on a different basis than the procedures set forth above with the approval of the TMOC; provided that such allocation is in the best interests of the Firm’s clients.

From time to time, there may be differences in invested positions and securities held among clients within the same investment strategy due to client specific investment restrictions, tax considerations and other criteria. Accordingly, the Firm may take some or all of the following factors into account in allocating securities among its clients:

•	Any restrictions placed on a client’s portfolio by the client;
•	Any restrictions placed on a client’s portfolio by virtue of federal or state law (e.g., the Employee Retirement Income Security Act of 1974, as amended);
•	Size of client account;
•	Size of available position;

Appendix 6 – Trade Order, Aggregation and Allocation

•	Total portfolio invested position;
•	Whether an order is filled in its entirety or partially filled;
•	Custodial ticket charges;
•	Whether the allocation is necessary to meet a client cash flow;
•	Timing of cash flows and account liquidity;
•	Client’s tax status;
•	Nature of the security to be allocated;
•	Supply or demand for a security at a given price level;
•	Current market conditions;
•	Any other information determined to be relevant to the fair allocation of securities.

***

Appendix 7 – Soft Dollars

Rothschild Asset Management Inc.

Soft Dollars Policies and Procedures

Amended February 2015

Statement of Policy

Rothschild Asset Management Inc. (the “Firm”) may use “soft dollars” for research and brokerage services that provide lawful and appropriate assistance to the Firm in carrying out its investment decision-making responsibilities, as permitted under the safe harbor of Section 28(e) of the Securities and Exchange Act of 1934, as amended. Soft dollars refers to the practice of using commission dollars, including by way of commission sharing arrangements, to recognize broker-dealers for investment research and brokerage execution services provided by the broker to an investment adviser.

Research refers to advice provided either directly, electronically, or in hard copy as to the value of securities, the advisability of investing in, purchasing or selling securities and the availability of securities or purchasers or sellers of securities. Research also includes third-party and proprietary research reports (including market research); certain financial newsletters and trade journals; software providing analysis of securities portfolios; corporate governance research and rating services; attendance at certain seminars and conferences; discussions with research analysts; meetings with corporate executives; consultants’ advice on portfolio strategy; data services (including services providing market data, company financial data and economic data); advice from brokers on order execution; and certain proxy services and other information that assists a portfolio manager in making investment decisions or evaluating the performance of accounts.

Brokerage refers to services related to the execution, clearing and settlement of securities transactions and functions incidental thereto (i.e., connectivity services between an investment manager and a broker-dealer and other relevant parties such as custodians); trading software operated by a broker-dealer to route orders; software that provides trade analytics and trading strategies; software used to transmit orders; clearance and settlement in connection with a trade; electronic communication of allocation instructions; routing settlement instructions; post trade matching of trade information; and services required by the SEC or a self-regulatory organization such as comparison services, electronic confirms or trade affirmations.

The Firm’s use of client commissions to obtain research and brokerage services may create an incentive and conflict of interest for the Firm to select a broker to effect client securities transactions based on the Firm’s interests in obtaining the research or brokerage services, rather than on the client’s interest in paying the lowest available commission rate on the transaction.

The Firm has adopted these policies and procedures (this “Policy”) to govern the Firm’s use of soft dollars and manage associated conflicts of interests. The Firm has established a TMOC, which consists of the Chief Investment Officer, the Head Trader, the Chief Operating Officer and the Chief Compliance Officer to oversee and administer this Policy. It is the responsibility of every employee of the Firm (“Employee”) to act in furtherance of this Policy. Failure of an Employee to comply with this Policy may result in disciplinary action up to and including termination of employment.

Appendix 7 – Soft Dollars

Soft Dollar Procedures

Approval Process

1.

All requests for payment with soft dollars must be approved by the Chief Operating Officer for third party research arrangements or services, or the Chief Investment Officer for proprietary research arrangements or services, using a Soft Dollar Review Form. A brief description of the purpose of the payment should be included. Any contracts or other written agreements related to such requests should be attached to the Soft Dollar Review Form.

2.

The Chief Operating Officer or the Chief Investment Officer, as the case may be, will determine whether the research arrangement or service may be paid with soft dollars. In the case of proprietary research arrangements or services, the Chief Investment Officer will consult with the Head Trader as necessary regarding the capabilities of relevant brokers.

3.

The Chief Operating Officer or the Chief Investment Officer, as the case may be, will review the contracts and, if the research arrangement or service is approved, will return a signed copy of the Soft Dollar Review Form to the person requesting the research arrangement or service. The Chief Operating Officer and Chief Investment Officer will be responsible for ensuring that appropriate documentation is obtained and attached to the contract, as needed.

Criteria for Approval

A number of criteria are to be considered in approving soft dollar allocations, including the broker-dealer’s business reputation and financial position and its ability to consistently execute orders professionally and on a cost effective basis, provide prompt and accurate execution reports, prepare timely and accurate confirms, deliver securities or cash proceeds promptly and provide meaningful research services that directly assist the Firm in its investment decision-making process and not in the management of the Firm or other desired and appropriate services. In addition, a client may limit, by way of directed brokerage or specific restriction, the Firm’s use of soft dollars generated by the client’s account to obtain third party research or services.

As a fiduciary, the Firm has an obligation to obtain “best execution” of client transactions under the circumstances of the particular transaction. Consequently, notwithstanding the safe harbor provided under Section 28(e), no allocation for soft dollar payments shall be made unless best execution of the transaction is reasonably expected to be obtained.

The TMOC will review the Firm’s use of soft dollars quarterly, including the Soft Dollar Review Form for each service and whether the research and brokerage services obtained with client commissions and the amount of commissions paid for each service, was reasonable in relation to the value of that service.

Appendix 7 – Soft Dollars

Allocations for Mixed-Use Services

The Firm’s use of a product may involve a “mixed-use,” meaning that a portion of the product is used to provide bona fide research as part of the investment decision-making process and part of it may be used for a non-research purpose. In these situations, the Firm must make an allocation of the cost of such service based on its evaluation of the research and non-research uses of the product. The cost of the product must be paid using both hard and soft dollars, the hard dollars being paid by the Firm for the non-research portion and soft dollars for the research portion. An initial determination shall be made on the Soft Dollar Review Form as to whether the product is likely to have a mixed use and will be reevaluated on at least an annual basis and whenever there is a substantial change in use.

1.

For services that have a mixed use, the Firm will make an ongoing good faith determination as to how much of the cost may be paid with soft dollars and such determination will be reevaluated on at least an annual basis and whenever there is a substantial change in use. The basis for such determination shall be documented and will include an explanation as to the basis for determining that such allocation was fair and reasonable.

2.

The computation shall be attached to the Soft Dollar Review Form, retained in the Firm’s files along with any records used to determine the mixed use percentages. The TMOC will reevaluate such mixed use services on at least an annual basis and whenever there is a substantial change in their use.

3.

Providers of services that have a mixed use will be directed to either send separate bills to the Firm and the paying broker for the appropriate amounts, or bill the paying broker for such service and the broker will be directed to bill the Firm for the non-research portion.

Duplicative Services

From time to time, the same service may be provided by more than one vendor. As part of its review of the Soft Dollar Review Form, the TMOC will consider whether the same services are being provided by two or more service providers. If more than one vendor is providing the same service, the Firm will use soft dollars to pay for the duplicative services provided by one of the vendors but use hard dollars to pay for the same service provided by any other vendors. The minutes of the committee will document this review

Special Considerations for ERISA Clients

A retirement or ERISA plan client may direct all or part of portfolio transactions for its account through a specific broker or dealer in order to obtain goods or services on behalf of the plan. Such direction is permitted provided that the goods and services provided are reasonable expenses of the plan incurred in the ordinary course of its business for which it otherwise would be obligated and empowered to pay, and provided that the allocation is consistent with the Firm being able to obtain best execution. ERISA, however, prohibits directed brokerage arrangements when the goods or services purchased are not for the exclusive benefit of the plan. Consequently, the Firm will seek to confirm that the products or services obtained for soft dollars will be used exclusively for the benefit of the plan’s participants and their beneficiaries.

Appendix 7 – Soft Dollars

Books and Records

Master List of Soft Dollar Arrangements

The Operations Department will maintain a list of all soft dollar arrangements, which will include:

•	the name and a brief description of the purpose of the payment;
•	the user(s);
•	the identity of the third party provider;
•	the amount of the soft dollar commitment;
•	the soft dollar/hard dollar ratio; and
•	information regarding the terms of the contract, if any.

Quarterly Reports / Broker Statements

1.

As further discussed in the Firm’s Best Execution Policies and Procedures, the TMOC will review quarterly reports of commission use. For each broker that has received commissions on advisory client trades, the report will show the total amount of commissions year-to-date (including soft dollar commissions), and, as applicable, the annual commission goal and percentage of the goal currently achieved.

2.

The Chief Operating Officer will compare the Firm’s quarterly reports of commission use to any soft dollar summaries provided by the brokers to verify whether there are any discrepancies between the services provided and those received.

Annual Review

Each year, the TMOC will establish an estimated soft dollar budget and will review the list of brokers with whom the Firm is transacting business. The TMOC will review the summary annually to ensure that all products that are paid in soft dollars are included on the list. The TMOC will review the commission totals directed to each broker for the previous year and determine whether adjustments to such direction are needed based on additional soft dollar arrangements. Alternate arrangements for payment of services to the broker may be made if necessary. The summary will be revised as needed and distributed to the Head Trader and Chief Investment Officer.

The Chief Compliance Officer will review the soft dollar disclosure set forth in Form ADV Part 2A, investment advisory agreements and offering materials for clients that are private investment funds and update such disclosure as necessary, making sure that all use of soft dollars is disclosed with specificity.

***

Appendix 8 – Liquidity of Mutual Fund Holdings

Rothschild Asset Management Inc.

Guidelines for Determining

Whether Mutual Fund Portfolio Securities are Liquid

Adopted August 2015

Liquidity of Mutual Funds

The Investment Company Act of 1940 (the “1940 Act”) and regulations and interpretations of the U.S. Securities and Exchange Commission (“SEC”) under that 1940 Act require mutual funds (other than money market funds) to limit investments in illiquid securities to no more than 15% of a fund’s net assets.

Under current SEC guidance, the percentage of illiquid holdings of a fund is calculated at the time of each acquisition of an illiquid security. Therefore, a fund will not be in violation of this liquidity standard if illiquid securities constitute in excess of 15% of the fund’s net assets as a result of market movement, the re-designation of a liquid security as illiquid, or changes in the composition of the fund’s portfolio other than the purchase of further illiquid securities (i.e., the sale of liquid securities).

While the investment portfolios of the mutual funds (each a “Fund”) to which Rothschild Asset Management Inc. (the “Firm”) acts of investment adviser or investment sub-adviser generally hold only registered securities, listed and regularly traded on a US exchange and other similarly liquid securities such as money market funds, it is the Firm’s policy that all of the Funds should seek to continuously maintain a portfolio that is comprised of at least 85% of its net assets in liquid securities (“Liquidity Standard”). As a result, if a Fund does not meet the Liquidity Standard because of a purchase of an illiquid security, the Firm shall immediate take such action as is necessary (including disposition of one or more illiquid securities) to cause the Fund to meet the Liquidity Standard and shall make the Fund whole for any costs or losses incurred as a result of exceeding the Liquidity Standard. If at any point in time, a Fund does not meet the Liquidity Standard for any reason other than a purchase of an illiquid security, the Firm shall take such reasonable efforts to cause the Fund to meet the Liquidity Standard as soon as reasonably practicable.

Definition

An “illiquid security” is defined as any security, instrument or other holding that cannot be sold, or disposed of, in the ordinary course of business within seven calendar days (based on trade date, not settlement date) at approximately the price used in valuing the security for purposes of determining the fund’s net asset value. The “approximate price” standard for determining liquidity does not preclude the notion that there may be some limited price erosion in liquidating large positions. A reasonable working limit of acceptable price erosion is a decline in the price of the security being sold, solely as a result of the volume of securities put out for sale by the Fund within the seven day window, that in and of itself would not create a valuation error exceeding  1⁄2 of 1% of the Fund’s net assets. Of course, securities prices will fluctuate daily as a result of market conditions or news relating to the issuer. Price fluctuations caused by events other than the volume of securities put out for sale by the Fund within the seven day window do not violate the “approximate price” standard.

Appendix 8 – Liquidity of Mutual Fund Holdings

Guidelines for Determining Liquidity

I. Standards for Determining Liquidity

Most registered securities, listed and regularly traded on a US or major foreign securities exchange, are presumed to be liquid. However, securities listed on smaller foreign exchanges may be considered illiquid depending on the factors discussed below. Liquid securities may also become illiquid due to a variety of events or factors, including but not limited to, a reduction in trading volume for any reason, bankruptcy or other credit event impacting the issuer, trading halts, delistings or adverse news relating to the issuer.

1. Liquidity should be determined on a “going concern” basis that assumes a reasonably normal market. In determining whether a particular portfolio security can be sold within seven calendar days at approximately the price at which it is currently valued, certain assumptions should typically be made:

•	The Fund is not engaging in a general liquidation of its assets and, therefore, has the normal trading flexibility in liquidating the particular security;
•	The Firm should assume a disposition in the ‘normal course of business” and therefore need not assume that it needs to liquidate the entire position; and
•	The security is being sold into reasonably normal markets. The Firm is not required to assume it must make an immediate disposition into abnormal markets (no “firesale”).

2. Aggregating Positions Across Similarly Managed Accounts. If the Fund is managed substantially similarly to other accounts managed by the Firm, the Firm should take into account the need for other similarly managed accounts to dispose of a security when assessing liquidity. If the Fund’s position would be handled differently from the positions in other discretionary accounts, the Fund’s position should be viewed in isolation. This determination should be documented and reviewed periodically.

3. Consider Trading Volumes. In determining liquidity, the Firm should consider the size of the Fund’s position in a particular security relative to various measures of trading volume. In this regard the Firm may consider: (a) the security’s average trading volume on the appropriate principal exchange for such security, and (b) the highest volume absorbed by the market within the recent past (“peak” volume). Position size can be large in relation to average trading volume and/or peak volume for various reasons e.g., the security is very thinly traded (so that even a small position can be relatively large in relation to trading volume), or the security has a relatively healthy average trading volume but the absolute position is large in relation to that volume.

4. Other Factors. Other factors that the Firm may take into consideration in determining the liquidity of a security are:

•	The presence of potential “large block” purchasers in the market place, which may not be reflected in the daily trading volume;

Appendix 8 – Liquidity of Mutual Fund Holdings

•	The “short” position in the particular security and whether the market overall is “short” in the particular security;
•	The historical market appetite for the security when large blocks have been exposed to the market;
•	The frequency of trades and quotes for the security;
•	The number of dealers that purchase or sell the security;
•	The number of dealers that have undertaken to make a market in the security;
•	The number of other potential purchasers (particularly relevant for 144A securities and municipal securities (discussed below); and
•

The nature of the security and how trading is effected (e.g., the time needed to sell the security, how bids are solicited and the mechanics of transfer (particularly relevant for loans, as discussed below).

II. Holdings Considered to be Illiquid

The following securities are considered to be illiquid. The Firm must promptly inform the Administrator if it purchases any such securities so as to insure that the Fund is in compliance with the Liquidity Standard.

•	repurchase agreements with maturities over seven days;
•

all privately negotiated debt securities, private placements and other securities to which legal restrictions on resale apply (other than Rule 144A securities and section 4(2) commercial paper, which are discussed in Section IV below);

•

investment company securities that exceed 1% of the issuer’s outstanding shares (an issuer of investment company shares (including an ETF) is not obligated to redeem shares in an amount exceeding 1% of the issuer’s total shares outstanding for a period of less than 30 days); and

•	unlisted foreign securities and securities denominated in foreign currencies that are subject to currency exchange or repatriation restrictions.

III. Holdings Presumed to Be Illiquid

The following securities are presumed to be illiquid unless the Firm makes a specific determination that (i) the holding may be sold within seven days at approximately the price at which it is valued in the Fund, (ii) it has a reasonable belief that the security is marketable and will not become unmarketable during the period it is expected to be held by the Fund, taking into account the securities trading volume, and (iii) if it is a security identified in Section IV below, it meets the criteria for liquidity taking into account the considerations set forth in that section:

•	Rule 144A securities;
•	Section 4(2) commercial paper;

Appendix 8 – Liquidity of Mutual Fund Holdings

•	all swap agreements and similar agreements which extend for more than seven calendar days;
•	Interest only (“IOs”) and principal only (“POs”) mortgage backed securities;
•	Loans;
•	Non-exchange traded (i.e., OTC) option contracts; and
•	Municipal lease obligations.

***

Appendix 9 – Disclosure of Mutual Fund Portfolio Holdings

Rothschild Asset Management Inc.

Policy on Disclosure of Mutual Fund Portfolio Holdings

Adopted August 2015

Background

Rothschild Asset Management Inc. (the “Firm”) provides advisory services to Mutual Funds that are registered under the Investment Company Act of 1940, as amended (the “Act”). As a result of the Firm’s provision of services to the Mutual Funds, employees of the Firm may have access to Portfolio Holdings Information (as defined herein) of one or more Mutual Funds prior to the time such information is publicly disseminated. The Firm has adopted a Code of Ethics pursuant to Rule 17j-1 of the Act designed to prohibit fraudulent or deceitful conduct. The Firm has adopted the following policy with respect to the disclosure of a Mutual Fund’s portfolio holdings information by any person to any third party prior to the time such information is publicly disseminated by the Mutual Fund.

Any suspected breach of this policy should be reported immediately to the Chief Compliance Officer. Failure of an employee of the Firm to comply with this policy may result in disciplinary action up to and including termination of employment.

Policy

It is the Firm’s policy to permit the dissemination of Portfolio Holdings Information to third parties prior to the time of its public dissemination only when such disclosure is in the best interest of Mutual Fund shareholders and only when such disclosure is accompanied by appropriate and reasonable protections against the improper use and dissemination of such information.

For purposes of this policy “Portfolio Holdings Information” is defined as information which, at any point in time, identifies, or may be used to identify (1) any security owned by a Mutual Fund, (2) the current value of any security owned by a Mutual Fund, (3) characteristics of securities owned by a Mutual Fund or of a Mutual Fund’s portfolio as a whole including, but not limited to, sector or geographic weightings, and (4) financial and other proprietary or non-public information concerning a Mutual Fund and the securities contained in a Mutual Fund’s portfolio.

Portfolio Holdings Information does not include information which has been (1) disclosed to the public in either a prospectus or in a shareholder report filed with the Securities and Exchange Commission and delivered to shareholders pursuant to Section 30(e) of the Act, or posted on the Mutual Fund’s internet website in accordance with the requirement of Instruction 3 to Item 11(f)(2) of Form N-lA, or (2) filed with the Commission on (a) Form N-CSR or (b) in a filing on Form N-Q made in accordance with the requirements of Rule 30b1-5 under the Act. Information contained in a filing on Form N-Q not made in accordance with the requirements of Rule 30b1-5 is still considered Portfolio Holdings Information for purposes of this policy.

Appendix 9 – Disclosure of Mutual Fund Portfolio Holdings

Portfolio Holdings Information is to be kept strictly confidential and should not be disclosed to any third party prior to the time of its public dissemination by the Firm except in accordance with the following procedures:

•	The disclosure is required to respond to a regulatory request, court order or other legal proceedings and has been approved by the Chief Compliance Officer;

•

The disclosure is to a mutual fund rating or, statistical agency, consultants or person performing similar functions or, vendors that provide pricing information / contribution/ attribution services where (1) the Chief Compliance Officer has approved such disclosure, and (2) the Firm has obtained a signed a confidentiality agreement from such party;

•

The disclosure is made to broker dealers, investment advisers or other financial intermediaries for purposes of their performing due diligence on the Mutual Fund and not for dissemination of this information to their clients or use of this information to conduct trading for their clients provided (1) the Chief Compliance Officer has approved such disclosure, and (2) the Firm has obtained a signed a confidentiality agreement from such party; or

•

The disclosure is made pursuant to prior written approval of the Chief Compliance Officer. Prior to approving any such disclosure, the Chief Compliance Officer will ensure that procedures, processes and agreements are in place to provide reasonable assurance that the Portfolio Holdings Information will only be used in accordance with the objectives of this Policy.

***

Appendix 10 – Valuation

Rothschild Asset Management Inc.

Valuation Policies and Procedures

Amended August 2015

It is important that Rothschild Asset Management Inc. (the “Firm”) accurately values client securities. The Firm’s fees are based on a percentage of the client’s account value and inaccurate security valuations could cause the Firm to overcharge or undercharge the client. In addition, inaccurate security valuations could cause the Firm’s performance or holdings reports and other materials to be inaccurate or misleading. The Firm has established a Valuation Committee which consists of the Chief Investment Officer, the Chief Operations Officer and the Head Trader to administer the Firm’s valuation policies and procedures.

Except for purposes of billing and performance calculations (discussed below), valuation of the securities in the client’s account is primarily the responsibility of the client’s custodian or other independently third party contracted by the client. The one exception is certain legacy client accounts where the Firm has contracted a third party to serve as custodian and value the securities in the portfolio. In all cases, clients receive independent reports from the custodian or third party pricing agent that include, among other things, valuations of the securities in their account.

Use of Agreed Upon or Disclosed Methodologies and Pricing Sources

The Firm values the securities in client accounts for the purposes of client billing and performance calculations. Nearly all of the securities in the Firm’s client accounts, other than certain fixed income securities such as municipal bonds, are actively traded in a liquid public market, and as such, market quotations for these securities are readily available. The Firm uses the following independent pricing sources to value these securities:

Security Type	Account Type	Third Party Pricing Source
Equity	Institutional Accounts	IDC
Fixed Income	Institutional Accounts	JJKenny, IDC and Factset
Equity	Wrap Program Accounts	IDC
Fixed Income	Wrap Program Accounts	JJKenny, IDC

The Firm’s client account information is reconciled with the custodian’s account information daily and monthly as data becomes available. The reconciliation process includes a validation of the valuation of the securities held in the accounts.

Valuation of Mutual Fund Securities and Assets

The Board of Directors (the “Fund Board”) of the Mutual Fund has adopted policies and procedures for valuing portfolio securities and assets (the “Fund Valuation Policies”) to be used to value portfolio securities and other assets held in the Mutual Funds. The Fund Board is responsible for the valuation of the Mutual Fund’s holdings consistent with the Investment Company Act of 1940, the policies described in the Mutual Fund’s registration statement and the Fund Valuation Policies.

Appendix 10 – Valuation

With respect to the valuation of portfolio securities and assets of a Mutual Fund, if there are any differences between the Firm’s Valuation Policies and Procedures of the Firm and the Fund Valuation Policies, the valuation policies and procedures of the Fund Valuation Policies and the methods authorized thereby shall supersede the Firm’s valuation policies and procedures. The Operations Department will provide such assistance to the Mutual Fund’s valuation committee as may be necessary from time to time to value the Mutual Fund’s securities and assets. The Operations Department will be responsible to review the accuracy of the valuation of Mutual Fund portfolio securities and assets.

Special Valuations

In certain rare instances, questions may arise between the valuation of a security by the Firm and the client’s custodian, or the lack of liquidity or market valuation of a security may cause the Firm to consider an alternate method for valuing a particular security.

When determining security valuations for an account, the Firm must follow any valuation methodologies that may have been agreed to with the client. Any proposed special methodologies shall be reviewed for reasonableness by the Chief Operating Officer, the Chief Compliance Officer and a senior investment professional. Valuation methodologies for private funds should be set forth in the offering memorandum for the fund or its organizational documents.

In any case where a portfolio manager believes that (i) the agreed upon valuation methodology is not appropriate or (ii) market quotations for a security are unavailable, unreliable, or not reflective of the security’s market value, the Chief Operating Officer, the Chief Compliance Officer and a senior investment professional shall determine the fair value of the security by taking into account such factors as deemed to be relevant, including all readily available information concerning such security. Such factors may include:

•	The cost of the security
•	Analytical data regarding the security
•	The value of derivative securities or related securities
•	Values of baskets of securities traded on other markets
•	Interest rates
•	Observations from financial institutions
•	Government actions or pronouncements
•	News events
•	Information with respect to any transactions or offers with respect to the security
•	Price and extent of trading in similar securities or comparable companies
•	Pricing history of the security
•	Relative size of the position in the portfolio
•	Other relevant information

The Chief Compliance Officer shall document the circumstances requiring a special valuation and the reasoning supporting the valuation assigned by the Firm.

Appendix 11 – Custody

Rothschild Asset Management Inc.

Policies and Procedures for the

Safeguarding of Client Assets

Amended August 2015

Statement of Policy

To the extent Rothschild Asset Management Inc. (the “Firm”) has or is deemed to have custody of client funds or securities (“client assets”), the Firm is committed to maintaining controls that are reasonably designed to protect assets from being lost, misused or misappropriated and complying with the requirements of Rule 206(4)-2 (the “Custody Rule”) of the Investment Advisers Act of 1940, as amended.

The Firm has adopted these policies and procedures (this “Policy”) to ensure the Firm’s compliance with the Custody Rule. It is the responsibility of every employee of the Firm (“Employee”) to act in furtherance of this Policy. Failure of an Employee to comply with this Policy may result in disciplinary action up to and including termination of employment.

Determination of Custody

The Firm may have, or be deemed to have, custody of client assets under the Custody Rule by virtue of the following circumstances. The Chief Compliance Officer has determined whether the Firm has custody of client assets in each circumstance. The Firm has custody of client assets if:

1.

The Firm or any related person acts in any legal capacity, such as managing member of a limited liability company, general partner of a limited partnership, or a comparable position for another type of pooled investment vehicle, that gives it legal ownership of or access to client assets.

a.

The Chief Compliance Officer has determined that the Firm has custody of the client assets in the commingled funds managed by the Firm by virtue of it serving as the managing member or investment manager, as the case may be, of such funds.

2.	The Firm calculates its advisory fee, bills the custodian and the custodian automatically deducts fees from client accounts (through arrangements with clients and the qualified custodian).

a.	The Chief Compliance Officer has determined that the Firm has custody of client assets in certain separately managed accounts by virtue of this circumstance.

3.	The Firm (or a related person of the Firm in connection with advisory services the Firm provides to clients) holds, directly or indirectly client assets or has authority to obtain possession of them.

Appendix 11 – Custody

a.	The Chief Compliance Officer has determined that the Firm does not have custody of client assets due to this circumstance.

4.

The Firm or any related person is a trustee of a trust for the benefit of a client. The Chief Compliance Officer has determined that the Firm does not have custody of client assets due to this circumstance.

5.

The Firm or any related person is permitted or authorized (including by general power of attorney) to withdraw client assets maintained with a custodian upon instruction to the custodian other than for authorized trading (e.g., authority to write checks, pay bills, pay taxes, etc.). The Chief Compliance Officer has determined that the Firm does not have custody of client assets due to this circumstance.

The Chief Compliance Officer, in consultation with the Chief Operating Officer, will continue to monitor client arrangements to determine whether the Firm has custody of client assets.

Procedures to Comply with the Custody Rule

With respect to client assets over which the Firm has, or is deemed to have, custody under the Custody Rule, the Firm will comply with the following procedures in accordance with the requirements of the Custody Rule (unless an exception to such requirement is available):

1.	The Chief Compliance Officer, in consultation with the Chief Operating Officer, will confirm periodically that client assets of which the Firm has custody are maintained with a qualified custodian.

2.	The Firm must have a reasonable basis, after due inquiry, to believe that the qualified custodian sends at least quarterly account statements to clients.

a.

In order to form a reasonable belief, after due inquiry, that the qualified custodian has sent quarterly statements identifying the amount of funds and each security and reflecting all transactions in the relevant client account during the quarter, including the deduction of fees, the Firm will either (i) obtain a certification from the qualified custodian that quarterly statements will be delivered by the qualified custodian to the clients identified in the certification or (ii) obtain a copy of the quarterly statements delivered by the qualified custodian to the client.

b.

If the Firm elects to send quarterly statements directly to clients in addition to those sent by the qualified custodian, the Chief Operating Officer will ensure that the Firm includes a legend or other disclosure when notifying clients upon opening a custodial account, following any changes to the information required in that notification and in any subsequent quarterly account statements delivered to clients. The legend must urge clients to compare quarterly statements they receive from the custodian with those received from the Firm.

Appendix 11 – Custody

3.	Commingled Fund Clients:

a.

The Operations Department will ensure annually that each commingled fund provides audited annual financial statements prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) to all limited partners, members and other beneficial owners of the fund within 120 days after the end of the fund’s fiscal year end. To ensure compliance with this requirement, the Operations Department will send a report to the Chief Compliance Officer confirming delivery of the audited financial statements to each beneficial owner of the commingled funds within 110 days after the end of each fund’s fiscal year end;

b.

The Chief Compliance Officer and Chief Operating Officer will ensure that the independent public accountant retained to perform the annual audit is registered with, and subject to regular inspection by, the Public Company Accounting Oversight Board (“PCAOB”) as of the commencement of the professional engagement period, and as of each calendar year-end, in accordance with the PCAOB’s rules; and

c.

If a commingled fund liquidates at a time other than the end of its fiscal year, the Chief Compliance Officer and Chief Operating Officer will ensure that the commingled fund obtains a final audit and distributes audited financial statements prepared in accordance with GAAP to its investors promptly after completion of such audit.

4.

If the Firm opens an account with a qualified custodian on a client’s behalf, either under the client’s name or under the Firm’s name as agent, the Firm must notify the client in writing of the qualified custodian’s name, address, and the manner in which the client assets are maintained, promptly when the account is opened and following any changes to the information required in that notification.

5.

In circumstances other than those where the Firm has custody of client assets because the client is a pooled investment vehicle that is in compliance with the annual audit provision or solely as a consequence of the Firm’s ability to deduct advisory fees from the client’s account, the Firm must undergo an annual surprise examination or audit to verify securities over which the Firm has custody.

Additional Procedures for the Safeguarding of Client Assets

With respect to client assets over which the Firm has custody under the Custody Rule, the Firm should take appropriate steps to prevent misappropriation or misuse of client assets, develop systems or procedures to assure the prompt detection of any misuse, and take appropriate action if misuse does occur. In furtherance of these goals, the Firm has implemented the following procedures:

Appendix 11 – Custody

Internal Controls

1.

Currently, none of the Firm’s Employees have access to client assets. To the extent Employees have access (or can acquire access) to client assets, the Firm will conduct background checks on these Employees;

2.

The Firm requires authorization from the Chief Operating Officer before the withdrawal or transfer of assets from a client’s account (i.e., the payments of fees from certain accounts held at Charles Schwab and withdrawals from the Commingled Funds);

3.	The Firm limits the number of employees who are permitted to interact with custodians with respect to client assets to members of the Operations Department;

4.	The Firm precludes individual employees from obtaining custody of client assets (i.e., serving as trustee or obtaining a power of attorney for a client);

5.	The Operations Department periodically reconciles account statements prepared by the Firm with account statements as reported by the qualified custodian; and

6.

With respect to its commingled funds, the Firm periodically reconciles commingled fund account information from the qualified custodian with the information in the Firm’s records. Annually, the auditor of the commingled funds review all commingled fund client accounts against the records of the funds’ custodian.

Procedures with respect to the Firm’s Authority to Deduct Fees

The Chief Operating Officer audits, on an annual basis, the accuracy of client account fee calculations and the Operations Department reconciles fee accruals for internal accounting purposes with client bills to detect material discrepancies.

Inadvertent Receipt of Client Assets

If the Firm inadvertently receives securities or funds from a client, the Chief Operating Officer must be informed immediately. The Operations Department will arrange for the return of the securities or funds to the client promptly, which in any event must be within three (3) business days of the Firm’s receipt of such securities or funds.

Additionally, the Chief Operating Officer must be immediately notified if the Firm inadvertently receives client funds or securities from non-clients, such as (i) from the Internal Revenue Service, state or other governmental taxing authorities in the form of client tax refunds, (ii) from administrators of funds established to distribute settlement proceeds of class action lawsuits or other legal actions, or (iii) from an issuer in the form of stock certificates or dividend checks as a result of a class action lawsuit involving bankruptcy where shares are issued in a

Appendix 11 – Custody

newly organized entity, or as a result of a business reorganization of the issuer (such non-clients are collectively referred to as “Third Parties”). In such event, the Operations Department will (a) promptly identify whether the funds or securities are attributable to a client or former client, (b) promptly forward such client funds or securities to its client or former client, or a qualified custodian, which in any event must be within five (5) business days of the Firm’s receipt of such assets, (c) promptly return to the appropriate Third Party any inadvertently received client funds or securities that the Firm does not forward to its client (or former client) or a qualified custodian, which in any event must be within five (5) business days of the Firm’s receipt of such assets, and (d) maintain and preserve appropriate records of all client assets inadvertently received by it, including a written explanation of whether (and if so, when) the client funds or securities were forwarded to its client (or former client) or a qualified custodian, or returned to Third Parties.

***

Appendix 12 – Proxy Voting

Rothschild Asset Management Inc.

Proxy Voting Policies and Procedures

Amended December 2014

Statement of Policy

Proxy voting is an important right of shareholders and reasonable care and diligence must be undertaken to ensure that such rights are properly and timely exercised. Rothschild Asset Management Inc. (the “Firm”) generally retains proxy-voting authority with respect to securities purchased for its clients. Under such circumstances, the Firm votes proxies in the best interest of its clients and in accordance with these policies and procedures (this “Policy”).

In order to administer this Policy the Firm has created a Corporate Governance Committee comprised of senior personnel of the Firm, including the Head of Administration and the Chief Compliance Officer.

Use of Third-Party Proxy Voting Service

The Securities and Exchange Commission (“SEC”) has expressed its view that although the voting of proxies remains the duty of a registered investment adviser, the adviser may contract with service providers to perform certain functions with respect to proxy voting so long as the adviser has determined that the service provider is independent from issuer companies on which it completes its proxy analysis.

The Firm has determined that Institutional Shareholder Services, Inc (“ISS”) (a) has the capacity and competence to analyze proxy issues and (b) is independent and can make recommendations in an impartial manner in the best interests of the Firm’s clients. Accordingly, the Firm has entered into an agreement with ISS to provide the Firm with its analysis on proxies and to facilitate the electronic voting of proxies. The Firm has instructed ISS to execute all proxies in accordance with the applicable ISS Guidelines (“ISS Guidelines”) unless otherwise instructed by the Firm. Proxies relating to securities held in client accounts will be sent directly to ISS. If a proxy is received by the Firm and not sent directly to ISS, the Firm will promptly forward the proxy to ISS. Having ISS complete the actual voting of all proxies will provide a central source for the Firm’s proxy voting records.

With respect to any Mutual Funds, the Firm will be responsible to review the accuracy of Form N-PX and coordinate with ISS to ensure that Form N-PX is submitted on a timely basis.

Proxy Voting Guidelines

Except as provided below, the Firm will vote proxies for its clients, including the commingled funds managed by the Firm, through the use of ISS’ services in accordance with standard ISS Guidelines, which may be accessed here: http://issgovernance.com/policy/ 2011/policy_information. To avoid conflicts, the Firm will vote in accordance with ISS Guidelines (i) if an employee of the Firm or one of its affiliates is on the board of directors of a company held in client accounts or (ii) if a conflict of interest exists between the Firm and a client with respect to the issuer.

Appendix 12 – Proxy Voting

•

In the event that (i) the Firm discovers a conflict of interest between the Firm and ISS, (ii) ISS is unable to complete or provide its research and analysis regarding a security on a timely basis or (iii) the Firm determines that voting in accordance with ISS Guidelines is not in the best interest of the client, the Firm will not vote in accordance with standard ISS Guidelines. In such cases, the Firm will make an independent decision on how to vote, which may or may not be consistent with ISS Guidelines. ISS will execute the vote as directed by the Firm.

•

In the event that a client-directed proxy guideline is in conflict with ISS Guidelines, the Firm will vote in accordance with the client’s proxy guideline.[9] ISS will execute the vote as directed by the Firm.

•

In accordance with instructions from certain of the Firm’s Taft-Hartley clients, the Firm will vote such clients’ proxies in accordance with ISS’s U.S. Taft-Hartley Guidelines: http://issgovernance.com/files/ISS2011TaftHartleyUSGuidelines.pdf

•

ISS will notify the Firm of certain votes involving, without limitation, mergers and acquisition transactions, dissident shareholders and AFL-CIO key votes (“Special Voting Issues”). With respect to all proxies involving Special Voting Issues, a member of the Corporate Governance Committee or the applicable portfolio manager will determine whether the Firm will follow ISS recommendations or whether the Firm will make an independent determination on how to vote the proxy in accordance with the best interests of the client. The Corporate Governance Committee or the applicable portfolio manager will send the Firm’s decision on how to vote the proxy to ISS, which will vote the proxy.

•

When the Firm votes proxies on behalf of the account of a corporation, or a pension plan sponsored by a corporation, in which the Firm’s clients also own stock, the Firm will vote the proxy for its clients in accordance with ISS Guidelines and the proxy for the corporation or pension plan’s account, as directed.

•

In the case of ERISA clients, if the investment management agreement reserves to the ERISA client the authority to vote proxies when the Firm determines it has a material conflict that affects its best judgment as an ERISA fiduciary, the Firm will give the ERISA client the opportunity to vote the proxies themselves. Absent the client reserving voting rights, the Firm will vote the proxies in accordance with this Policy.

[9]

For the sake of clarity, it should be noted that the Firm cannot accommodate client-directed proxy voting guidelines for investors in the commingled funds managed by the Firm or CITs sub-advised by the Firm.

Appendix 12 – Proxy Voting

Abstentions; Determination Not to Vote

The Firm may abstain from voting if the Firm determines that abstention is in the best interests of the client. In making this determination, the Firm will consider various factors, including but not limited to (i) the costs (e.g., translation or travel costs) associated with exercising the proxy and (ii) any legal restrictions on trading resulting from the exercise of the proxy.

Securities No Longer Owned

The Firm will not vote proxies received with respect to securities that are no longer owned by a client account at the time of the proxy meeting.

Disclosure

The Firm will disclose in its Form ADV Part 2A that clients may contact the Firm in order to obtain information on how the Firm voted such client’s proxies, and to request a copy of this Policy. If a client requests this information, the Corporate Governance Committee will prepare a written response to the client that lists, with respect to each voted proxy that the client has inquired: (i) the name of the issuer, (ii) the proposal voted upon and (iii) how the Firm voted the client’s proxy.

A summary of this Policy will be included in the Firm’s Form ADV Part 2, which is delivered to all clients. The summary will be updated whenever this Policy is updated.

Proxy Voting Record Keeping

The Firm will maintain a record of items 1-3 below in its files. In accordance with its services contract with the Firm, ISS will maintain a record of items 4 and 5 below in its files.

1)	Copies of this Policy, and any amendments thereto;

2)

A copy of any document the Firm created that was material to making a decision on how to vote proxies, or that memorializes that decision. For votes that are inconsistent with ISS’ guidelines, the Firm must document the rationale for its vote;

3)	A copy of each written client request for information on how the Firm voted such client’s proxies, and a copy of any written response to such request;

4)	A copy of each proxy statement that the Firm or ISS receives regarding client securities; and

5)	A record of each vote that the Firm casts.

Appendix 12 – Proxy Voting

Proxy Voting Audit Procedures

The Firm has adopted the following audit and review procedures with respect to the voting of client proxies:

•

Annually, the Corporate Governance Committee will review ISS’ internal controls, including but not limited to a review of ISS’ business continuity plan, proxy record keeping and internal and independent third-party audit certifications.

•

Semi-annually, the Corporate Governance Committee will ensure that this Policy is reasonable in light of any organizational and procedural changes affecting the Firm’s business and review the effectiveness of the implementation process.

•	Periodically, a random sample of the proxies voted by ISS will be audited to ensure ISS is voting in accordance with ISS Guidelines or, as applicable, consistent with the Firm’s direction.

The Chief Compliance Officer will be responsible for monitoring any new SEC interpretations regarding the voting of proxies and the use of third-party proxy voting services and for revising this Policy as necessary.

***

Appendix 13 – KYC and AML

Rothschild Asset Management Inc.

Know Your Customer and Anti-Money Laundering

Policies and Procedures

Amended August 2015

Rothschild Asset Management Inc. (the “Firm”) is strongly committed to preventing the use of its operations for money laundering or any activity which facilitates money laundering or the funding of terrorist or criminal activities. The Firm will comply with all applicable laws and regulations designed to combat money laundering activity and terrorist financing, including without limitation the USA Patriot Act, and will cooperate with the appropriate authorities in efforts to prevent any such misuse of the Firm’s services.

The Firm has adopted these policies and procedures (this “Policy”) pursuant to Section 352 of the USA Patriot Act to ensure that its employees (“Employees”) avoid any involvement in money laundering and to monitor for and report suspicious activity when detected. It is the responsibility of every Employee to act in furtherance of this Policy. Failure to comply with this Policy will subject the Employee involved to disciplinary action, including fines or termination of employment, as well as possible civil or criminal penalties.

Anti-Money Laundering Compliance Officer

The Chief Compliance Officer has been designated as the Firm’s anti-money laundering compliance officer (“AML Compliance Officer”). The AML Compliance Officer is responsible for, among other things: (i) coordinating the Firm’s day to day compliance with applicable anti-money laundering laws and regulations and this Policy; (ii) reviewing and updating this Policy as and when necessary; (iii) providing for Employee training so that Employees have the knowledge necessary to comply with applicable anti-money laundering laws and regulations and this Policy; (iv) reviewing any reports of suspicious activity and taking suitable action with respect to such reports; (v) acting as the Firm’s liaison to law enforcement officials, government regulators, self-regulatory organizations, internal or external auditors, service providers, or any other persons regarding the Firm’s anti-money laundering programs; and (vi) responding to any questions regarding this Policy and the Firm’s anti-money laundering program. Any suspicious activity by prospective or existing clients or investors in the commingled funds or questions regarding this Policy should be brought promptly to the attention of the AML Compliance Officer.

Know Your Customer Procedures

The Firm has adopted the following “know your customer” (“KYC”) procedures to allow the Firm to gather information needed to determine if its clients are involved in money laundering activities. There are three components to the Firm’s KYC procedures: (i) use of reasonable efforts to ascertain the identity of each client and their bona fides; (ii) to the extent practicable, monitoring of business activity for unusual transactions; and (iii) the documentation of KYC due diligence and monitoring efforts.

The Firm’s separately managed account clients consist of public pension funds, union pension plans, and corporate pension funds that are regulated by the Employee Retirement

Appendix 13 – KYC and AML

Income Security Act (“ERISA”) and the Labor–Management Relations Act (the “Taft Hartley Act”), foundations and other institutions, such as universities, and less commonly, high net worth individuals. Many of the Firm’s institutional clients are widely known American institutions or publicly held entities. While the Firm believes that institutional clients generally pose less risk of money laundering than individual clients, the Firm still subjects such clients to this Policy.

In addition to undergoing anti-money laundering screens conducted by a third party service provider (see below), the Firm will seek to obtain representations from its separately managed account and commingled fund clients that (i) the client’s investment is not directly or indirectly derived from illegal activities including money laundering, (ii) the client does not appear on an Office of Foreign Asset Control (“OFAC”) list, (iii) the client is not located in a Financial Action Task Force on Money Laundering (“FATF”) “non-cooperative jurisdiction,” (iv) the client is not, and its investment is not held in, a “foreign shell bank” (as defined below) and (v) the client is not located in a jurisdiction warranting special money laundering concerns under the USA Patriot Act. The AML Compliance Officer or designee will complete a “New Client KYC and AML Checklist” for new separately managed account and commingled fund clients.

With respect to the wrap program accounts to which the Firm serves as investment manager, the client’s primary, and in certain cases sole, contact is the wrap program sponsor rather than the Firm. Accordingly, wrap program sponsors are required to represent to the Firm that it has adequate know-your-customer and anti-money laundering processes and procedures in place to comply with all applicable know-your-customer anti-money laundering laws and regulations. The Firm also screens all wrap clients using its third party AML service provider.

Third Party AML Service Provider

In order to facilitate timely and thorough compliance with anti-money laundering regulations, the Firm has engaged a third party AML service provider to conduct anti-money laundering screens of the Firm’s prospective clients for all products. Once a prospective client is screened, the third party AML service provider maintains the client in its database for ongoing monitoring. The third party AML service provider’s anti-money laundering screening process monitors the following lists and databases:

1.	OFAC list and all other U.S. Treasury sanction lists;

2.

Office of the Superintendent of Financial Institutions (“OSFI”) list – OSFI is an agency that supervises Canadian financial institutions and foreign branches operating in Canada. The OSFI list includes names of persons or organizations covered by the regulations under Canadian Criminal Code and the United Nations Suppression of Terrorism Regulations;

3.	List of Politically Exposed Persons (“PEPs”) and their relatives and close associates published by Dow Jones; and

4.	A database maintained by the third party AML service provider of persons or entities who have failed to meet financial obligations, including, but not limited to,

Appendix 13 – KYC and AML

insufficient fund transactions and reneges on trades. The data also includes potentially fraudulent activity including stolen or forged certificates, counterfeited or altered checks, Automated Clearing House (“ACH”) fraud and Electronic Funds Transfer (“EFT”) fraud.

The AML Compliance Officer will review the performance of, and services provided by, the third party AML service provider at least annually.

KYC Information

With respect to the Firm’s institutional, CIT and commingled fund clients, the Firm will use reasonable efforts to obtain the following “know your customer” information (“KYC Information”) in order to document a prospective client’s identity:

1.	The prospective client’s name, address and telephone number;

2.	The prospective client’s social security number or tax identification number;

3.	A copy of the prospective client’s identification documents, such as driver’s license and passport;

4.	If an entity, a copy of the prospective client’s organizational documents;

5.

If an entity, the prospective client’s beneficial owners, the persons authorized to act on the prospective client’s behalf (e.g., list of control persons or directors), and information regarding the prospective client’s authorized activity.

As noted in the last paragraph of “Know Your Customer Procedures” above, with respect to the wrap account clients, the wrap sponsor is contractually responsible for conducting know your customer client due diligence. The AML Compliance Officer will send an annual questionnaire to the wrap sponsor to confirm that the wrap sponsor has fulfilled its requirements with respect to client due diligence. To the extent that the Firm receives the KYC Information listed above for wrap account clients, the Firm will conduct a KYC screen through a third party AML service provider.

KYC and AML Review

To the extent practicable, in reviewing a prospective client’s KYC Information, the Firm will consider a number of factors, including:

1.	Whether the prospective client’s signature matches with a government-issued photo identification;

2.	Whether the prospective client’s account is for the benefit of a senior political figure, their immediate family members or close associates (i.e., Politically Exposed Person or PEP);

Appendix 13 – KYC and AML

3.	Whether the prospective client has any affiliation or account with recognized financial institutions, brokers or publicly-traded companies;

4.	Whether the prospective client is regulated under federal or state law, such as ERISA or the Taft-Hartley Act;

5.

Whether the prospective client is a registered financial institution based in a major regulated financial center or is a registered financial institution located in a FATF “non-cooperative jurisdiction;”

6.

Whether the prospective client is from a jurisdiction characterized as an offshore banking or secrecy haven or is designated as a non-cooperative country by credible international organizations or multilateral expert groups;

7.

Whether the prospective client’s account is held at a “foreign shell bank,” which is defined as a non-U.S. bank that does not have a physical presence in any country, a bank with a post office box address, or a bank located in a country without anti-money laundering laws;

8.	Whether the prospective client is reluctant to provide additional information, including information regarding the identity of its beneficial owners, or to answer questions when requested;

9.	Whether the Firm or its affiliates has historical experience with the prospective client or its representatives;

10.	If an individual, the prospective client’s place of employment;

11.	Whether the prospective client has a reputable history in the investment business;

12.	Whether the prospective client’s account is being funded by a third party; and

13.

Whether the prospective client has established anti-money laundering policies and procedures, including policies or procedures for establishing the bona fides of its clients and for screening transactions for possible money laundering activity.

Monitoring of Account Activity for Unusual Transactions

To the extent practicable, the Firm will monitor the activity of its existing clients to detect information which may indicate suspicious financial activities, such as when a commingled fund client requests distributions to an account other than the original wiring account for such client. With respect to the Firm’s institutional separately managed account clients, the client chooses the account custodian and the Firm does not have access to the account information need to effectively monitor for suspicious activity. The AML Compliance Officer will, to the extent practicable, confirm that the client’s accounts custodians are not “foreign shell banks”. Similarly, the Firm’s wrap program clients’ custodial accounts are opened at their respective wrap program sponsor and the Firm does not have access to the account information needed to effectively monitor for suspicious activity.

Appendix 13 – KYC and AML

In all cases, the AML Compliance Officer will be notified if a client exhibits an unusual concern regarding the Firm’s compliance with anti-money laundering requirements, particularly with respect to identity, type of business and assets, or is reluctance or refusal to reveal any information concerning business activities or furnishing unusual or suspect identification or business documents.

No Cash Policy

Firm policy prohibits the acceptance of cash or monetary instruments, including money orders, traveler’s checks and cashier’s checks, by any Employee. The AML Compliance Officer must be immediately notified of any receipt of cash or monetary instruments.

KYC and AML Documentation

To document the Firm’s compliance with this Policy, the Firm will ensure that all appropriate documentation and ongoing records are maintained in the client’s files. All relevant KYC and AML records and documentation must be retained for a period of at least six years. The following are types of documentation that may be included in the client files:

1.	Documentation regarding the client’s KYC Information;

2.	The results of the third party AML service provider’s anti-money laundering screening;

3.	Wrap program sponsor contractual or other documentation representing that the sponsor has adequate anti-money laundering processes and procedures in place; and

4.	Any correspondence, notes and memoranda related to anti-money laundering or KYC concerns.

AML Training

All Employees will be required to acknowledge receipt of this Policy, attesting to their review, understanding and agreement to comply with the Firm’s know your customer and anti-money laundering policies and procedures. The AML Compliance Officer will provide training as necessary to ensure compliance with this Policy. The AML Compliance Officer will document such trainings.

***

Appendix 14 – Information Barriers

Rothschild Asset Management Inc.

Information Barriers Policies and Procedures

Amended February 2015

Information Barriers

Rothschild Asset Management Inc. (the “Firm”) shares its physical office with its affiliate, Rothschild Inc. (“RINC”). The Firm is also affiliated with global affiliates of the Rothschild Group (collectively, “Rothschild Affiliates”). Accordingly, the Firm has established policies and procedures designed to prevent unauthorized disclosure of material non-public information among the Firm, RINC and the Rothschild Affiliates. In particular, the Firm has established “Information Barriers,” sometimes referred to as Chinese walls, whereby the Firm is prohibited from providing material non-public information to, or receiving material non-public information from, RINC and the Rothschild Affiliates. In other words, the Firm is on one side of the Information Barriers, while RINC and the Rothschild Affiliates are on the other.

The Firm’s employees must understand the importance of, and at all times comply with, the restrictions imposed by established Information Barriers. For example, if the Firm receives material non-public information regarding a client of RINC or a Rothschild Affiliate, an Information Barrier has been breached and the Firm may be prohibited from trading in the securities of that issuer. Failure to comply with these Information Barriers Policies and Procedures may result in disciplinary action up to and including termination of employment, as well as possible fines and civil or criminal penalties.

Any employee of the Firm who suspects, or is aware of, a breach of an Information Barrier must immediately notify the Chief Compliance Officer and RINC’s Legal and Compliance Department.

Pre-Approval for Client Trading in RINC Restricted List Trades

RINC has established a list of issuers called the “Restricted List.” Generally, the Restricted List includes: (i) companies involved in transactions in which it has been publicly announced that RINC is acting as an advisor and (ii) publicly-traded companies where a director of the Firm or a RINC employee serves as an officer or director. Employees of the Firm are prohibited from serving as an officer or director of a publicly-traded company (see Appendix 1C of this Manual).

The Firm may not trade the security of an issuer on the Restricted List (“Restricted List Security”) in a client account without the prior approval of RINC’s Legal and Compliance Department.10 The Firm’s Trading Desk or a portfolio manager of the Firm must request and receive pre-approval for the Firm to trade a Restricted List Security by sending an email to the email group “NYC Compliance”.

[10]	Personal trading by the Firm’s employees of Restricted List Securities is prohibited.

Appendix 14 – Information Barriers

Provided the Information Barrier between the Firm and RINC has not been breached with respect to material non-public information, the Legal and Compliance Department and the Chief Operating Officer or his designee will generally approve the Firm’s request to trade a Restricted List Security. A request to trade a Restricted List Security for a client account may be denied in the event of one or more of the following:

•	A suspected or known breach of an Information Barrier involving material non-public information.

•	RINC has brought the Firm “over the wall” by providing the Firm with material non-public information (see below).

•	Any other considerations that may make it imprudent for the Firm to trade in the Restricted List Security.

Generally, approval for the Firm to trade a Restricted List Security will last through the market close on Friday of the same week. However, the Legal and Compliance Department or the Chief Operating Officer or his designee may, in their sole discretion, deny the Firm’s request to trade a Restricted List Security, or approve the trade for a shorter time period, such as one day.11

Bringing the Firm “Over the Wall”

There are certain rare circumstances when RINC or a Rothschild Affiliate may intentionally decide to bring the Firm “over the wall” by providing the Firm with material non-public information, such as for the purpose of obtaining the Firm’s assistance on a project. Prior to bringing the Firm “over the wall” with respect to an issuer, the Firm and RINC or the Rothschild Affiliate, as the case may be, must notify the Chief Compliance Officer and the Legal and Compliance Department.

***

[11]	If approval is granted for one day, the Firm must submit another request for pre-approval before trading the security in question on a subsequent day.

Appendix 15 – Privacy Policy and WISP

Rothschild Asset Management Inc.

Privacy Policies and Procedures and

Written Information Security Program

Amended August 2015

Statement of Policy

Rothschild Asset Management Inc. (the “Firm”) is committed to protecting the confidentiality and security of “Non-Public Personal Information” (as defined below) that it collects and will disclose such information only in accordance with Regulation S-P under Section 504 of the Gramm-Leach-Bliley Act, any other applicable law, rules and regulations and these policies and procedures and written information security program (collectively, this “Policy”).

Regulation S-P limits the circumstances under which the Firm may disclose Non-Public Personal Information to third parties and requires the Firm to provide notice to all clients about its privacy policies. The Firm has adopted this Policy, which applies to the Firm and its Employees, to comply with Regulation S-P. Employees of the Firm (“Employees”) must understand the importance of protecting the confidentiality of Non-Public Personal Information. It is the responsibility of every Employee to act in furtherance of this Policy to prevent the Firm from violating any aspect of Regulation S-P or the Regulation (as defined below). Failure of an Employee to comply with this Policy may result in disciplinary action up to and including termination of employment, as well as possible fines and civil or criminal penalties.

Definitions

“Non-Public Personal Information” means (i) “Personally Identifiable Financial Information” (as defined below); and (ii) any list, description, or other grouping of current or former clients (and publicly available information pertaining to them) that is derived using Personally Identifiable Financial Information that is not “publicly available” (as defined below).

“Personally Identifiable Financial Information” means: (i) any information provided to the Firm to obtain a financial product or service from the Firm; (ii) any information about a current or former client resulting from any transaction involving a financial product or service between the Firm and the client; or (iii) any information the Firm otherwise obtains about a current or former client in connection with providing a financial product or service to the client.

“Publicly available” information means any information that the Firm reasonably believes is lawfully made available to the general public from: (i) Federal, State, or local government records; (ii) widely distributed media; or (iii) disclosures to the general public that are required to be made by Federal, State, or local law.

Privacy Policies and Procedures

In accordance with Regulation S-P, the Firm has adopted the following privacy policies and procedures:

Appendix 15 – Privacy Policy and WISP

•	The Firm must provide notice to its clients about its privacy policies;

•

The Firm may only disclose Non-Public Personal Information to a nonaffiliated third party if it provides the client with (i) an initial privacy notice and (ii) an opportunity to “opt-out” of such disclosure (subject to certain exceptions);

•

A client may request that his or her Non-Public Personal Information not be disclosed to nonaffiliated third parties; provided that Non-Public Personal Information may be disclosed to nonaffiliated third parties for the purpose of such third parties providing services to the Firm; and

•

The Firm may be required to disclose Non-Public Personal Information without the individual client’s written consent in certain situations such as (i) responding to subpoenas from government entities or complying with other legal or regulatory requests or (ii) responding to instructions from an authorized person of a client to disclose the client’s information.

Privacy Notices

The Firm will provide initial and annual privacy notices to all clients. The initial privacy notice will be delivered with (i) Part 2A of the Firm’s Form ADV, (ii) the investment advisory agreement for separate accounts or (iii) the subscription agreement for commingled fund investors. The annual privacy notice will be mailed to each client along with the annual delivery to clients of Form ADV Part 2A.

The Firm’s Privacy Notice, a copy of which is attached to the Firm’s Form ADV Part 2A, contains the following information:

•	Categories of Non-Public Personal Information collected by the Firm;

•	Categories of Non-Public Personal Information disclosed by the Firm;

•	Categories of affiliates and non-affiliates to whom the Firm discloses Non-Public Personal Information;

•	Categories of Non-Public Personal Information about former clients disclosed by the Firm and the categories of affiliates and non-affiliates to whom it is disclosed;

•	If Non-Public Personal Information is disclosed to third parties, an explanation of the right to opt out of such disclosure; and

•	A general description of the Firm’s policies and practices with respect to protecting the confidentiality and security of Non-Public Personal Information.

The Chief Compliance Officer will review the adequacy of the Firm’s Privacy Notice annually and more often as necessary.

Appendix 15 – Privacy Policy and WISP

Mutual Funds Privacy Notice

The Firm will ensure that privacy notices with respect to Mutual Funds are distributed both initially and annually to Mutual Fund investors. The Firm may work in conjunction with the administrator of the Mutual Fund to ensure the initial and annual distribution of the Mutual Fund privacy notice.

Opt Out Notice

If the Firm discloses Non-Public Personal Information to third parties and non-affiliates, other than pursuant to certain exceptions such as disclosure to service providers to provide services to the Firm, the Firm will provide its clients a reasonable means to opt out of such disclosure. Once a client elects to opt out, the Firm must honor the election as soon as reasonably practicable. Any client opt out election will remain in effect until the client revokes it.

Service Providers

When the Firm utilizes third party service providers that may have access to Non-Public Personal Information, the Firm will obtain a representation, including by way of a contractual provision, that the service provider will not disclose Non-Public Personal Information other than for the purposes of providing the service provider’s services to the Firm.

Safeguarding Records and Document Destruction

The Firm and its Employees must (i) ensure the security and confidentiality of Non-Public Personal Information; (ii) protect against any anticipated threats or hazards to the security or integrity of Non-Public Personal Information; and (iii) protect against unauthorized access to or use of Non-Public Personal Information that could result in substantial harm or inconvenience to any client.

All hard-copy documentation containing Non-Public Personal Information will be maintained in locked file cabinets. Only Employees who “need to know” the Non-Public Personal Information will be granted access to such documentation.

Employees must take reasonable measures to guard against unauthorized access to Non-Public Personal Information when disposing of it, such as by shredding, destroying or erasing electronic documents that contain Non-Public Personal Information.

Administration of this Policy

The Firm has established a Data Security Committee, which consists of the Chief Operating Officer, the Cybersecurity Officer and the Chief Compliance Officer, to be responsible for implementing and ensuring compliance with this Policy. All questions regarding this Policy should be directed to the Data Security Committee. An Employee must promptly report to a member of the Data Security Committee upon becoming aware of a violation of this Policy. The Data Security Committee is authorized to take any such action as deemed necessary or appropriate to enforce this Policy and otherwise comply with Regulation S-P.

Appendix 15 – Privacy Policy and WISP

Written Information Security Program

The Firm has established the following written information security program (the “WISP”) to create effective administrative, technical and physical safeguards for the protection of Personally Identifiable Information (“PII” as defined below).

“Personally Identifiable Information” or “PII” is defined as: personal information including a natural person’s first name and last name, or first initial and last name, in combination with one or more of the following data that relate to such person: (a) social security number; (b) driver’s license number or state-issued identification card number; or (c) financial account number, or credit or debit card number, with or without any required security code, access code, personal identification number or password, that would permit access to a person’s financial account; provided, however, that Personal Information shall not include information that is lawfully obtained from publicly available information, or from federal, state or local government records lawfully made available to the general public.

Employees should not send electronic communications (e.g., email, instant messages, eFax, etc.) containing PII unless such communications are encrypted in accordance with the applicable Regulation and the WISP.

Data Security Committee

In connection with the WISP, the Data Security Committee is responsible for the following:

•	Implementation of the WISP including all provisions outlined in the Daily Operational Procedures section below;

•

Reviewing the scope of the security measures in the WISP at least annually, and upon a material change in the Firm’s business practices that may implicate the security or integrity of records containing PII;

•	Periodic testing of the WISP’s safeguards;

•

Evaluating the ability of the Firm’s Service Providers (as defined below) to implement and maintain appropriate security measures for the PII to which they have access (see “Third Party Vendor and Application Oversight” section in the Firm’s Cybersecurity Policies and Procedures); and

•

Conducting training, at least annually, of all Employees, including temporary and contract employees, who have access to PII on the WISP. All attendees at such training sessions are required to certify their attendance at the training and their familiarity with the WISP (see “Security Awareness Training” section of the Firm’s Cybersecurity Policies and Procedures”).

Appendix 15 – Privacy Policy and WISP

Risk Mitigation Procedures

In order to mitigate internal and external risks to the security, confidentiality, and integrity of any electronic or other records containing PII and evaluate and improve, where necessary, the Firm’s safeguards for limiting such risks, the Firm shall comply with the following procedures:

•	A copy of the WISP will be distributed to each Employee. All Employees must acknowledge that they have read and understood and will comply with the WISP (see Compliance Manual acknowledgement).

•	The Firm will only collect such PII as necessary to accomplish its legitimate business transactions or to comply with applicable laws or regulations.

•

Access to records containing PII shall be limited to those Employees who have a legitimate need for such records. The Firm has determined that the primary source of PII is wrap account client paperwork and a limited number of separate account and commingled fund investors who are natural persons.

•

The Firm is subject to standards set forth in the Rothschild Group’s Information Security Policy for IT Infrastructure Services with respect to Employee user IDs and passwords, firewall protection, operating system security patches, all software products, virus, anti-spyware and anti-malware protection on all Firm computers with an internet connection or any computer that stores or processes PII and secure user authentication protocols.

•

Absent legitimate business need and where applicable use of reasonable security measures, PII shall not be removed from the Firm’s office in electronic or written form, forwarded to Employees’ personal email addresses, or stored on Employees’ personal devices and computers.

•

Terminated and departing Employees’ physical and electronic access to records containing PII, including remote electronic access to personal records, voicemail, internet and email access, shall be restricted at the time of termination. Terminated and departing Employees’ keys, keycards, access devices, badges, company identification and the like shall be surrendered at the time of termination.

•

Terminated and departing Employees must return all records containing personal data, in any form, in their possession at the time of termination. This includes, to the extent practicable, all data stored on any portable device and any device owned by the Employee.

•

Employees must promptly advise the Data Security Committee upon becoming aware of any activities or operations which may pose a risk to the security of PII. If a member of the Data Security Committee is involved with these risks, Employees should advise a member of senior management.

Appendix 15 – Privacy Policy and WISP

•

Whenever there is an incident that requires notification pursuant to the state and local regulations, the Data Security Committee shall review the events and actions taken in order to determine whether the Firm’s security practices adequately safeguard PII.

WISP Operational Procedures

This section of the WISP outlines the Firm’s efforts to (i) minimize security risks to any computer system that processes or stores PII, (ii) ensure that physical files containing PII are reasonably secured and (iii) develop daily practices designed to minimize access and security risks to PII of the Firm’s clients and Employees. These operational procedures shall be reviewed and modified as necessary by the Data Security Committee.

Handling and Recordkeeping of PII

•

To the extent practicable, electronic records containing PII shall not be stored or transported on any portable electronic device, sent or transmitted electronically to any portable device, or sent or transported electronically to any computer, portable or not, without being encrypted.

•	Any paper files containing PII shall be stored in locked filing cabinets.

•	Employees should avoid keeping unsecured paper files containing PII open and visible in their work area.

•	Disposal of paper or electronically stored records containing PII shall be conducted in accordance with the following:

▪	Paper documents containing PII shall be redacted or shredded so that personal data cannot practicably be read or reconstructed; and

▪	Electronic media and other non-paper media containing PII shall be destroyed or erased to the extent practicable so that PII cannot practicably be read or reconstructed.

Access Control Procedures

Access to computers (including, but not limited to, the use of unique log-in IDs and the number of failed attempts before a computer is locked) and electronically stored records containing PII is subject to the Rothschild Group’s Information Security Policy for IT Infrastructure Services.

Third Party Service Providers

The Firm will take reasonable steps to ensure that any third party service providers (“PII Service Provider”) that receives, stores, maintains, processes, or is otherwise permitted access to

Appendix 15 – Privacy Policy and WISP

PII of the Firm’s clients or Employees shall be required to meet the following standards. Examples of PII Service Providers include vendors who provide off-site backup storage copies of electronic data; paper record copying or storage service providers; contractors or vendors working with the Firm’s clients and having authorized access to the Firm’s records containing PII:

•

Contracts with a PII Service Provider shall require the PII Service Provider to implement security standards consistent with state and local regulations, including without limitation Massachusetts statute 201 CMR 17.00.

•

It shall be the responsibility of the Data Security Committee to obtain reasonable confirmation that the PII Service Provider is capable of meeting security standards consistent state and local regulations, including without limitation Massachusetts statute 201 CMR 17.00.

Breach of Data Security Procedures

In the event an Employee becomes aware of a data security breach, the Data Security Committee and department head must be notified and the applicable state regulation for data protection will be referenced and applied (see http://www.ncsl.org/research/telecommunications-and-information-technology/security-breach-notification-laws.aspx for a listing of state security breach notification laws). Examples of a data security breach include when (i) unencrypted PII has been lost or stolen or accessed without authorization or (ii) encrypted or paper copy PII along with the access code or security key has been acquired by an unauthorized person or for an unauthorized purpose.

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Appendix 16 – Cybersecurity

Rothschild Asset Management Inc.

Cybersecurity Policies and Procedures

Adopted August 2015

Statement of Policy

Rothschild Asset Management Inc. (the “Firm”) is committed to seeking to protect its business and customer records and information against cyber risks. In connection with that objective, the Firm has designated a Cybersecurity Officer to be responsible for overseeing, in coordination with the Firm’s Management Committee and the Rothschild Group’s Chief Information Security Officer (the “CISO”), potential cyber risk and vulnerabilities, and the Firm’s mechanisms for guarding against and responding to such risks. The Cybersecurity Officer will report annually to the Firm’s Risk and Compliance Committee.

The Firm has adopted these Cybersecurity Policies and Procedures (this “Policy”) in order to identify the cyber risks applicable to the Firm’s business and set forth the measures established by the Firm to protect against and respond to those risks. It is the responsibility of every employee and Access Person of the Firm to act in furtherance of this Policy. Failure to comply with this Policy will subject the employee or Access Person involved to disciplinary action, up to and including termination of employment and criminal penalties.

Annual Cybersecurity Review

The Cybersecurity Officer shall, upon adoption of this and annually thereafter, review the cyber risks applicable to the Firm’s business and measures established by the Firm to protect against and respond to those risks, and recommend any changes or enhancements thereto. As part of this review, the Cybersecurity Officer will, in consultation with such information technology personnel, compliance and security personnel, third party service providers and/or other employees, officers or entities as the Cybersecurity Officer believes appropriate, (i) consider the questions raised in the Annual Cybersecurity Review questionnaire and any other information deemed relevant; and (ii) make a presentation to the Firm’s Management Committee and prepare a written report summarizing (a) the steps taken in conducting the review, and (b) any recommended action items to be proposed or taken.

As part of the annual cybersecurity review, the Cybersecurity Officer will confirm at minimum that the following procedures have been completed by the responsible parties:

•	Inventory of physical devices and systems within the Firm;
•	Inventory of software platforms and applications within the Firm;
•	Updated maps of network resources, connections, and data flows (including locations where customer data is housed);
•	Catalog of connections to the Firm’s network from external sources (e.g., data transfer connections);
•	Resources (hardware, data, and software) are prioritized for protection based on their sensitivity and business value;
•	Logging capabilities and practices are assessed for adequacy, appropriate retention, and secure maintenance;

Appendix 16 – Cybersecurity

•

Periodic risk assessments to identify cybersecurity threats, vulnerabilities, and potential business consequences, the findings of the assessment and whether any findings have not been fully remediated;

•

Periodic risk assessments to identify physical security threats and vulnerabilities that may bear on cybersecurity, the findings of the assessment and whether any findings have not been fully remediated; and

•	Human Resources has conducted reference checks, educational checks, employment checks, fingerprinting, and drug testing as part of the Firm’s procedures to evaluate the risk of new staff members.

Security of IT Infrastructure Services

The Firm is part of the Rothschild Group of companies. As such, the Firm is subject to the Rothschild Group’s Information Security Policy for IT Infrastructure Services (the “Infrastructure Services Policy”). The Infrastructure Services Policy conforms to the ISO 27001/2 cybersecurity guidelines. The Cybersecurity Officer will ensure that the latest version of the Infrastructure Services Policy is provided to the Firm’s employees and Access Persons. The annual cybersecurity awareness training provided under this Policy will include an overview of the Infrastructure Services Policy.

Third Party Vendor and Application Oversight

In order to ensure the adequacy of the security of the Firm’s third party vendors that have access to the Firm’s information or IT resources (e.g., network, computers, phones, etc.) or personally identifiable information, the vendor must complete a Cybersecurity and Information Security Vendor Due Diligence Questionnaire (the “Security DDQ”) or a substantially equivalent disclosure prior to onboarding and annually thereafter. The Cybersecurity Officer will maintain a list of such vendors.

The employee who serves as the Firm’s primary contact for each vendor will be responsible for collecting the Security DDQ. The Cybersecurity Officer will review and confirm the adequacy of the Security DDQs and document this review. The Cybersecurity Officer will report the results of Security DDQs annually to the Firm’s Risk and Compliance Committee. If upon a review of a vendor’s Security DDQ, the Cybersecurity Officer concludes that the vendor presents material cyber and information security risks to the Firm, the Cybersecurity Officer will escalate the issue to the CISO for a recommendation on whether the Firm should use the vendor.

Cyber Incident Response

In order to mitigate the risk of loss to the Firm’s clients, it is critical that the Firm coordinate its response to a Cyber Incident (as defined below). Any employees or Access Persons that become aware of a Cyber Incident must immediately report the breach to the Cybersecurity Officer by sending an email to the email group “NYC RAM Cyber Incident Report”.

Appendix 16 – Cybersecurity

The Firm’s response to a Cyber Incident will be led by the Cybersecurity Officer in conjunction with the Chief Executive Officer, the Chief Investment Officer, the Chief Operating Officer, the Chief Compliance Officer and the CISO.

A “Cyber Incident” is defined as any violation of an explicit or implied security policy, including but not limited to, this Policy, the Infrastructure Services Policy and the Written Information Security Policy. In general, types of activity that are commonly recognized as being in violation of a security policy include without limitation:

•

Attempts (either failed or successful) to gain unauthorized access to the Firm’s systems or data, including personal identifiable information (“PII”) related incidents (e.g., phishing and malware – see definitions below);

•	Unwanted disruption or denial of service (e.g., inability to communicate with the Firm’s internet service provider);

•	The unauthorized use of a system for processing or storing data (e.g., uploading personal media onto the Firm’s systems); and

•	Changes to the Firm’s system hardware, firmware, or software characteristics without the Firm’s knowledge, instruction, or consent.

“Phishing” is an attempt by an individual or group to solicit personal information from unsuspecting users by employing social engineering techniques. Phishing emails are crafted to appear as if they have been sent from a legitimate organization or known individual. These emails often attempt to entice users to click on a link that will take the user to a fraudulent website that appears legitimate. The purpose of phishing is often to gain authorized access to private information.

“Malware” refers to software programs designed to damage or perform other unwanted actions on a computer system. Examples of malware are viruses, worms, Trojan horses and spyware.

Post Cyber Incident Review.

As part of the Firm’s response to a Cyber Incident, the Cybersecurity Officer will conduct a post incident review in order to collect and analyze data related to the violation and identify the vulnerabilities of the Firm’s cybersecurity program. Working with the CISO, the Cybersecurity Officer will ensure that appropriate measures are taken to address and remediate the vulnerabilities identified. The Cybersecurity Officer will document the findings of such reviews.

Security Awareness Training

The Cybersecurity Officer and the Chief Compliance Officer will provide annual training to the Firm’s employees and Access Persons on cybersecurity including without limitation this

Appendix 16 – Cybersecurity

Policy and the Infrastructure Services Policy. All employees and Access Persons of the Firm are required to attend this annual training. The Chief Compliance Officer will ensure that this training is documented.

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Appendix 17 – ERISA Accounts

Rothschild Asset Management Inc.

Policies and Procedures with respect to

ERISA Accounts

Adopted January 2013

When a client of the Firm is an employee benefit plan subject to ERISA, the Firm, as an investment manager for the plan, is considered a “plan fiduciary” under ERISA and must meet certain specific requirements under ERISA and Department of Labor (“DOL”) rules and interpretations. These include:

General Fiduciary Obligations under ERISA As a fiduciary to an ERISA plan, the Firm must:

1.

manage the plan’s account solely in the interests of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them and defraying reasonable expenses of administering the plan;

2.

act with the “care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims”;

3.	diversify the plan’s investments in a the Firm account so as to minimize the risk of large losses, unless under the circumstances it is clearly not prudent to do so; and
4.	comply with the documents and instruments governing the plan to the extent they are consistent with ERISA.

Prohibited Transactions.  The Firm must avoid any self-dealing transactions with the plan and be sure not to cause or permit the plan to engage in conflict-of-interest transactions with other plan fiduciaries or parties having certain other types of relationships to the plan, such as the employer or union that sponsors the plan or their employees, plan trustees and certain providers of services to the plan, including broker-dealers, lawyers, administrators, custodians, etc., unless the transaction has been exempted by a DOL rule or order.

Compliance with Client Investment Policies and Guidelines.  If a “named fiduciary” to the plan (generally the person that retains the Firm) has issued written investment guidelines or policies for the plan, the Firm must follow those guidelines or policies, unless, in the case of a particular transaction, an investment decision mandated by the guidelines or policies would be imprudent, otherwise inconsistent with ERISA, or a violation of applicable law. Due to the nature of the commingled fund structure, the Firm cannot accept written investment guidelines or policies from commingled fund investors, including ERISA plans.

In addition, care must be taken to determine what percentage of the plan’s assets is to be managed by the Firm and, if only a part of the plan’s assets is to be so managed, the diversification standards that are to be followed by the Firm in managing that portion of the plan’s account. These should be spelled out in the Firm’s investment management agreement with the plan and in written investment guidelines provided to the Firm by a named fiduciary to the plan. Where the Firm is expected to concentrate investments for the plan in a particular type or class of investments (such as a specific industry group), the management agreement with the

Appendix 17 – ERISA Accounts

Firm or supplemental investment guidelines should provide specific directions to that effect from a duly authorized “named fiduciary” for the plan. Where the Firm manages only part of a plan’s total assets, the Firm’s management agreement should state that the Firm is responsible for only those plan assets that are under the Firm’s management, and for investment of those plan assets according to the diversification and other written guidelines provided by a named fiduciary for the plan. If the Firm is either expected to concentrate investments for the plan in a particular type or class of investments, or to manage only a part of the plan’s total assets, the investment management agreement with the Firm should also state that the named fiduciary (as opposed to the Firm) has responsibility for ensuring that the plan’s assets, in the aggregate, are diversified, and that the decision to appoint the Firm as an investment manager to the plan is being made as a part of an overall investment policy. For investments in commingled funds and CITS sub-advised by the Firm, prior to purchasing any securities issued by the employer of an ERISA plan in the commingled fund or CIT, the Trustee should be notified to be sure that such purchase does not exceed permissible limits under ERISA.

ERISA Fidelity Bonds.  To manage an ERISA account, the Firm must maintain an ERISA fidelity bond, unless the investment management contract provides that the Firm will be insured under the plan’s own bond.

ERISA Plan Documents.  Prior to entering into an investment management agreement with an ERISA plan, the relationship manager responsible for the account should ascertain whether the Firm has properly authorized and current copies of any investment policies, guidelines or restrictions that must be followed in managing the plan’s account as well as copies of any proxy voting policies for the plan.

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Appendix 18 – Business Continuity Plan

Rothschild Asset Management

Business Continuity Plan

Amended August 2015

I. Introduction

This document is a detailed disaster recovery and business continuity plan (“BCP”) for Rothschild Asset Management Inc. (the “Firm”). The BCP applies to the Firm’s operations and services with respect to its clients, including any Mutual Funds managed by the Firm. The Firm’s BCP has been created to outline the roles, responsibilities, facilities and procedures required to maintain the Firm’s operations and systems in those situations when the Firm’s offices located at 1251 Avenue of the Americas, New York, NY 10020 becomes inaccessible or unavailable. Generally, the operational priorities during a business continuity event are (i) portfolio management, (ii) trading and (iii) trade settlement. The Firm’s BCP is part of the disaster recovery and business continuity plan for RNA, which handles the Firm’s computer network and data services as well as other support services.

The Firm has established a “BCP Committee,” which consists of the Chief Operating Officer, the Chief Investment Officer and the Chief Compliance Officer (and their respective backups Senior Vice President of Operations, the Chief Executive Officer and the General Counsel of RNA) to administer the Firm’s BCP. The Chief Operating Officer serves as the Chairperson of the BCP Committee. RNA has established an “RNA Emergency Team” to oversee RNA’s overall business continuity plan and emergency response. The RNA Emergency Team consists of Rothschild Inc.’s (“RINC”) Head of Information Technology, RINC’s Head of Human Resources and RINC’s Chief Administrative Officer.

Every employee (“Employee”) of the Firm must keep a hard copy of the Firm’s most current BCP at home.   The Firm’s BCP is tested at least annually. Remote access capability is tested continuously when Employees log in from home to perform daily work. Employee, client, client consultant, custodian, trading and other key contact information is included as appendices to the Firm’s BCP. It is every Employee’s responsibility to read and be familiar with the Firm’s BCP and perform their part of the testing regularly.

II. BCP Procedures

In the case of an event that may impact the availability of the Firm’s offices, the following procedures apply:

1.

The Firm’s BCP Committee, will determine whether the event constitutes a “BCP Event”. By way of example, BCP Events may include weather events, cyber-attack, sabotage (insider or external threat), utility outage/loss of power, terrorism/piracy, war/civil disorder, theft, unexplained failure of mission critical systems.

2.

Once a BCP Event is declared, the BCP Committee will notify Employees of the declaration of the BCP Event using the Send Word Now blast notification service. The Send Word Now blast notification services will send the message simultaneously to an Employee’s work phone, cell phone and Blackberry phone. As a backup, the BCP Committee may use the manual Call Tree described in Section III below.

Appendix 18 – Business Continuity Plan

•	The BCP Committee will generally aim to provide a daily BCP status update by 7:30 p.m.

3.

Employees may be required to provide feedback on, among other things, whether the Employee has power, internet, cell phone service, Blackberry service, remote access capability, and is able to commute to the office.

4.

Depending on the conditions of the BCP Event and the Employee’s ability to communicate, the BCP Committee will determine the appropriate BCP “Response Plan”. A Response Plan is a set of instructions for Employees to follow during a BCP Event. See section entitled “BCP Response Plans” below.

•	If the Response Plan calls for Employees to work remotely, the BCP Committee will generally conduct surveys of Employees’ ability to communicate and work remotely at 7:00 a.m. and 1:00 p.m. each day.

5.

In the event of a BCP Event where the BCP Committee has not communicated a Response Plan (whether due to an inability to communicate or otherwise), employees should work from home via remote access unless specifically instructed to report to the office.

6.	In addition to Send Word Now notifications, the BCP Committee may communicate to Employees regarding a BCP Event and the Firm’s Response Plan using the following methods:

•	Manual BCP Calling Tree;

•	The Firm’s Emergency Hotline (212) 403-3666; and

•

Conference Call: The Firm’s BCP conference number is (888) 407-5642 (participant code 50366069# / host code 46992448#). This conference line may also be used for departmental conference calls, such as investment teams, during a BCP Event. The BCP Committee will manage access to the conference number.

7.

For technical assistance, Employees can call the IT Help Desk at (212) 403-5555. Employees should note, however, that during a BCP Event, the IT staff’s priorities are (i) first, the Firm’s key response Employees, (ii) second, the Firm’s portfolio management and trading systems and (iii) third email, Blackberry and remote access.

8.

As a BCP Event develops, the BCP Committee will communicate changes to the Response Plan. The BCP Committee will decide when to terminate a BCP Event and communicate the decision to Employees. The default duration for an event is one day.

Appendix 18 – Business Continuity Plan

BCP Response Plans

The following is a list of common Response Plans to a BCP Event. The BCP Committee may, in its discretion, decide on a Response Plan not listed below. It is every Employee’s responsibility to ensure that they continue to discharge their job duties during a BCP Event and, whenever it is safe, practicable and consistent with the Firm’s BCP Response Plan, to report to the Firm’s offices.

Response Plan A: Only certain designated Employees will work in the Firm’s offices. All other Employees will work from home using their Citrix login.

Response Plan B: All Employees will work from home using their Citrix login.

Response Plan C: All Employees will work from home using their Citrix login, except the Chief Investment Officer, Chief Operating Officer and Head Trader (or their designees, as appropriate), who will report to and work at a business continuity facility provided by SunGard.

Response Plan D: All Employees will work from home, except the Chief Investment Officer, Chief Operating Officer and Head Trader (or their designees, as appropriate), who will report to, and work from, an alternate facility outside of the New York metropolitan area, which may include a SunGard facility or other Rothschild Group offices.

BCP Response Teams

In order to ensure the Firm’s operability during a BCP Event, the Firm has established teams of key employees who will be available to work during a BCP Event. These “Response Teams” are as follows:

Response Team 1:

Richard Vasquez (Institutional Trader)

Bill Bertolino (Wrap Trader)

Mark Tavel (Large Cap Portfolio Manager)

Dan Oshinskie (Small Cap Portfolio Manager)

Tom Rawlings (Operations) and

Natalie Ho (Marketing)

Response Team 2:

Michael Sabino (Institutional Trader)

Christina Lauro (Wrap Trader)

Chris Kaufman (Large Cap Portfolio Manager)

Joe Bellantoni (Small Cap Portfolio Manager)

Denise Ogill (Operations) and

Appendix 18 – Business Continuity Plan

Basic Response Team:

Richard Vasquez (Trader)

Dan Oshinskie (Portfolio Manager)

Tom Rawlings (Operations) and

Natalie Ho (Marketing)

Equipment.  Response Team members will be equipped with a copy of the BCP and, as necessary, a Blackberry, a 4G Mobile Hotspot and a laptop.

Hotel Rooms.  Certain members of the Response Teams may be required to stay in hotel rooms near the Firm’s offices in anticipation of and during a BCP Event. Hotels may be booked by contacting Ovation, the Firm’s travel vendor at rothschild@ovationtravel.com or 888-751-9997. The Dream Hotel (210 West 55th Street, New York, NY 10019 (212) 247-2000) and the Best Western (234 West 48th Street, New York, NY 10036 (212) 246-8800) are two hotels within walking distance of the Firm’s offices. Employees staying in hotel rooms should consult the Firm’s policies and limits regarding reimbursement for meals and others expenditures.

SunGard Facilities.  Certain members of the Response Teams may be required to report to a SunGard business continuity facility. See Section VI below.

BCP Out of Office Messages

Employees who are working remotely during a BCP Event should set an email and voicemail “out-of-office message” substantially similar to the following:

“Due to conditions created by [name of BCP Event], I may have limited access to email and voicemail. If you need immediate assistance, please contact me at [cell phone/Blackberry number]. As a reminder, please email any instructions regarding institutional separate account and commingled fund contributions or withdrawals to cashflows@rothschild.com.”

When appropriate, the BCP Committee may set a firm-wide email and voicemail out-of-office message such as the following:

“Due to conditions created by [name of BCP Event], Rothschild Asset Management Inc.’s offices are currently closed. Our [key] employees are working remotely, monitoring emails and voicemails. As a reminder, please email any instructions regarding institutional separate account and commingled fund contributions or withdrawals to cashflows@rothschild.com.”

BCP Client Communications

A member of the Firm’s BCP Committee must approve any mass communications to clients during a BCP Event.

Appendix 18 – Business Continuity Plan

In order to coordinate the drafting and dissemination of client communications during a BCP Event, the Firm has established a “BCP Communications Team” which consists of the BCP Committee and Anna Niziol. The following is an example of a BCP client communication:

“Dear Clients and Friends,

All of us at Rothschild Asset Management hope you and your families fared safely through [Name of BCP Event]. We are thankful to report that all of our employees are safe.

[Name of BCP Event] has created significant challenges to the electrical, communication, and mass transit infrastructure in the New York City metropolitan area. Though it is likely that some of these challenges will continue for several days or possibly longer, we are pleased to report that our employees are ready to meet the needs of our clients. We are closely monitoring the markets and managing the portfolios under our usual protocol.

We will continue to assess the situation and make updates as necessary. As always, please feel free to contact us with any questions.”

III. BCP Calling Tree

As a backup to Send Word Now blast notification messages, the BCP Committee may initiate the following manual Calling Tree to notify Employees of the status of the BCP Event and the Response Plan. Once notified, it is every Employee’s responsibility to call the persons they are responsible to call according to the Calling Tree. A copy of the Firm’s current Calling Tree is saved on the network drive.

The Firm’s Employee Contact Information, including phone numbers, is attached hereto as Appendix A. If the Firm’s computer network is available, Employee Contact Information can also be found at the following network drive: L:\Business Continuity Plan\RAM Employees Addresses.

IV. Logging in from Home

Being able to log in to the Rothschild network in the event of a BCP Event is a key part of “business as usual”. If instructed to work from home, all Employees must connect to the network by using Citrix to connect to their office desktop computer (if available) or by using Citrix alone. All Employees should have access to the office PC using a SecurID device. It is the responsibility of every Employee to test their ability to connect to the network from home using Citrix on a regular basis.

This section describes the steps an Employee must take to log in to the network and access the software and/or files necessary to maintain productivity during a BCP Event. There are three necessary things to log in from home: (1) a computer, (2) a high speed connection to the Internet (dial-up is not acceptable) and (3) a SecurID fob provided by Rothschild Inc.’s IT Department.

Appendix 18 – Business Continuity Plan

The first step is to open an Internet browser and go to the following website: http://www.rothinc.info/

Choose “Citrix Connection” for non-Rothschild computers. For Rothschild laptops, choose “VPN Connection”.

It asks for a username and password, which is the same as the username and password used on your computer at the office. It also asks for the SecurID PASSCODE, which is your four digit code plus the code from the RSA key (i.e., a total of 10 numbers will be entered in this space). If you have RSA on the BlackBerry, it is simply the 8 digit code.

If your desktop computer is available, choose “Remote Desktop Connection - RAM”. Otherwise, choose “Ram Desktop 2” or “Ram DR Desktop 2.” Remote Desktop Connection is generally a preferred and faster connection but does not provide the ability to print at home. In order to choose the Remote Desktop Connection - RAM, your office computer must be turned on, there must be electrical power in the building and you must know the “name” of your computer (see list of computer names below).

Appendix 18 – Business Continuity Plan

Appendix 18 – Business Continuity Plan

If you choose Remote Desktop Connection, this will connect you to your local machine. You will be working on your machine, with all of the applications that you normally have available.

Hint:  If you select the options button above you can set your screen to max. This will make sure user environment take up the whole screen.

Ensure the computer name is yours. Once you click connect you should see the standard login screen below.

V. Trading Procedures

All traders must take the following measures to be prepared in case of a BCP Event.

1.	Each institutional trader should have all broker telephone numbers programmed into the trader’s cell phone.

2.

All traders will test working-from-home and communicate to the BCP Committee by using e-mail and telephone. Every trader should log on using Citrix at least once a month to ensure that the applications used in their daily workload are functioning properly; Charles River, Bloomberg, Factset, APL, employee trading approval, daily blotter, ITG’s TCA, Microsoft Outlook, Microsoft Excel, and Microsoft Word.

3.	Each trader should be familiar with the Carlstadt SunGard backup office facilities available to the Firm. Each trader should determine in advance how the trader will commute to this facility.

4.	Each trader should have a current list of telephone numbers for all Employees as well as all brokerage relationships in a safe and accessible place at home.

5.	Each trader should have a copy of the current Rothschild Inc. Restricted List at home.

Appendix 18 – Business Continuity Plan

The following business continuity procedures apply to the Trading Department in the case of a BCP Event:

1.

In a BCP Event, the Head Trader (or his designee) will take ownership of all orders, when appropriate, and delegate, via e-mail or telephone, which orders will be worked by each trader. This will reduce the risk of orders being duplicated. If the traders are unable to communicate with each other, it should be assumed that Head Trader (or his designee) will take ownership of and work all orders.

2.	With respect to wrap account trading, Bill Bertolino will be responsible for all wrap account trade executions during a BCP Event, with Christina Lauro acting as his backup.

3.

If the Firm’s offices are not available and the market is open, the BCP Committee will determine whether the Head Trader (or his designee) should login from home or report to the SunGard backup office facility. All other traders will attempt to log in from home.

4.	If the Firm’s offices are evacuated midday and the market is open, the Head Trader (or his designee) must determine whether all trades should be cancelled.

5.	Traders will use cell phones to cancel any day orders.

6.	If the market is closed, the traders should be proactive in communicating with the trader’s supervisor to receive further instructions.

VI. Business Continuity Facilities

1. Telecommunications

RAM Tele-Conference Services.  During a BCP Event, the BCP Committee may host a conference call for all Employees so that instructions and information can be shared. At that time, protocols may also be established for conference calls between each investment team, using the same codes as described above (for example, SC/SMC team will meet at 10:00 and LC and Balanced team at 11:00). Investment team leaders will act as the host for such calls.

The Firm has an account with Arkadin tele-conferencing services. Call the following number 1-888-407-5642 and enter the call ID code (50366069# for participants) to connect to the conference call. A member of the BCP Committee or their designee will enter the host code (46992448#) to initiate the call.

New York Office.  The New York office utilizes the Rothschild standard Mitel Voice over IP (VoIP) system. The Mitel Call Director servers are run as virtual machines. The primary server is housed in the primary data center at 111 8th Avenue in New York City. This facility has an Uninterruptible Power Supply (UPS) system and generators to provide continuous operation. The secondary server is hosted by RGTS in its data center at 1221 Avenue of Americas. This data center system is equipped with an UPS that maintains power on average up to four hours. Depending on the usage load on the system, the actual duration of the UPS will

Appendix 18 – Business Continuity Plan

vary. The secondary server is automatically updated with changes made to the primary. Configuration back-ups of all Mitel servers are made daily to a central storage facility in London. Telephone service access is provided via an on-site primary rate interface (PRI) link to RGTS. In the event of the loss of the primary server, office telephone sets automatically fail over to secondary server.

However, in the event of any long-term loss of access to office facilities or Mitel systems, it would be expected that employees would use cell phones for day-to-day, ordinary communication. In addition, the New York office should ensure it has printed copies of the BCP documentation and phone lists.

Systems and Data

All of the Firm’s systems have been designed to provide near continuous service in a wide number of adverse circumstances including damage to office facilities, no access to offices, or loss of one data center or a major system server. This is accomplished through redundant computer networks (Internet, Wide and Metropolitan Area) designed to minimize downtime caused by a single point of failure. Network redundancy includes back-up network equipment and lines, and replication of data between servers in secure data centers featuring redundant power sources and air-conditioning. In addition to disk replication between data centers, data is protected by tape backups stored with Iron Mountain.

2. SunGard Alternate Office Facilities

Rothschild has contracted with SunGard Availability Services (“SunGard”) to provide up to 19 contingency work spaces with phones, PCs and internet connectivity during a BCP Event. Five of the 15 work spaces are assigned to the Firm. Rothschild’s primary SunGard alternative office facility is located at Carlstadt CRL-777 Data Center: 777 Central Boulevard, Carlstadt, New Jersey. In addition to the Carlstadt site, the Firm may also choose from among other alternative office facilities (each, a “SunGard Site”). Depending on the nature of a BCP Event, the Firm and Rothschild Inc. may use two different SunGard sites.

Whenever practicable, the BCP Committee will notify and coordinate with the IT Department if the Firm intends to use a SunGard Site. The IT Department or a member of the BCP Committee must call SunGard’s disaster declaration line (866) 722-1313 to declare a “disaster” in order to activate a SunGard Site for use. A declaration fee is incurred whenever a disaster is declared and a SunGard Site is activated. Once activated, Rothschild will incur daily usage charges until the SunGard Site is deactivated.

The BCP Committee must notify SunGard and the IT Department which Employees will be reporting to the SunGard Site (please see the discussion in “BCP Response Teams” above). Generally, the order of priorities for use of the SunGard Site is (i) portfolio management, (ii) trading and (iii) settlement. Employees reporting to the SunGard Site must present a government issued ID in order to gain entry.

Staff working at this facility will access the Firm’s systems using remote access as described in Section IV above. Office extensions can be rerouted to the desk phones at the

Appendix 18 – Business Continuity Plan

SunGard Site. Printer, facsimile, and photocopier access is provided at the SunGard Site. A conference room is available upon request. On-site lockers can be rented at additional cost where supplies specific to the Firm can be stored. Rothschild will have access to the SunGard Site for six weeks plus “extended use” which means that as long as no other clients need the space Rothschild has been occupying, Rothschild would be able to exceed the 6-week limit. No other clients will be sharing this space once it is assigned to Rothschild during a test or actual BCP Event.

VII. Important Contacts

All contacts and important business relationships will be notified to the extent necessary and kept updated on the BCP Event and how that will affect the Firm’s day to day operations and business relationships. Below is a list of important contacts. Next to each document is the person responsible for keeping these contacts updated.

•	Employee Contact Information (Administrative Support)
•	Client and Consultant Contacts (Marketing Department)
•	Custodian Contacts (Operations Department)
•	Trading Contacts / Approved Broker List (Head Trader)
•	Software Contacts (Chief Operating Officer)

Appendix 19 – Rule 22c-2 Procedures

Rothschild Asset Management Inc.

Rule 22c-2 Procedures

Amended August 2015

In order to monitor for potential short-term trading and market timing from transactions through direct, intermediary and omnibus channels, the Firm has adopted the following procedures in accordance with Rule 22c-2 of the Investment Company Act of 1940, as amended.

Rule 22c-2 Procedures

Annual 22c-2 Risk Assessment

The Firm will perform a market timing risk assessment at least annually and provide a written report of their analysis to the Mutual Fund’s Chief Compliance Officer. This analysis will consider, among other things, the risks raised by the distribution channels utilized, the size of the accounts maintained by intermediaries, the level of trading by such intermediaries, the nature and extent of the intermediaries procedures to prevent and detect market timing and frequent trading, and the other market timing procedures designed to deter market timing, including the use of a redemption fee.

The Firm’s Chief Compliance Officer and Chief Operating Officer must be promptly notified of and approve any proposed agreements with intermediaries, such as broker-dealers, that hold shares on behalf of other Mutual Fund investors in “omnibus accounts”. The Chief Compliance Officer and the Chief Operating Officer will review such special agreements with intermediaries to ensure that the agreements allow the Firm access to information about transactions in these accounts to enable the Firm to enforce the Firm’s restrictions against market timing and similar abusive transactions.

Reviewing New Account Reports and Unusual Trading Patterns

The Operations Department will review new account reports provided by the Mutual Fund’s Transfer Agent to ensure that all intermediaries have entered into an information sharing agreement with respect to the underlying holders. The Operations Department is ultimately responsible for obtaining agreements from new intermediaries or for instructing the transfer agent to reject purchases from such intermediaries. The Operations Department shall evaluate the risk associated with each such new account, such as the lack of an information sharing agreement.

The Operations Department is responsible for periodically monitoring shareholder transactions for unusual trading patterns that may indicate the existence of frequent trading abuses, such as frequent and abnormally large inflows or outflows that are disruptive to the fund. When the Operations Department identifies a suspicious trading pattern, the Operations Department shall either request the intermediary to investigate the activity or may perform their own investigation utilizing the authorizations provided by the shareholder information agreements. The results of such investigations shall be documented and reported to the Mutual Fund’s chief compliance officer.

Appendix 19 – Rule 22c-2 Procedures

Nothing in this procedure shall prevent the Firm from making periodic requests for information from one or more intermediaries and/or requesting intermediaries to demonstrate or document whether the intermediary is, in fact, enforcing trading restrictions or imposing redemption fees on behalf of the Mutual Fund.

The Firm shall retain records and correspondence related to investigations of unusual trading patterns in accordance with its recordkeeping policies. Any customer information shall be subject to the protections provided by the Firm’s privacy policy.

***

Appendix 20 – Rule 17a-7 Procedures

Rothschild Asset Management Inc.

Procedures under Rule 17a-7

Amended August 2015

The Firm does not engage in the purchase and sale of securities between any Mutual Fund and any account which the Firm or any affiliate of the Firm also advises or manages, including another Mutual Fund (“Affiliated Transaction”). If in the future the Firm engages in an Affiliated Transaction, the transaction must be made pursuant to the following procedures.

Purchase and Sale Transactions

1.	The transaction shall be a purchase or sale, for no consideration other than cash payment against prompt delivery of a security for which market quotations are readily available;

2.	The transaction shall be effected at the “current market price” (as defined below) of the securities in question;

3.

The transaction shall be consistent with this policy and, if the affiliate account in question is also a registered investment company, its policy, in each case as recited in the Mutual Fund’s or such other registered investment company’s registration statement and reports filed under the Investment Company Act;

4.	No brokerage commission, fee (except for customary transfer fees), or other remuneration shall be paid in connection with the transaction; and

5.	Each transaction, along with the following information listed below, will be reviewed and approved on a quarterly basis by the Chief Compliance Officer:

(a)	a description of the securities purchased or sold;

(b)	the identity of the person on the other side of the transaction;

(c)	the terms and date of the purchase or sale transaction;

(d)	a statement as to why the transaction was consistent with this policy; and

(e)	a description of the method used by the Firm to determine the “current market price” for the securities in question.

Current Market Price

For the purpose of these procedures, the “current market price” shall be:

1.

If the security is an “NMS Stock” as that term is defined in rule 600 of the Regulation NMS, the last sale price with respect to such security reported in the consolidated transaction reporting system “consolidated system”) or the average of the highest current independent bid and lowest independent offer for such security (reported pursuant to rule 602 of Regulation NMS) if there are no reported transactions in the consolidated system that day; or

Appendix 20 – Rule 17a-7 Procedures

2.

If the security is not a reported security, and the principal market for such security is an exchange, then the last sale price on such exchange or the average of the highest current independent bid and lowest current independent offer on such exchange if there are no reported transactions on that day; or

3.

If the security is not a reported security and is quoted in the NASDAQ System, then the average of the highest current independent bid and lowest current independent offer reported on Level 1 of NASDAQ; or

4.	For all other securities, the average of the highest current independent bid and lowest current independent offer determined on the basis of reasonable inquiry.

***

Appendix 21 – Rule 10f-3 Procedures

Rothschild Asset Management Inc.

Rule 10f-3 Procedures

Adopted December 2014

The Firm has adopted the following procedures to govern the purchase of securities for any Mutual Funds in an underwriting in which any affiliated person of that Mutual Fund or any affiliated person of such person is an underwriter (an “Affiliated Underwriter”). The Firm maintains a list of Affiliated Underwriters with respect to any Mutual Funds managed by the Firm.

All purchases of securities subject to these procedures shall satisfy the following conditions:

1.

The securities to be purchased must be: (i) part of an issue offered to the public and registered under the Securities Act of 1933, as amended (the “1933 Act”); (ii) “municipal securities” as such term is defined in Section 3(a)(29) of the Securities Exchange Act of 1934, as amended (the “1934 Act”); (iii) securities sold in an “Eligible Foreign Offering” as such term is defined in Rule 10f-3(a)(2) of the 1940 Act; and (iv) securities sold in an “Eligible Rule 144A Offering” as such term is defined under Rule 144A of the 1933 Act and as further defined under Rule 10f-3(a)(4) of the 1940 Act.

2.

The securities must be purchased at not more than the public offering price and prior to the end of the first full business day after the issue is first offered to the public, except if the securities are being offered for subscription upon the exercise of rights, the day of purchase must be on or before the fourth day preceding the day on which the rights offered terminates.

3.	The securities must be part of an issue offered in a firm commitment underwriting (except as to securities purchased pursuant to a rights offering).

4.

The underwriting spread must be reasonable and fair compared to underwriting of similar securities during a comparable period of time. In determining which securities are similar, the Firm shall consider yield, rating, degree of subordination, term of maturity, coupon, sector or industry and anticipated market acceptability. The comparison shall be made against at least three similar issues during the three-month period preceding the date of purchase. If there were fewer than three underwritten offerings of similar securities during that period, the Firm shall extend the period of comparison by not more than one year until at least three such offerings are identified. In the absence of at least three comparable offerings as specified above, the purchase may be made only with the approval of a majority of the independent trustees of the Mutual Fund, which may be given by means of a telephone conference. A record of such approval shall be maintained by the Trust.

5.

In the case of securities other than “municipal securities”, the issuer of the securities to be purchased shall have been in continuous operation for not less than three years, including the operations of any predecessors.

Appendix 21 – Rule 10f-3 Procedures

6.

In the case of “municipal securities,” such securities shall be sufficiently liquid such that they can be sold at or near their carrying value within a reasonably short period of time and either (i) are subject to no greater than moderate credit risk; or (ii) if the issuer of the municipal securities, or the entity supplying the revenues or other payments from which the issue is to be paid, has been in continuous operation for less than three years, including the operation of any predecessors, the securities are subject to a minimal or low amount of credit risk.

7.

Liquidity and credit risk determinations shall be made by the portfolio manager of the Mutual Fund at the time of purchase and ratified on a quarterly basis by the Board of Trustees of the Mutual Fund. Liquidity will be evaluated in conjunction with the Firm’s liquidity procedures as provided in the “Mutual Fund Portfolio Liquidity” subsection of Section II of this Manual. Credit risk may be evaluated after consulting various ratings, reports, analyses, opinions and other assessments provided by third-parties, including nationally recognized statistical rating organizations (“NRSROs”). However, a single third-party source (such as an NRSRO) may not be the sole basis for a credit risk determination.

8.

With the exception of securities offered through an Eligible Rule 144A Offering, the amount of securities of any class of such issue purchased by the series, together with the amount purchased by all other investment companies advised by the Firm, shall not exceed 25% percent of the principal amount of the offering.

9.

With respect to securities offered through an Eligible Rule 144A Offering, the amount of securities of any class of such issue purchased by the series, together with all the amount purchased by all other investment companies advised by the Firm, shall not exceed the principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, as defined in Rule 144A(a)(1), plus the principal amount of the offering of such class in any concurrent public offering.

10.

The securities shall not be purchased directly or indirectly from an officer, director, member of an advisory board, the Firm, any sub-advisor to the Mutual Fund, or an employee of the Mutual Fund or from a person of which any such officer, director, member of an advisory board, the Firm, sub-advisor or employee is an affiliated person. For this purpose, a purchase from a syndicate manager shall not be deemed a purchase from a specific underwriter member: (i) so long as that underwriter does not benefit directly or indirectly from the transaction or (ii) (with respect to municipal securities) so long as such purchases are not designated as group sales or otherwise allocated to the accounts of persons whom this paragraph 9 prohibits purchases.

11.	If securities are purchased from a syndicate manager or co-manager, no Affiliated Underwriter of the Mutual shall benefit directly or indirectly from the transaction.

The Mutual Fund shall report all transactions subject to these procedures on its Form N-SAR for the period during which the transactions occurred, and a written record of each such

Appendix 21 – Rule 10f-3 Procedures

transaction, setting forth from whom the securities were acquired, the identity of the underwriting syndicate’s members, the terms of the transaction, and the information or materials upon which the board of trustees of the Mutual Fund determined that all purchases were made in compliance with these procedures, shall be attached thereto.

The Firm shall submit to the Board of Trustees of the Mutual Fund at each quarterly meeting of the Board the information set forth in the schedule attached hereto as Appendix A (the “Schedule”) for each transaction subject to these procedures effected during the preceding quarter and shall certify that each such transaction was effected in full compliance with the conditions set forth herein. The Board, including a majority of the Independent Trustees, will determine, on the basis of the information supplied by the Firm, whether the purchases effected during such quarterly period were made in compliance with these procedures.

The Mutual Fund shall maintain and preserve permanently in an easily accessible place a written copy of these procedures and all amendments hereto and shall maintain and preserve for a period of not less than six years from the end of each series’ fiscal year in which any transactions occurred, the first two years in an easily accessible place, a written record of each transaction, setting forth the following information:

1.	The name of the underwriter or dealer from whom the securities were purchased;
2.	The identity of the underwriting syndicate’s members;
3.	The terms of the transaction; and
4.	The information contained in the Schedule for each transaction referred to above.

Any of the information set forth above contained in the prospectus for the offering need not be separately recorded. However, in such case, the prospectus and the Schedule shall together be maintained as the required record.

Appendix 21 – Rule 10f-3 Procedures

Rule 10f-3 Compliance Form

Rothschild Asset Management Inc.

Form of Compliance with Section 10(f)

of the Investment Company Act

Series:

Security Description:

Seller:

Date of Purchase:

Date of Settlement (if different from Date of Purchase):

	YES	NO

The securities are either (i) part of a registered public offering; (ii) municipal securities; (iii) securities offered through an Eligible Foreign Offering; or (iv) securities offered through an Eligible Rule 144A Offering.

The securities to be purchased are either (i) purchased at not more than the offering price prior to the end of the first full business day after the issuance or (ii) offered for subscription upon the exercise of rights and were purchased on or before the fourth day preceding the day on which such rights expire.

The securities are offered in a firm commitment underwriting.

Underwriter’s commission, spread or profit is reasonable and fair compared to similar securities sold during a comparable period of time.

The securities either (i) are not municipal securities and the issuer has been in continuous operation for at least three years or (ii) are municipal securities that are sufficiently liquid such that they can be sold at or near their carrying value within a reasonably short period of time, and the securities are either (i) subject to no greater than moderate credit risk; or (ii) if the issuer, or the entity supplying the revenues or other payments from which the issue is to be paid, has been in operation less than three years, the securities are subject to a minimal or low amount of credit risk.

The securities purchased (in aggregate for all investment companies advised by Firm or any sub-Firm) do not exceed 25% of the principal amount of the offering. (Except Rule 144A Offerings)

The Eligible Rule 144A Securities purchased (in aggregate for all investment companies advised by the Firm or any sub-Firm) do not exceed the principal amount of the offering sold by the underwriter plus the principal amount of any concurrent public offering.

The securities purchased (in aggregate for all investment companies advised by Firm or any sub-Firm) do not exceed 25% of the principal amount of the offering. (Except Rule 144A Offerings)

Appendix 21 – Rule 10f-3 Procedures

The securities are not being purchased directly from an affiliated person of the Trust (or other affiliate thereof) and if the seller is a syndicate manager, none of the foregoing will receive any credit, compensation, allocation, or other benefit from the transaction.

Date:

Adviser:

Signature:

Name:

Title:

Appendix 22 – Books and Procedures

Rothschild Asset Management Inc.

Books and Records

Policies and Procedures

Amended February 2015

Statement of Policy

Adequate recordkeeping is an important aspect of the compliance program of Rothschild Asset Management Inc. (the “Firm”). Rule 204-2 of the Investment Advisers Act of 1940, as amended (the “Advisers Act”) and Rule 31a-2 of the Investment Company Act of 1940, as amended (the “Investment Company Act”), requires the Firm to make and keep true, accurate and current books and records relating to the Firm’s business. All records of the Firm are subject at any time, to periodic, special, or other examinations by representatives of the Securities and Exchange Commission (the “SEC”).

The Firm has adopted these policies and procedures (this “Policy”) comply with Rule 204-2 of the Advisers Act. It is the responsibility of every Employee to act in furtherance of this Policy. Employees should direct any questions regarding the maintenance of books and records or this Policy to the Chief Compliance Officer. Failure to comply with this Policy may result in disciplinary action up to and including termination of employment.

Definitions

In general, the Firm must maintain two types of books and records, “Business Records” and “Client Records”.

•	Business Records – records relating to its advisory business; and

•	Client Records – records relating to its client relationships. Client Records include Custody, Investment Supervisory, and Proxy Voting Records (each as defined below).

¡	Custody Records – Since the Firm maintains “custody” of client securities or funds for certain client accounts, it must maintain certain records with respect to those accounts (“Custody Records”).

¡

Investment Supervisory Records – To the extent the Firm renders “investment supervisory services”[12] to certain client accounts, it must maintain additional records with respect to those accounts (“Investment Supervisory Records”).

[12]	A registered adviser provides an “investment supervisory service” to a client if the advisor gives continuous advice as to the investment of funds on the basis of the client’s individual needs.

Appendix 22 – Books and Procedures

¡	Proxy Voting Records – Since the Firm exercises proxy voting authority for certain client accounts, it must maintain certain records with respect to those accounts (“Proxy Voting Records”).

General Recordkeeping Requirements

A.	Business Records

The Advisers Act and the Investment Company Act requires the Firm to maintain Business Records relating to its financial and business matters. Business Records include:

•	journal or journals (including cash receipts and disbursement records) forming the basis of entries in any ledger;

•	ledgers reflecting asset, liability, reserve, capital, income and expense accounts;

•	all check books, bank statements, cancelled checks and cash reconciliations of the Firm;

•	all bills or statements, paid or unpaid, relating to the Firm’s business;

•	all trial balances, financial statements, and internal working papers relating to the Firm’s business;

•	partnership articles, membership agreements and other documents, including minute books, relating to the establishment and ongoing activities of the Firm’s business; and

•

copies of the Firm’s compliance policies and procedures that are in effect, or at any time within the past six years were in effect, and records documenting the Firm’s annual review of its compliance policies and procedures.

B.	Client Records

The Advisers Act and the Investment Company Act also requires the Firm to maintain Client Records relating to its advisory relationship with clients. Client Records include:

•	all written agreements between the Firm and any client;

•

trade tickets or other similar documents reflecting each order given by the Firm for the purchase or sale of any security, or any instruction received by the Firm from a client concerning the purchase, sale, receipt or delivery of a particular security (including any modification or cancellation of any such order or instruction), showing:

Appendix 22 – Books and Procedures

¡	the terms and conditions of the order, instruction, modification or cancellation;

¡	the person connected with the Firm who recommended the transaction to the client and the person who placed the order;

¡	the account for which the order was entered;

¡	the date of entry;

¡	the bank, broker or dealer by or through which the order was executed; and

¡	whether the order was entered based on discretionary power;

•	originals of all written communications received and copies of all written communications sent by the Firm, including all electronic messages such as e-mail and instant messages, relating to:

¡	any recommendation made or proposed to be made and any advice given or proposed to be given;

¡	any receipt, disbursement or delivery of funds or securities; or

¡	the placing or execution of any order to purchase or sell any security: provided, however:

(i)	that the Firm need not keep any unsolicited market letters and other similar communications of general public distribution not prepared by or for the Firm, and

(ii)

that, if the Firm sends any notice, circular or other advertisement offering any report, analysis, publication or other investment advisory service to more than ten (10) persons, the Firm need not keep a record of the names and addresses of the persons to whom it was sent, except that if such notice, circular or advertisement is distributed to persons named on any list, the Firm must retain with a copy of the notice, circular or advertisement a memorandum describing the list and the source thereof.

•	a list or record of all accounts in which the Firm is vested with any discretionary power, including powers of attorney and other evidence of discretionary power;

Appendix 22 – Books and Procedures

•

a copy of the Firm’s “Brochure” (i.e., Part 2A of the Firm’s Form ADV or the written document provided to clients in lieu of Part 2A of the Firm’s Form ADV) and any amendments given or sent to any client or prospective client, with the dates that the material was given, or offered to be given, to any client or prospective client (including a record of the annual delivery of the brochure by wrap-fee sponsors or third-party service providers to underlying clients);

•

copies of the disclosure documents delivered to clients by solicitors (e.g., persons engaged by the Firm to obtain new investment advisory clients) and all written acknowledgments of receipt of these documents;

•	copies of circulars or other publications that the Firm distributes to ten (10) or more persons (“Sales Literature”);

•

all accounts, books, internal working papers and any other records or documents that relate to the calculation of the performance or rate of return of any or all managed accounts or securities recommendations in any notice, circular, advertisement, newspaper article, investment letter, bulletin or other communication that the Firm circulates or distributes, directly or indirectly, to ten (10) or more persons; provided, however, that, with respect to the performance of managed accounts, the retention of all account statements, if they reflect all debits, credits, and other transactions in a client’s account for the period of the statement, and all worksheets necessary to demonstrate the calculation of the performance or rate of return of all managed accounts shall be deemed to satisfy the requirements of this paragraph (such records, “Performance Information Records”);

•	a copy of the Firm’s Code of Ethics (the “Code”) that is currently in effect, or at any time within the past six (6) years was in effect;

•	records of any violations of the Code, and any actions taken as result of the violations;

•	records of all written acknowledgments of Access Persons (note that all of the Firm’s employees are “Access Persons”) of their receipt of the Code and any amendments thereto;

•	records of each report (e.g., holdings reports, quarterly transactions reports or equivalent information) made by an Access Person pursuant to the Code;

•	records of the names of persons who are currently, or within the past six years were, Access Persons; and

Appendix 22 – Books and Procedures

•	a record of any decision, and the reasons supporting the decision, to approve the acquisition or sale of securities by Access Persons pursuant to the Code (e.g., pre-clearance forms).

C.	Custody Records

To the extent the Firm maintains “custody” of client securities or funds for certain client accounts, the following records must be maintained with respect to those accounts:

•	a journal or other record showing all purchases, sales, receipts and deliveries of securities and all other debits and credits to client accounts;

•	a separate ledger account for each client showing all purchases, sales, receipts and deliveries of securities, the date and price of each such purchase and sale, and all debits and credits;

•	copies of confirmations of all transactions effected by or for the account of any client;

•	to the extent applicable, a copy of any internal control report obtained or received pursuant to §275. 206(4)-2(a)(6)(ii) of the Advisers Act;

•

a memorandum describing the basis upon which the Firm has determined that the presumption that any related person is not operationally independent under § 275.206(4)- 2(d)(5) of the Advisers Act has been overcome; and

•	a record for each security in which any client has a position (including the name of the client, the amount and the location of the security).

D.	Investment Supervisory Records

Investment Supervisory Records include:

•	records showing separately for each client the securities purchased and sold, and the date, amount and price of each such purchase or sale; and

•	for each security in which any client has a current position, the client, the type of interest and the amount of the client’s current position.

E.	Proxy Voting Records

The Firm has entered into an agreement with Institutional Shareholder Services, Inc. (“ISS”) to provide the Firm with its analysis on proxies and to facilitate the electronic voting of proxies. For more information please see the Firm’s Proxy Voting Policies and Procedures. To the extent the Firm exercises proxy voting authority for certain client accounts, the Firm must maintain Proxy Voting Records for such accounts. Proxy Voting Records include:

Appendix 22 – Books and Procedures

•	copies of the Firm’s Proxy Voting Policies and Procedures, and any amendments thereto;

•

A copy of any document the Firm created that was material to making a decision how to vote proxies, or that memorializes that decision. (For votes that are inconsistent with the ISS’s proxy voting polices, the Firm’s reason/rationale for such an inconsistent vote is required to be briefly documented and maintained.);

•

A copy of each written client request for information on how the Firm voted such client’s proxies, and a copy of any written response to any (written or oral) client request for information on how the Firm voted its proxies;

•	A copy of each proxy statement that the Firm or ISS receives regarding client securities (the Firm may rely on third parties or EDGAR); and

•	A record of each vote that the Firm casts.

The Firm will maintain a record of items 1-3 above in its files. In accordance with its services contract with the Firm, ISS will maintain a record of items 4 and 5 above in its files.

Recordkeeping Retention Requirements

A.	Time Periods

•

Books and records must be maintained on a “current” basis. Whether particular books and records are current depends on the nature of the books and records. Primary records (e.g., invoices, logs, confirmations) must be maintained concurrently with the underlying transaction. Secondary records may be maintained as the needs of the Firm’s business require.

•

Generally, the required books and records must be maintained in an easily accessible place for a period of not less than six (6) years from the end of the fiscal year during which the last entry was made on such record, the most recent two (2) years in an appropriate office of the Firm.

•

Sales Literature and Performance Information Records must be maintained in an easily accessible place for a period of not less than six (6) years, the most recent two (2) years in an appropriate office of the Firm, from the end of the fiscal year during which the Firm published or otherwise disseminated the notice, publication or communication. In the case of Performance Information Records, the Firm must maintain records of information supporting each year or period shown in the advertised performance. As a result, the Firm must maintain records for the entire period of the advertised performance plus an additional six (6) years.

Appendix 22 – Books and Procedures

•

Corporate articles and agreements relating to the establishment of the Firm’s business and minute books of the Firm must be maintained in the principal office of the Firm and preserved until at least three (3) years after termination of the Firm.

B.	Electronic Format

The Firm may maintain and preserve its records on electronic storage media provided it maintains procedures to:

•	maintain and preserve the records (safeguarding against loss, alteration or destruction);

•	limit access to the records to properly authorized personnel and the SEC and its staff; and

•	reasonably ensure that reproduction of a non-electronic original is complete, true and legible when retrieved.

C.	Document Destruction Policy

The Firm, as necessary and appropriate, may periodically destroy records, including records related to any Mutual Funds advised by the Firm, that it is no longer required to retain under this policy or applicable law. Prior to such destruction, the person or persons responsible for the records’ retention will verify with their manager and the Chief Compliance Officer that the record or records are eligible for destruction.

Prior to a record’s destruction, including records related to any Mutual Funds advised by the Firm, the person or persons responsible for the record’s retention and the Firm’s Chief Compliance Officer must authorize the destruction of the record. This records destruction procedure will be suspended in the event the Firm’s management, including the Chief Compliance Officer, reasonably anticipates an SEC investigation or private arbitration or litigation.

***

Appendix 23 – Whistleblower Policies and Procedures

Rothschild Asset Management Inc.

Whistleblower Policies and Procedures

Adopted August 2015

Statement of Policy

Rothschild Asset Management Inc. (the “Firm”) strives to maintain an environment that encourages compliance with securities laws and the Firm’s policies and procedures as well as internal reporting possible violation thereof.

Any employee or Access Person of the Firm who believes that a possible violation of securities law or violation of the Firm’s policies and procedures, including without limitation, the Compliance Manual and Code of Ethics, and the Firm’s operating, trading and portfolio management policies and procedures (referred to herein as “Misconduct”) has occurred, is ongoing, or is about to occur, is encouraged to immediately report the Misconduct in accordance with these procedures. The Firm has established these procedures to govern the receipt of, response to, and documentation of such reports.

No Retaliatory Action

The Firm may not intimidate, threaten, coerce, discriminate against or take any retaliatory action against any employee or Access Person because of disclosure of Misconduct pursuant to these procedures.

Procedures

Making a Report

Any employee or Access Person who believes that possible Misconduct by one or more employees, Access Persons or other representatives of the Firm has occurred, is ongoing or is about to occur, is encouraged to immediately bring the concern to the attention of the Chief Compliance Officer and the Chief Executive Officer (each, a “Contact Person”). A report of possible Misconduct (each, a “Report”) may be made orally or in writing.

Addressing a Report

Upon receiving a Report, the Contact Persons will review the information and consider all appropriate actions to address the Report, which may include involving internal and outside counsel, accounting firms, governmental and regulatory authorities, law enforcement, other personnel and third parties. The Contact Persons will determine, in their discretion, whether or not it is appropriate to investigate the issues raised in the Report and, if so, the course of any investigation.

Documenting a Report

The Contact Persons will maintain a record of each Report and the actions taken by the Firm in response to the Report. Such documentation will be maintained in accordance with the Firm’s Books and Records Policies and Procedures.

Appendix 23 – Whistleblower Policies and Procedures

Misconduct Involving a Contact Person

If the Misconduct involves a Contact Person, a Report may be made solely to the Contact Person not involved in the Misconduct. The Contact Person who receives the Report will work with other senior management to address and document the Report. If the Misconduct involves both Contact Persons, a Report may be made to other members of the Firm’s Management Committee.

***

Appendix 24 – Trade Errors

Rothschild Asset Management Inc.

Trade Errors Policies and Procedures

Amended August 2015

Consistent with its fiduciary duties, Rothschild Asset Management Inc. (the “Firm”) must take the utmost care in making and implementing investment decisions for its client accounts. Accordingly, the Firm will seek to minimize the occurrence of trade errors and to ensure that trade orders are entered correctly. The Firm has established these policies and procedures (this “Policy”) to ensure that any trade error attributable to the Firm that occurs in a client account is resolved in a manner that avoids harm to the client.

Trade errors can occur in multiple forms, including without limitation (i) when a wrong order is executed or a correct order is not executed due to a mistake of fact, inaccurate portfolio manager instruction, trading, clerical or processing error or other similar reason, or (ii) when an order is not suitable or appropriate for the client because of investment restrictions or regulatory limitations, changed circumstances, inadvertent duplication or other similar reason. In general, a trade error has occurred if the trade that was placed or executed was not the intended trade, or if an intended trade fails to be placed or executed.

The Firm has established a Trade Errors Committee to determine the appropriate corrective action for an error. The Trade Errors Committee consists of the Chief Investment Officer, the Chief Operating Officer and the Chief Compliance Officer. After a complete investigation and evaluation of the circumstances surrounding a trade error, the Trade Errors Committee has the discretion to resolve a particular error in a manner other than as specified in these procedures. Any errors resulting from unique circumstances shall be resolved on a case-by-case basis. In each case, the error must be resolved in a manner consistent with the Firm’s fiduciary duties to the client.

Failure of an Employee to promptly and fully report and document a trade error may result in disciplinary action up to and including termination of employment.

Error Correction Procedures

Trade errors that are caused by the Firm13 shall be generally addressed in accordance with the following policies and procedures:

1.	As soon as practicable after a possible trade error is discovered:

a.

The employee(s) responsible for the error must consult with the Chief Investment Officer or the Chief Operating Officer to determine the appropriate corrective action for the error. For the sake of clarity, only the Chief Investment Officer or the Chief Operating Officer or their designee are permitted to determine the corrective action for a trade error; and

[13]

The Firm generally does not bear losses due to errors caused by third parties, including without limitation, brokers and custodians. However, the Firm will use its best efforts to ensure that trade errors caused by third parties are resolved in a manner that avoids harm to the client.

Appendix 24 – Trade Errors

b.	The error must be reported by email to the “NYC RAM Trade Errors” email group (see also “Error Documentation” below).

2.

If the Chief Investment Officer or the Chief Operating Officer determines that it is the appropriate corrective action, the Firm will reverse (i.e., “break” or “bust”) the erroneous trade. For errors in which a trade is allocated to the wrong account, the trade will be reallocated to the originally intended account at the price of the original trade.

3.	When an error results in a loss, the Firm will reimburse the affected client account for the loss associated with the error.

4.

When an error results in a gain, the affected client will retain the gain, even though this may put the client in a better position than would have been the case had the error not occurred. Notwithstanding the foregoing, with respect to wrap program accounts, the wrap program sponsor, rather than the Firm, will determine whether the wrap account client retains the gain from a trade error.

5.

Client generated commissions and soft dollars are client assets and may not be used to pay for a trade error. Similarly, the Firm may not establish reciprocal arrangements to encourage brokers to assume responsibility for trade error losses in exchange for future commissions.

Error Documentation

Following resolution of the error, the relevant Employees, the Chief Operating Officer and the Chief Compliance Officer must complete a Trade Error Report to document the error and the corrective action.

***

Identification of the CCO

Rothschild Asset Management Inc.

Identification of the Chief Compliance Officer

Name	Start Date	End Date
Judith MacDonald	July 1, 1996	January 1, 2010
Natasha Kassian	January 1, 2010	July 15, 2011
John Carroll	July 15, 2011	October 10, 2011
David Tang	October 10, 2011